10.83.1
MASTER LEASE AGREEMENT

BETWEEN

HEALTH CARE REIT, INC.

HCRI NEVADA PROPERTIES, INC.

HCRI KANSAS PROPERTIES, LLC

HCRI TEXAS PROPERTIES, LTD.

AND

EMERITUS CORPORATION

SEPTEMBER 30, 2004

SCHEDULE 1:	INITIAL RENT SCHEDULE

EXHIBIT A:	LEGAL DESCRIPTIONS

EXHIBIT B:	PERMITTED EXCEPTIONS

EXHIBIT C:	FACILITY INFORMATION

EXHIBIT D:	LANDLORD’S PERSONAL PROPERTY

EXHIBIT E:	DOCUMENTS TO BE DELIVERED

EXHIBIT F:	TENANT’S CERTIFICATE AND FACILITY FINANCIAL REPORTS

EXHIBIT G:	GOVERNMENT AUTHORIZATIONS TO BE OBTAINED; ZONING PERMITS

EXHIBIT H:	PENDING LITIGATION

EXHIBIT I:	LIST OF LEASES AND CONTRACTS

EXHIBIT J:	WIRE TRANSFER INSTRUCTIONS

EXHIBIT K:	FINANCIAL STATEMENTS

EXHIBIT L:	PAYMENT OF WORKING CAPITAL LOAN

EXHIBIT M:	CONTINGENT PAYMENT REQUEST

EXHIBIT N:	ANNUAL CAPITAL EXPENDITURE CERTIFICATE

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SECTIONPAGE

MASTER LEASE AGREEMENT

This Master Lease Agreement ("Lease") is made effective as of September 30, 2004 (the "Effective Date") between Health Care REIT, Inc., a corporation organized under the laws of the State of Delaware ("HCN" and a "Landlord" as further defined in §1.4 below), having its principal office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475, HCRI Nevada Properties, Inc., a corporation organized under the laws of the State of Nevada ("HCN-NV" and a "Landlord" as further defined in §1.4 below), having its principal office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475, HCRI Kansas Properties, LLC, a limited liability company organized under the laws of the State of Delaware ("HCN-KS" and a "Landlord" as further defined in §1.4 below), having its principal office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475, HCRI Texas Properties, Ltd., a limited partnership organized under the laws of the State of Texas ("HCN-TX" and a "Landlord" as further defined in §1.4 below), having its principal office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475, and Emeritus Corporation, a corporation organized under the laws of the State of Washington ("Tenant"), having its chief executive office located at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121.

R E C I T A L S

A.    As of the date hereof, Landlord acquired the Leased Property (defined below) and paid the initial Acquisition Payment (defined below) towards the purchase price for the Leased Property.

B.    Landlord desires to lease the Leased Property, as hereinafter defined, to Tenant and Tenant desires to lease the Leased Property from Landlord upon the terms set forth in this Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

ARTICLE 1: LEASED PROPERTY, TERM AND DEFINITIONS

1.1    Leased Property. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Property, subject, however, to the Permitted Exceptions and subject to the terms and conditions of this Lease.

1.2    Indivisible Lease. This Lease constitutes one indivisible lease of the entire Leased Property. The Leased Property constitutes one economic unit and the Base Rent and all other provisions have been negotiated and agreed to based on a lease of all of the Leased Property as a single, composite, inseparable transaction and would have been materially different had separate leases or a divisible lease been intended. Except as expressly provided herein for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Lease shall apply equally and uniformly to all the Leased Property as one unit and any Event of Default under this Lease is an Event of Default as to the entire Leased Property. The parties intend that the provisions of this Lease shall at all times be construed, interpreted and

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applied so as to carry out their mutual objective to create a single indivisible lease of all the Leased Property and, in particular but without limitation, that for purposes of any assumption, rejection or assignment of this Lease under the Bankruptcy Code, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Property covered hereby. The parties agree that the existence of more than one Landlord under this Lease does not affect the indivisible, non-severable nature of this Lease. The parties may amend this Lease from time to time to include one or more additional Facility Properties as part of the Leased Property and such future addition to the Leased Property shall not in any way change the indivisible and non-severable nature of this Lease and all of the foregoing provisions shall continue to apply in full force.

1.3    Term. The initial term ("Initial Term") of this Lease commences at 12:00 a.m. October 1, 2004 and expires at 12:00 Midnight Eastern Time on the day before the 15th anniversary of the Commencement Date (the "Expiration Date"); provided, however, that [i] Tenant has an option to renew the Lease pursuant to Article 12 and [ii] that any addition to the Leased Property pursuant to amendment of this Lease shall extend the Initial Term so that the Initial Term shall expire on the day before the 15th anniversary of the Amendment Commencement Date as set forth in such amendment.

1.4    Definitions. Except as otherwise expressly provided, [i] the terms defined in this section have the meanings assigned to them in this section and include the plural as well as the singular; [ii] all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as of the time applicable; and [iii] the words "herein", "hereof", and "hereunder" and similar words refer to this Lease as a whole and not to any particular section.

"Acquisition Payment" means any payment by Landlord to acquire Leased Property.

"ADA" means the federal statute entitled Americans with Disabilities Act, 42 U.S.C. §12101, et seq.

"Additional Rent" has the meaning set forth in §2.3.

"Affiliate" means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Tenant or Guarantor. "Control" (and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity. "Affiliate" includes, without limitation, Guarantor. An Affiliate of Tenant and Guarantor shall specifically exclude [i] Saratoga Partners IV, L.P. ("Saratoga"), [ii] Senior Healthcare Partners, LLC, [iii] Columbia Pacific Management, Inc., [iv] Holiday Retirement Corporation, [v] Alterra Healthcare Corporation, but only prior to the date of Tenant’s acquisition thereof, and [vi] any Affiliate of any of the entities listed in clauses [i] through [vi].

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"Affiliate Lease" means each lease now or hereafter made between Landlord or any Landlord Affiliate and Tenant or any Affiliate, as amended, modified, extended or renewed from time to time.

"Affiliate Tenant" means each Affiliate that is a tenant under an Affiliate Lease.

"Amendment Commencement Date" means the Amendment Effective Date if such date is the first day of a month, and if it is not, the first day of the first month following the Amendment Effective Date.

"Amendment Effective Date" means the Amendment Effective Date set forth in the introductory paragraph of an amendment to this Lease and thereafter all references in this Lease to Effective Date shall be deemed to mean the Amendment Effective Date with respect to the Facilities added to the Lease pursuant to the amendment.

"Annual Budget" means such entity’s projection of its financial statement for the next fiscal year (or the 12-month rolling forward period, if applicable), which shall include the balance sheet, statement of income, statement of cash flows, statement of shareholders’ equity and statement of capital expenditures for the applicable period.

"Annual Facility Budget" means Tenant’s projection of the Facility Financial Statement for the next fiscal year (or the 12-month rolling forward period, if applicable).

"Annual Financial Statements" means [i] for Tenant, an audited balance sheet, statement of income, and statement of cash flows for the most recent fiscal year on an individual facility and consolidated basis, [ii] for each Facility, an unaudited Facility Financial Statement for the most recent fiscal year and [iii] for the Individual Guarantor, a current unaudited personal financial statement.

"Annual Rent Increase" means the sum of [i] the product of the Investment Amount as of the Rent Adjustment Date times the applicable Increaser Rate, plus [ii] the Rent Shortfall, if any.

"Average Daily Census" means the number determined by dividing the total resident days for a Facility during a specific month by the actual number of days contained in that month.

"Bankruptcy Code" means the United States Bankruptcy Code set forth in 11 U.S.C. §101 et. seq., as amended from time to time.

"Base Price" means an amount equal to the greater of [i] Total Investment Amount; or [ii] the sum of [a] the Total Investment Amount and [b] 50% of the difference between the Fair Market Value at the time of the exercise of the Right of First Opportunity under Article 13 plus the Total Investment Amount.

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"Base Rent" has the meaning set forth in §2.1, as increased from time to time pursuant to §2.2.

"Business Day" means any day other than a Saturday, Sunday, or national holiday.

"Cash Flow Agreement" means that certain Agreement dated as of September 30, 2004 entered into between Tenant and Individual Guarantor with respect to the cash flow of the Facilities.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

"Closing" means the closing of the lease of the Leased Property to Tenant.

"Collateral" has the meaning set forth in §24.1.

"Commencement Date" means October 1, 2004, 12:00 a.m.

"Commitment" means the Amended and Restated Term Sheet for the Lease dated August 27, 2004 and the Project Approval Letter dated August 13, 2004.

"Contingent Payment" means any payment by Landlord pursuant to the terms of this Lease excluding Acquisition Payments.

"Contingent Payment Request" means Tenant’s written request for a Contingent Payment on the form attached as Exhibit M.

"Company" means Tenant.

"CPI" means the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. Cities Average, All Items, (1982-1984=100) published by the Bureau of Labor Statistics of the U.S. Department of Labor; provided that if compilation of the CPI in its present form and calculated on its present basis is discontinued or transferred to any other governmental department or bureau, then the index most nearly the same as the CPI published by the Bureau of Labor Statistics shall be used. If there is no such similar index, a substitute index which is then generally recognized as being similar to the CPI shall be used, such substitute index to be reasonably selected by Landlord.

"CPI Change" shall be determined by dividing [i] the most recently available CPI as of the applicable Rent Adjustment Date minus the CPI used to calculate the Increaser Rate for the preceding Rent Adjustment Date by [ii] the CPI used for the preceding Rent Adjustment Date. For the 2nd Lease Year, the Commencement Date shall serve as the preceding Rent Adjustment Date.

"Default Rent" has the meaning set forth in §8.6.

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"Disbursing Agreement" means any Disbursing Agreement between Landlord and Tenant setting forth the terms and conditions pursuant to which Landlord shall make Contingent Payments to Tenant for certain Project Improvements and any amendments thereto or substitutions and replacements therefor.

"Effective Date" means the date of this Lease.

"Environmental Laws" means all federal, state, and local laws, ordinances and policies the purpose of which is to protect human health and the environment, as amended from time to time, including, but not limited to, [i] CERCLA; [ii] the Resource Conservation and Recovery Act; [iii] the Hazardous Materials Transportation Act; [iv] the Clean Air Act; [v] Clean Water Act; [vi] the Toxic Substances Control Act; [vii] the Occupational Safety and Health Act; [viii] the Safe Drinking Water Act; and [ix] analogous state laws and regulations.

"Event of Default" has the meaning set forth in §8.1.

"Expiration Date" has the meaning set forth in §1.3.

"Facility" means each facility located on a portion of the Land, including the Facility Property associated with such Facility. References in this Lease to "the Facility" shall mean each Facility individually unless expressly stated otherwise.

"Facility Financial Statement" means a financial statement for each Facility which shall include the balance sheet, statement of income, statement of cash flows, statement of shareholders’ equity, occupancy census data (including payor mix), statement of capital expenditures and a comparison of the actual financial data versus the Annual Facility Budget for the applicable period.

"Facility Name" means the name under which a Facility has done business during the Term. The Facility Name in use by each Facility on the Effective Date is set forth on the attached Exhibit C.

"Facility Property" means the portion of the Land on which a Facility is located, the legal description of which is set forth beneath the applicable Facility Name on Exhibit A, the Improvements on such portion of the Land, the Related Rights with respect to such portion of the Land, and Landlord’s Personal Property with respect to such Facility.

"Facility State" means the State in which a respective Facility is located.

"Facility States" means, collectively, the States in which the Leased Property is located.

"Facility Uses" means the uses relating to the operation of a Facility as a facility of the type and operating the number of beds and units set forth on Exhibit C with respect to such Facility.

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"Fair Market Value" has the meaning set forth in §13.2.

"Financial Statements" means [i] the annual, quarterly and year to date financial statements of Tenant; and [ii] all operating statements for each Facility, that were submitted to Landlord prior to the Effective Date.

"Fixtures" means all permanently affixed equipment, machinery, fixtures and other items of real and/or personal property (excluding Landlord’s Personal Property), including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, built-in oxygen and vacuum systems, towers and other devices for the transmission of radio, television and other signals, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

"Government Authorizations" means all permits, licenses, approvals, consents, and authorizations required to comply with all Legal Requirements, including, but not limited to, [i] zoning permits, variances, exceptions, special use permits, conditional use permits, and consents; [ii] the permits, licenses, provider agreements and approvals required for licensure and operation of each Facility in accordance with its respective Facility Uses and, if applicable, certified as a provider under the federal Medicare and state Medicaid programs; [iii] environmental, ecological, coastal, wetlands, air, and water permits, licenses, and consents; [iv] curb cut, subdivision, land use, and planning permits, licenses, approvals and consents; [v] building, sign, fire, health, and safety permits, licenses, approvals, and consents; and [vi] architectural reviews, approvals, and consents required under restrictive covenants.

"Guarantor" means Subtenant and Individual Guarantor, individually and collectively.

"Guaranty" means each Unconditional and Continuing Lease Guaranty entered into by a Guarantor to guarantee payment and performance of the Obligor Group Obligations and any amendments thereto or substitutions or replacements therefore.

"Hazardous Materials" means any substance [i] the presence of which poses a hazard to the health or safety of persons on or about the Land, including, but not limited to, asbestos containing materials; [ii] which requires removal or remediation under any Environmental Law, including, without limitation, any substance which is toxic, explosive, flammable, radioactive, or otherwise hazardous; or [iii] which is regulated under or classified under any Environmental Law as hazardous or toxic, including, but not limited to, any substance within the meaning of "hazardous substance", "hazardous material", "hazardous waste", "toxic substance", "regulated substance", "solid waste", or "pollutant" as defined in any Environmental Law.

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"HCN" means Health Care REIT, Inc., a corporation organized under the laws of the State of Delaware.

"HCN-KS" means HCRI Kansas Properties, LLC, a limited liability company organized under the laws of the State of Delaware.

"HCN-NV" means HCRI Nevada Properties, Inc., a corporation organized under the laws of the State of Nevada.

"HCN-TX" means HCRI Texas Properties, Ltd., a limited partnership organized under the laws of the State of Texas.

"HIPDB" means the Healthcare Integrity and Protection Data Bank maintained by the Department of Health and Human Services.

"Impositions" has the meaning set forth in §3.2.

"Improvements" means all buildings, structures, Fixtures and other improvements of every kind on any portion of the Land, including, but not limited to, alleys, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures, now or hereafter situated upon any portion of the Land.

"Increaser Rate" means .40% for the 2nd, 3rd and 4th Lease Year and .30% for the 5th Lease Year and each Lease Year thereafter plus for each Lease Year the Rate Shortfall, if any.

"Individual Guarantor" means Daniel R. Baty.

"Initial Term" has the meaning set forth in §1.3.

"Investment Amount" is an aggregate concept and means the sum of the Landlord Payments outstanding at the applicable time.

"Land" means the real property described in Exhibit A attached hereto.

"Landlord" means HCN, HCN-KS, HCN-NV and HCN-TX, individually and collectively.

"Landlord Affiliate" means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Landlord. "Control" (and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity.

"Landlord Payment" means any Acquisition Payment or Contingent Payment. The first Landlord Payment is the Acquisition Payment made on the Effective Date.

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"Landlord’s Personal Property" means all Personal Property owned by Landlord on the Effective Date and located at the Facility, including, without limitation, all personal property listed on the attached Exhibit D, together with any and all replacements thereof, and all Personal Property that pursuant to the terms of this Lease becomes the property of Landlord during the Term.

"Lease" means this Master Lease Agreement, as amended from time to time.

"Lease Documents" means this Lease and all documents executed by Landlord and Tenant relating to this Lease or the Facility.

"Lease Payments" means the sum of the Base Rent payments (as increased from time to time) for the applicable period.

"Lease Year" means each consecutive period of 365 or 366 days throughout the Term. The first Lease Year commences on the Commencement Date and expires on the day before the first anniversary of the Commencement Date.

"Leased Property" means all of the Land, Improvements, Related Rights and Landlord’s Personal Property.

"Legal Requirements" means all laws, regulations, rules, orders, writs, injunctions, decrees, certificates, requirements, agreements, conditions of participation and standards of any federal, state, county, municipal or other governmental entity, administrative agency, insurance underwriting board, architectural control board, private third-party payor, accreditation organization, or any restrictive covenants applicable to the development, construction, condition and operation of the Facility by Tenant for the Facility Uses, including, but not limited to, [i] zoning, building, fire, health, safety, sign, and subdivision regulations and codes; [ii] certificate of need laws (if applicable); [iii] licensure to operate as each Facility in accordance with its respective Facility Uses; [iv] Medicare and Medicaid certification requirements (if applicable); [v] the ADA; [vi] any Environmental Laws; and [vii] requirements, conditions and standards for participation in third-party payor insurance programs (if applicable).

"Lender" is to be determined.

"Material Obligation" means [i] any indebtedness with respect to any critical care equipment and for all other equipment any indebtedness in excess of $250,000.00 at the Facility secured by a security interest in or a lien, deed of trust or mortgage on any of the Leased Property (or any part thereof, including any Personal Property) and any agreement relating thereto; [ii] any obligation or agreement that is material to the construction or operation of the Facility or that is material to Tenant’s business or financial condition and where a breach there under, if not cured within any applicable cure period, would have a material adverse affect on the financial condition of Tenant or the results of operations at the Facility; [iii] any unsecured indebtedness or lease of Tenant or Subtenant that has an outstanding principal balance or obligation of at least $1,000,000.00 and any agreement relating thereto; and [iv] any indebtedness or lease of Subtenant or of any other party that has been guaranteed by Subtenant,

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other than this Lease, that has an outstanding principal balance or obligation of at least $250,000.00.

"Net Operating Income" means the pre-tax net income of Tenant or Subtenant plus [i] the amount of the provision for depreciation and amortization; plus [ii] the amount of the provision for interest and lease payments, if any; plus [iii] the amount of the provision for Rent payments; plus [iv] the amount of the provision for management fees.

"Obligor Group Obligations" means all payment and performance obligations of Tenant and Guarantor to Landlord or any Landlord Affiliate, including, but not limited to, all obligations under this Lease, any loans extended to Tenant or Guarantor by Landlord or any Landlord Affiliate and all documents executed by Tenant or Guarantor in favor of Landlord or any Landlord Affiliate in connection with this Lease, any loan or any other obligation.

"Opportunity Notice" has the meaning set forth in §13.1.

"Organization State" means the State in which an entity is organized.

"Organizational Documents" means [i] for a corporation, its Articles of Incorporation certified by the Secretary of State of the Organization State, as amended to date, and its Bylaws certified by such entity, as amended to date; [ii] for a partnership, its Partnership Agreement certified by such entity, as amended to date, and the Partnership Certificate, certified by the appropriate authority (if applicable), as amended to date; and [iii] for a limited liability company, its Articles of Organization certified by the Secretary of State of the Organization State, as amended to date, and its Operating Agreement certified by such entity, as amended to date.

"Payment Date" means the date on which Landlord makes a Landlord Payment.

"Periodic Financial Statements" means [i] for Tenant, an unaudited balance sheet and statement of income for the most recent quarter; [ii] for the Facility, an unaudited Facility Financial Statement for the most recent month and [iii] for the Individual Guarantor, a current unaudited personal financial statement.

"Permitted Exceptions" means all easements, liens, encumbrances, restrictions, agreements and other title matters existing as of the Effective Date, including, without limitation, the exceptions to title set forth on Exhibit B attached hereto, and any sublease of any portion of the Leased Property made in complete accordance with Article 18.

"Permitted Liens" means [i] liens granted to Landlord; [ii] liens customarily incurred by Tenant or Subtenant in the ordinary course of business for items not delinquent, including mechanic’s liens and deposits and charges under worker’s compensation laws; [iii] liens for taxes and assessments not yet due and payable; [iv] any lien, charge, or encumbrance which is being contested in good faith pursuant to this Lease; [v] the Permitted Exceptions; and [vi] purchase money financing and capitalized equipment leases for the acquisition of personal property provided, however, that Landlord obtains a nondisturbance agreement from the purchase money lender or equipment lessor in form and substance as may be satisfactory to Landlord if the original cost of the equipment exceeds $250,000.00 per Facility.

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"Personal Property" means all machinery, equipment, furniture, furnishings, movable walls or partitions, computers (and all associated software), trade fixtures and other personal property (but excluding consumable inventory and supplies owned by Tenant) used in connection with the Leased Property, together with all replacements and alterations thereof and additions thereto, except items, if any, included within the definition of Fixtures or Improvements.

"Portfolio Cash Flow" has the meaning set forth in §15.7.1.

"Portfolio Coverage Ratio" has the meaning set forth in §15.7.1.

"Pro Forma Statement" means a financial forecast for the Facility for the next five-year period prepared in accordance with the standards for forecasts established by the American Institute of Certified Public Accountants.

"Project Improvements" means any addition to or major renovation of a Facility for which Contingent Payments are made by Landlord pursuant to Article 17.

"Qualified Capital Expenditures" means the expenditures capitalized on the books of Tenant or Subtenant for any of the following: replacement of furniture, fixtures and equipment, including refrigerators, ranges, major appliances, bathroom fixtures, doors (exterior and interior), central air conditioning and heating systems (including cooling towers, water chilling units, furnaces, boilers and fuel storage tanks) and replacement of siding; roof replacements, including replacements of gutters, downspouts, eaves and soffits; repairs and replacements of plumbing and sanitary systems; overhaul of elevator systems; repaving, resurfacing and sealcoating of sidewalks, parking lots and driveways; repainting of entire building exterior. Normal maintenance and repairs needed to maintain the quality and condition of the Facility in the market in which it operates, but excluding Alterations, shall also be treated as "Qualified Capital Expenditures" for purposes of this Lease.

"Rate Shortfall" means, as of the applicable Rent Adjustment Date, a cumulative percentage amount equal to the sum of .40% if for the 2nd, 3rd and 4th Lease Year there was no Annual Rent Increase and .30% for each Lease Year thereafter in which there was no Annual Rent Increase.

"Receivables" means [i] all of Tenant’s or Subtenant’s rights to receive payment for providing resident care and services at the Facility as set forth in any accounts, contract rights, and instruments, and [ii] those documents, chattel paper, inventory proceeds, provider agreements, participation agreements, ledger sheets, files, records, computer programs, tapes, and agreements relating to Tenant’s or Subtenant’s rights to receive payment for providing resident care services at the Facility.

"Related Rights" means all easements, rights (including bed operating rights) and appurtenances relating to the Land and the Improvements.

"Renewal Date" means the first day of the Renewal Term.

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"Renewal Fee" means a fee equal to 1% of the Investment Amount.

"Renewal Option" has the meaning set forth in §12.1.

"Renewal Term" has the meaning set forth in §12.1.

"Rent" means Base Rent, Additional Rent and Default Rent.

"Rent Adjustment Date" means each anniversary of the Commencement Date during the Term.

"Rent Schedule" means the schedule issued by Landlord to Tenant showing the Base Rent to be paid by Tenant pursuant to the terms of this Lease, as such schedule is amended from time to time by Landlord. The initial Rent Schedule is attached to this Lease as Schedule 1 or, after review and approval by Tenant, will be attached following Closing if the Rent Schedule cannot be determined until the day of Closing.

"Rent Shortfall" means the cumulative amount equal to the difference between the Base Rent payable for each Lease Year in which there was no Annual Rent Increase and the Base Rent that would have been payable if the Base Rent had been calculated based upon a rate of return to Landlord that increased by .40% for the 2nd, 3rd and 4th Lease Year and .30% for the 5th Lease Year and each Lease Year thereafter.

"Replacement Operator" has the meaning set forth in §15.9.1.

"Right of First Opportunity" has the meaning set forth in §13.

"Secured Party" has the meaning set forth in §24.1.

"Seller" means each person or entity that conveyed title to a Facility to Landlord.

"Subtenant" means ESC IV, L.P., a Washington limited partnership, dba in Texas as Texas ESC IV, L.P. Subtenant will be the licensed operator of the seven Facilities located in the State of Texas as shown on Exhibit C. References in this Lease to "Subtenant" shall mean Subtenant individually and shall relate to Subtenant’s respective Facilities unless expressly stated otherwise.

"Tenant" has the meaning set forth in the introductory paragraph of this Lease.

"Tenant’s Property" has the meaning set forth in §11.1.

"Term" means the Initial Term and the Renewal Term.

"Total Investment Amount" means the Investment Amount plus any Contingent Payment.

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"Working Capital Loan" means the indebtedness of Tenant payable to HCN in connection with the Amended and Restated Note in the original principal amount of $25,800,000.00 dated as of September 30, 2003, as amended, modified, extended, increased and renewed from time to time.

1.5    Landlord As Agent. With respect to its respective Facility, each HCN Landlord appoints HCN as the agent and lawful attorney-in-fact of such HCN Landlord to act for such HCN Landlord for all purposes and actions of Landlord under this Lease and the other Lease Documents. All notices, consents, waivers and all other documents and instruments executed by HCN pursuant to the Lease Documents from time to time and all other actions of HCN as Landlord under the Lease Documents shall be binding upon such Landlord. All Rent payable under this Lease shall be paid to HCN.

ARTICLE 2: RENT

2.1    Base Rent. Tenant shall pay Landlord base rent ("Base Rent") in advance in consecutive monthly installments payable on the first day of each month during the Term commencing on the Commencement Date. If the Effective Date is not the first day of a month, Tenant shall pay Landlord Base Rent on the Effective Date for the partial month, i.e., for the period commencing on the Effective Date and ending on the day before the Commencement Date. The Base Rent payable for the first Lease Year is as shown on the Rent Schedule, subject to adjustment pursuant to §2.2.2 if applicable. For the second and each subsequent Lease Year of the Initial Term, the Base Rent shall be paid in accordance with the most recent revised Rent Schedule provided by Landlord pursuant to §2.2, as applicable. The Base Rent for the Renewal Term will be determined in accordance with §12.2.

2.2    Base Rent Adjustments.

2.2.1    Annual Increase of Base Rent. Commencing on the first Rent Adjustment Date and on each Rent Adjustment Date thereafter, the monthly installment of Base Rent shall increase by an amount equal to 1/12th of the Annual Rent Increase; provided, however, that if the CPI Change as of the Rent Adjustment Date is 0% or less, there shall not be an Annual Rent Increase for such Lease Year and the Base Rent will be equal to the Base Rent payable for the prior Lease Year. As of each Rent Adjustment Date, Landlord shall calculate the Annual Rent Increase and shall deliver the revised Rent Schedule to Tenant no later than 30 days after the Rent Adjustment Date. Until the revised Rent Schedule is delivered to Tenant, Tenant shall pay the monthly Base Rent with the Annual Rent Increase calculated based upon an Increaser Rate of .40% for the 2nd, 3rd and 4th Lease Year and .30% for the 5th Lease Year and each Lease Year thereafter. After the revised Rent Schedule is delivered to Tenant, if the actual monthly Base Rent is more or less than the monthly Base Rent paid pursuant to the preceding sentence, the difference shall be added to or deducted from (as applicable) the monthly Base Rent payment made for the following month. Thereafter, Tenant shall make monthly Base Rent payments in accordance with the revised Rent Schedule.

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2.2.2    Additional Landlord Payments. If Landlord makes a Landlord Payment other than the initial Acquisition Payment, the Base Rent will be increased effective on the Payment Date based upon the applicable rate of return to Landlord as set forth in the then current Rent Schedule. Until Tenant receives a revised Rent Schedule from Landlord, Tenant shall for each month [i] continue to make installments of Base Rent according to the Rent Schedule in effect on the day before the Payment Date; and [ii] within 10 days following Landlord’s issuance of an invoice, pay the difference between the installment of Base Rent that Tenant paid to Landlord for such month and the installment of Base Rent actually due to Landlord for such month as a result of the Landlord Payment. On the first day of the month following receipt of the revised Rent Schedule, Tenant shall pay the monthly installment of Base Rent specified in the revised Rent Schedule.

2.3    Additional Rent.

2.3.1    Additional Rent. In addition to Base Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease including any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively the "Additional Rent").

2.4    Place of Payment of Rent. Tenant shall make all payments of Rent to Landlord by electronic wire transfer in accordance with the wiring instructions set forth in Exhibit J attached hereto, subject to change in accordance with other written instructions provided by Landlord from time to time.

2.5    Net Lease. This Lease shall be deemed and construed to be an "absolute net lease", and Tenant shall pay all Rent and other charges and expenses in connection with the Leased Property throughout the Term, without abatement, deduction, recoupment or set-off. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Rent.

2.6    No Termination, Abatement, Etc. Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms. Tenant shall not, without the consent of Landlord, modify, surrender or terminate the Lease, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off or recoupment against the Rent. Except as expressly provided in this Lease, the obligations of Landlord and Tenant shall not be affected by reason of [i] any damage to, or destruction of, the Leased Property or any part thereof from whatever cause or any Taking (as hereinafter defined) of the Leased Property or any part thereof; [ii] the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; [iii] any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; [iv] any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or [v] any other

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cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically provided in this Lease, Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law [a] to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or [b] entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default. Nothing in this §2.6 shall be construed to limit any right which Tenant may have to bring a separate action against Landlord for any claim which Tenant may have or allege to have against Landlord.

2.7    Transaction Fee. On the Effective Date, Tenant shall pay or cause to be paid a transaction fee to Landlord in an amount equal to 1% of the Investment Amount.

ARTICLE 3: IMPOSITIONS AND UTILITIES

3.1    Payment of Impositions. Tenant shall pay, as Additional Rent, all Impositions that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of said Leased Property, before any fine, penalty, interest, or cost is incurred; provided, however, Tenant may contest any Imposition in accordance with §3.7. Tenant shall deliver to Landlord [i] not more than five days after the due date of each Imposition, copies of the invoice for such Imposition and, except for Impositions being contested by Tenant in accordance with §3.7, the check delivered for payment thereof; and [ii] not more than 30 days after the due date of each Imposition, a copy of the official receipt evidencing such payment or other proof of payment satisfactory to Landlord. Tenant’s obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. Tenant shall be entitled to any refund due from any taxing authority if no Event of Default shall have occurred hereunder and be continuing and if Tenant shall have paid all Impositions due and payable as of the date of the refund. Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing. Any refunds retained by Landlord due to an Event of Default shall be applied as provided in §8.8. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant’s option and at Tenant’s sole cost and

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expense, protest, appeal or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant’s expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Tenant shall reimburse Landlord for all personal property taxes paid by Landlord within 30 days after receipt of billings accompanied by copies of a bill therefore and payments thereof which identify the personal property with respect to which such payments are made. Impositions imposed in respect to the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant as of the termination date, whether or not such Imposition is imposed before or after such termination, and Tenant’s obligation to pay its prorated share thereof shall survive such termination.

3.2    Definition of Impositions. "Impositions" means, collectively, [i] taxes (including, without limitation, all capital stock and franchise taxes of Landlord imposed by the Facility State or any governmental entity in the Facility State due to this lease transaction or Landlord’s ownership of the Leased Property and the income arising therefrom, or due to Landlord being considered as doing business in the Facility State because of Landlord’s ownership of the Leased Property or lease thereof to Tenant and in the event Landlord owns or leases property other than the Leased Property in the Facility State, Landlord agrees to allocate the foregoing on a pro-rata basis to the Leased Property), all real estate and personal property ad valorem, sales and use, business or occupation, single business, gross receipts, transaction privilege, rent or similar taxes; [ii] assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term); [iii] ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including, without limitation, license, permit, inspection, authorization and similar fees); [iv] all taxes imposed on Tenant’s operations of the Leased Property, including, without limitation, employee withholding taxes, income taxes and intangible taxes; [v] all taxes imposed by the Facility State or any governmental entity in the Facility State with respect to the conveyance of the Leased Property by Landlord to Tenant or Tenant’s designee, including, without limitation, conveyance taxes; and [vi] all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon [a] Landlord or Landlord’s interest in the Leased Property or any part thereof; [b] the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or [c] any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use by Tenant of the Leased Property or any part thereof. Tenant shall not, however, be required to pay any capital gains tax or any tax based on net income imposed on Landlord by any governmental entity other than the capital stock and franchise taxes described in clause [i] above.

3.3    Escrow of Impositions. Tenant shall deposit with Landlord on the first day of each month a sum equal to 1/12th of the Impositions assessed against the Leased Property for the preceding tax year for real estate taxes, which sums shall be used by Landlord toward payment of such Impositions. In addition, if an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord’s election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the Impositions assessed against the Leased Property for the

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preceding tax year other than for real estate taxes, which sums shall be used by Landlord toward payment of such Impositions. Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this section. The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant, the mortgagees, and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes.

3.4    Utilities. Tenant shall pay, as Additional Rent, all taxes, assessments, charges, deposits, and bills for utilities, including, without limitation, charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, and trash collection, which may be charged against the occupant of the Improvements during the Term. If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord’s election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the amount of the annual utility expenses for the preceding Lease Year, which sums shall be used by Landlord to pay such utilities. Tenant shall, on demand, pay to Landlord any additional amount needed to pay such utilities. Landlord’s receipt of such payments shall only be an accommodation to Tenant and the utility companies and shall not constitute rent or income to Landlord. Absent circumstances beyond Tenant’s reasonable control, Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability or damages to the utility systems and the Leased Property that may result from Tenant’s failure to maintain sufficient heat in the Improvements absent circumstances beyond Tenant’s reasonable control.

3.5    Discontinuance of Utilities. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance of utilities nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant’s obligations under this Lease.

3.6    Business Expenses. Tenant shall promptly pay all expenses and costs incurred in connection with the operation of the Facility on the Leased Property, including, without limitation, employee benefits, employee vacation and sick pay, consulting fees, and expenses for inventory and supplies.

3.7    Permitted Contests. Tenant, on its own or on Landlord’s behalf (or in Landlord’s name), but at Tenant’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that [i] in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; [ii] neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; [iii] in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; [iv] in the event that any such contest shall involve a sum of money or potential loss in excess of $50,000.00, Tenant shall deliver to Landlord and its counsel an opinion of Tenant’s counsel to

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the effect set forth in clauses [i], [ii] and [iii], to the extent applicable; [v] in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; [vi] in the case of an insurance requirement, the coverage required by Article 4 shall be maintained; and [vii] if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or insurance requirement. Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

ARTICLE 4: INSURANCE

4.1    Property Insurance. At Tenant’s expense, Tenant shall maintain in full force and effect a property insurance policy or policies insuring the Leased Property against the following:

(a)    Loss or damage commonly covered by a "Special Form" or "All Risk" policy insuring against physical loss or damage to the Improvements and Personal Property, including, but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if the Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The policy shall be in the amount of the full replacement value (as defined in §4.5) of the Improvements and Personal Property and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The policy shall include a stipulated value endorsement or agreed amount endorsement and endorsements for contingent liability for operations of building laws, demolition costs, and increased cost of construction.

(b)    If applicable, loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord.

(c)    Consequential loss of rents and income coverage insuring against all "All Risk" or "Special Form" risk of physical loss or damage with limits and deductible amounts acceptable to Landlord covering risk of loss during the first nine months of reconstruction, and containing an endorsement for extended period of indemnity of at least 90 days, and shall be written with a stipulated amount of coverage if available at a reasonable premium.

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(d)    If the Leased Property is located, in whole or in part, in a federally designated 100-year flood plain area, flood insurance for the Improvements in an amount equal to the lesser of [i] the full replacement value of the Improvements; or [ii] the maximum amount of insurance available for the Improvements under all federal and private flood insurance programs.

(e)    Loss or damage caused by the breakage of plate glass in commercially reasonable amounts acceptable to Landlord.

(f)    Loss or damage commonly covered by blanket crime insurance, including employee dishonesty, loss of money orders or paper currency, depositor’s forgery, and loss of property of patients accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to Landlord.

4.2    Liability Insurance. At Tenant’s expense, Tenant shall maintain liability insurance against the following:

(a)    Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for incidental malpractice, contractual, personal injury, owner’s protective liability, voluntary medical payments, products and completed operations, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury, property damage, and voluntary medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.

(b)    Claims for personal injury and property damage commonly covered by comprehensive automobile liability insurance, covering all owned and non-owned automobiles, with commercially reasonable amounts for bodily injury, property damage, and for automobile medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.

(c)    Claims for personal injury commonly covered by medical malpractice insurance in commercially reasonable amounts acceptable to Landlord.

(d)    Claims commonly covered by worker’s compensation insurance for all persons employed by Tenant on the Leased Property. Such worker’s compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

4.3    Builder’s Risk Insurance. In connection with any construction, Tenant shall maintain in full force and effect a builder’s completed value risk policy ("Builder’s Risk Policy") of insurance in a nonreporting form insuring against all "All Risk" or "Special Form" risk of physical loss or damage to the Improvements, including, but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The Builder’s Risk Policy shall include

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endorsements providing coverage for building materials and supplies and temporary premises. The Builder’s Risk Policy shall be in the amount of the full replacement value of the Improvements and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The Builder’s Risk Policy shall include an endorsement permitting initial occupancy.

4.4    Insurance Requirements. The following provisions shall apply to all insurance coverages required hereunder:

(a)    The form and substance of all policies shall be subject to the approval of Landlord, which approval will not be unreasonably withheld.

(b)    The carriers of all policies shall have a Best’s Rating of "A" or better and a Best’s Financial Category of XII or higher and shall be authorized to do insurance business in the Facility State.

(c)    Tenant shall be the "named insured" and Landlord shall be an "additional insured" on each policy.

(d)    Tenant shall deliver to Landlord certificates or policies showing the required coverages and endorsements. The policies of insurance shall provide that the policy may not be canceled or not renewed, and no material change or reduction in coverage may be made, without at least 30 days’ prior written notice to Landlord.

(e)    The policies shall contain a severability of interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant or Landlord will not invalidate the coverage of the other party, and provide that Landlord shall not be responsible for payment of premiums.

(f)    All loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear.

(g)    At least 30 days prior to the expiration of each insurance policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor and a current Certificate of Compliance (in the form delivered at the time of Closing) completed and signed by Tenant’s insurance agent.

4.5    Replacement Value. The term "full replacement value" means the actual replacement cost thereof from time to time, including increased cost of construction endorsement, with no reductions or deductions. Tenant shall, in connection with each annual policy renewal, deliver to Landlord a redetermination of the full replacement value by the insurer or an endorsement indicating that the Leased Property is insured for its full replacement value. If Tenant makes any Permitted Alterations (as hereinafter defined) to the Leased Property, Landlord may have such full replacement value redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement value was last determined.

4.6    Blanket Policy. Notwithstanding anything to the contrary contained in this Article 4, Tenant may carry the insurance required by this Article under a blanket policy of

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insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease.

4.7    No Separate Insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance, by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies.

4.8    Waiver of Subrogation. Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies. Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.

4.9    Mortgages. The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof: [i] Tenant shall obtain a standard form of lender’s loss payable clause insuring the interest of the mortgagee; [ii] Tenant shall deliver evidence of insurance to such mortgagee; [iii] loss adjustment shall require the consent of the mortgagee; and [iv] Tenant shall provide such other information and documents as may be required by the mortgagee.

4.10    Escrows. After an Event of Default occurs hereunder, Tenant shall make such periodic payments of insurance premiums in accordance with Landlord’s requirements after receipt of notice thereof from Landlord.

ARTICLE 5: INDEMNITY

5.1    Tenant’s Indemnification. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors or assigns of Landlord, and Landlord’s and such successor’s and assign’s directors, officers, employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation,

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reasonable attorneys’ fees, court costs, and the costs set forth in §8.7) incurred in connection with or arising from: [i] the use or occupancy of the Leased Property by Tenant or any persons claiming under Tenant; [ii] any activity, work, or thing done, or permitted or suffered by Tenant in or about the Leased Property; [iii] any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; [iv] any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind, including, without limitation, any failure to comply with any applicable requirements under the ADA; [v] any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property; [vi] any construction, alterations, changes or demolition of the Facility performed by or contracted for by Tenant or its employees, agents or contractors; and [vii] any obligations, costs or expenses arising under any Permitted Exceptions. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant’s expense with counsel reasonably satisfactory to Landlord. All amounts payable to Landlord under this section shall be payable on written demand and any such amounts which are not paid within 10 days after demand therefor by Landlord shall bear interest at Landlord’s rate of return as provided in the Commitment. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Tenant shall use its commercially reasonable efforts to defend such action, suit or proceeding. Nothing in this §5.1 shall be construed as requiring Tenant to indemnify Landlord, its agents or employees with respect to Landlord’s or its agents’ or employees’ own gross negligence or willful misconduct.

5.1.1    Notice of Claim. Landlord shall notify Tenant in writing of any claim or action brought against Landlord in which indemnity may be sought against Tenant pursuant to this section. Such notice shall be given in sufficient time to allow Tenant to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of Tenant under this section unless the failure to give such notice precludes or materially adversely affects Tenant’s defense of any such action.

5.1.2    Survival of Covenants. The covenants of Tenant contained in this section shall remain in full force and effect after the termination of this Lease until the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by Landlord relating to the enforcement of the provisions herein specified.

5.1.3    Reimbursement of Expenses. Unless prohibited by law, Tenant hereby agrees to pay to Landlord all of the reasonable fees, charges and reasonable out-of-pocket expenses related to the Facility and required hereby, or incurred by Landlord in enforcing the provisions of this Lease.

5.2    Environmental Indemnity; Audits. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors to Landlord’s interest in this Lease, and Landlord’s

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and such successors’ directors, officers, employees and agents from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and reasonable consultants’ and attorneys’ fees) incurred by Landlord or any other indemnitee or assessed against any portion of the Leased Property by virtue of any claim or lien by any governmental or quasi-governmental unit, body, or agency, or any third party, for cleanup costs or other costs pursuant to any Environmental Law. Tenant’s indemnity shall survive the termination of this Lease. Provided, however, Tenant shall have no indemnity obligation with respect to [i] Hazardous Materials first introduced to the Leased Property subsequent to the date that Tenant’s occupancy of the Leased Property shall have fully terminated; or [ii] Hazardous Materials introduced to the Leased Property by Landlord, its agent, employees, successors or assigns. If at any time during the Term of this Lease any governmental authority notifies Landlord or Tenant of a violation of any Environmental Law or Landlord reasonably believes that a Facility may violate any Environmental Law, Landlord may require one or more environmental audits of such portion of the Leased Property, in such form, scope and substance as specified by Landlord, at Tenant’s expense. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing any environmental audit, including, without limitation, reasonable attorneys’ fees and costs.

5.3    Limitation of Landlord’s Liability. Landlord, its agents, and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant’s business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from the Leased Property or into the Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from any other cause beyond Landlord’s control. Nothing in this §5.3 shall be construed as relieving Landlord or its agents or employees from any liability arising directly out of Landlord’s or its agents’ or employees’ own gross negligence or willful misconduct.

ARTICLE 6: USE AND ACCEPTANCE OF PREMISES

6.1    Use of Leased Property. Tenant shall use and occupy the Leased Property exclusively for the Facility Uses specified for each Facility and for all lawful and licensed ancillary uses, including the operation of an Alzheimer’s Memory Loss Unit, provided Tenant complies with all applicable Legal Requirements material to permit the foregoing, and for no other purpose without the prior written consent of Landlord. Tenant or Subtenant, as the case may be, shall obtain and maintain all approvals, licenses, and consents needed to use and operate the Leased Property as herein permitted. Landlord agrees that in the event Tenant or Subtenant, as the case may be, has not obtained a license to operate the Facility on the Effective Date, Tenant and Subtenant shall be in compliance with this section provided (i) Tenant and/or Subtenant have entered into contractual arrangements with the current licenseholder and/or manager of the Facility, including a sublease and/or a management agreement (the "Interim

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Agreements"), which contractual arrangements are in compliance with all Legal Requirements material thereto authorizing Tenant, Subtenant or licenseholder, as applicable, to operate and manager to manage the Facility; and (ii) Tenant or Subtenant proceeds in a diligent manner to obtain a license to operate the Facility. Tenant shall deliver (or cause to be delivered) to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant or Subtenant by any governmental agency within 10 Business Days after Tenant’s or Subtenant’s receipt of each item.

6.2    Acceptance of Leased Property. Tenant acknowledges that [i] Tenant and its agents have had an opportunity to inspect the Leased Property; [ii] Tenant has found the Leased Property fit for Tenant’s use; [iii] Landlord will deliver the Leased Property to Tenant in "as-is" condition; [iv] Landlord is not obligated to make any improvements or repairs to the Leased Property; and [v] the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, elevator, utility, plumbing, and other portions of the Leased Property are in good working order. Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

6.3    Conditions of Use and Occupancy. Tenant agrees that during the Term it shall use and keep the Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extrahazardous on account of fire or otherwise; keep the Leased Property in such repair and condition as may be required by the Board of Health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased Property at all reasonable times upon prior notice (except in the case of an emergency where no prior notice shall be required) to examine the condition thereof. Landlord shall have the right to have an annual inspection of the Leased Property performed and Tenant shall pay an inspection fee of the lesser of $1,500.00 per Facility or Landlord’s reasonable out-of-pocket expenses within 30 days after receipt of Landlord’s invoice.

ARTICLE 7: MAINTENANCE AND MECHANICS’ LIENS

7.1    Maintenance. Tenant shall maintain, repair, and replace the Leased Property, including, without limitation, all structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, HVAC systems, equipment, parking areas, sidewalks, water, sewer and gas connections, pipes and mains. Tenant shall pay, as Additional Rent, the full cost of maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall at all times maintain, operate and

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otherwise manage the Leased Property on a basis and in a manner consistent with the standards currently maintained by Tenant at the Leased Property. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work or the property to be repaired shall be replaced. Tenant will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any parts thereof for the Facility Uses. Tenant shall permit Landlord to inspect the Leased Property at all reasonable times and on reasonable advance notice, and if Landlord has a reasonable basis to believe that there are maintenance problem areas and gives Tenant written notice thereof setting forth its concerns in reasonable detail, Tenant shall deliver to Landlord a plan of correction within 10 Business Days after receipt of the notice. Tenant shall diligently pursue correction of all problem areas within 60 days after receipt of the notice or such longer period as may be necessary for reasons beyond its reasonable control such as shortage of materials or delays in securing necessary permits, but not caused by lack of diligence by Tenant, and, upon expiration of the 60-day period, shall deliver evidence of completion to Landlord or an interim report evidencing Tenant’s diligent progress towards completion and, at the end of the next 60-day period, evidence of satisfactory completion. Upon completion, Landlord shall have the right to re-inspect the Facility and Tenant shall pay a re-inspection fee of $750.00 per Facility plus Landlord’s reasonable out-of-pocket expenses within 30 days after receipt of Landlord’s invoice. At each inspection of the Leased Property by Landlord, the Facility employee in charge of maintenance shall be available to tour the Facility with Landlord and answer questions.

7.2    Required Alterations. Tenant shall, at Tenant’s sole cost and expense, make any additions, changes, improvements or alterations to the Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to maintain licensure or certification under the Medicare and Medicaid programs (if so certified), whether such changes are required by Tenant’s use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatsoever. All such additions, changes, improvements or alterations shall be deemed to be Permitted Alterations and shall comply with all laws requiring such alterations and with the provisions of §16.4.

7.3    Mechanic’s Liens. Tenant shall have no authority to permit or create a mechanic’s lien or construction lien against Landlord’s interest in the Leased Property, and Tenant shall post notices or file such documents as may be required to protect Landlord’s interest in the Leased Property against such liens. Tenant shall notify any and all contractors of this provision of the Lease prior to entering into any contracts for improvements. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanic’s liens or construction liens against the Leased Property by reason of work, labor, services or materials supplied or claimed to have been supplied on or to the Leased Property. Subject to Tenant’s right to contest the same in accordance with the terms of this Lease, Tenant shall remove, bond-off, or otherwise obtain the release of any mechanic’s lien or construction lien filed against the Leased Property within 15 days after notice of the filing thereof. Tenant shall pay all expenses in connection therewith, including, without limitation, damages, interest, court costs and reasonable attorneys’ fees.

7.4    Replacements of Fixtures and Landlord’s Personal Property. Tenant shall not remove Fixtures and Landlord’s Personal Property from the Leased Property except to

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replace the Fixtures and Landlord’s Personal Property with other similar items of equal quality and value. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of Landlord. Tenant shall execute, upon written request from Landlord, any and all documents reasonably necessary to evidence Landlord’s ownership of Landlord’s Personal Property and replacements therefor. Tenant may finance replacements for the Fixtures and Landlord’s Personal Property by equipment lease or by a security agreement and financing statement if, with respect to any financing of critical care equipment and with respect to any other Personal Property having a value per Facility in excess of $250,000.00, [i] Landlord has consented to the terms and conditions of the equipment lease or security agreement; and [ii] the equipment lessor or lender has entered into a nondisturbance agreement with Landlord upon terms and conditions reasonably acceptable to Landlord, including, without limitation, the following: [a] Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default under this Lease; [b] the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [c] Landlord shall have the right to assign its rights under the equipment lease, security agreement, or nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and nondisturbance agreement, including, without limitation, reasonable attorneys’ fees and costs.

ARTICLE 8: DEFAULTS AND REMEDIES

8.1    Events of Default. The occurrence of any one or more of the following shall be an event of default ("Event of Default") hereunder without any advance notice to Tenant unless specified herein:

(a)    Tenant fails to pay in full any installment of Base Rent, any Additional Rent or any other monetary obligation payable by Tenant under this Lease within 10 days after such payment is due.

(b)    Tenant, Subtenant or Guarantor (where applicable) fails to comply with any covenant set forth in Article 14, §§15.6, 15.7 or 15.8 of this Lease.

(c)    Tenant fails to observe and perform any other covenant, condition or agreement under this Lease to be performed by Tenant and [i] such failure continues for a period of 30 days after written notice thereof is given to Tenant by Landlord; or [ii] if, by reason of the nature of such default it cannot be remedied within 30 days, Tenant fails to proceed with diligence reasonably satisfactory to Landlord after receipt of the notice to cure the default or, in any event, fails to cure such default within 60 days after receipt of the notice. The foregoing notice and cure provisions do not apply to any Event of Default otherwise specifically described in any other subsection of §8.1.

(d)    Tenant or Subtenant abandons or vacates (except during a period of repair or reconstruction after damage, destruction or a Taking) any Facility Property or any material part thereof, ceases to operate any Facility, ceases to do business or ceases to exist for

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any reason for five or more days and Tenant or Subtenant has not implemented the necessary steps to cure.

(e)    [i] The filing by Tenant or Guarantor of a petition under the Bankruptcy Code or the commencement of a bankruptcy or similar proceeding by Tenant or Guarantor; [ii] the failure by Tenant or Guarantor, as applicable, within 60 days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against such party, or to lift or stay any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operation at the Leased Property; [iii] the entry of an order for relief under the Bankruptcy Code in respect of Tenant or Guarantor; [iv] any assignment by Tenant or Guarantor for the benefit of its creditors; [v] the entry by Tenant or Guarantor into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Tenant or Guarantor in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; [vii] appointment by final order, judgment, or decree of a court of competent jurisdiction of a receiver of the whole or any substantial part of the properties of Tenant or Guarantor (provided such receiver shall not have been removed or discharged within 60 days of the date of his qualification).

(f)    [i] Any receiver, administrator, custodian or other person takes possession or control of any of the Leased Property and continues in possession for 60 days; [ii] any writ against any of the Leased Property is not released within 60 days; [iii] any judgment is rendered or proceedings are instituted against the Leased Property, Tenant or Subtenant which adversely affect the Leased Property or any part thereof, which is not dismissed for 60 days (except as otherwise provided in this section); [iv] all or a substantial part of the assets of Tenant or Guarantor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors; [v] Tenant or Guarantor is enjoined, restrained, or in any way prevented by court order, or any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent Tenant or Guarantor from conducting all or a substantial part of its business or affairs; or [vi] except as otherwise permitted hereunder, a final notice of lien, levy or assessment is filed of record with respect to all or any part of the Leased Property or any property of Tenant or Subtenant located at the Leased Property and is not dismissed, discharged, or bonded-off within 30 days.

(g)    Any representation or warranty made by Tenant or Guarantor in this Lease or any other document executed in connection with this Lease, any guaranty of or other security for this Lease, or any report, certificate, application, financial statement or other instrument furnished by Tenant or Guarantor pursuant hereto or thereto shall prove to be false, misleading or incorrect in any material respect as of the date made.

(h)    [i] Tenant, Guarantor or any Affiliate defaults on any indebtedness or obligation to Landlord or any Landlord Affiliate, any Obligor Group Obligation or any agreement with Landlord or any Landlord Affiliate, including, without limitation, any lease with Landlord or any Landlord Affiliate, or [ii] the occurrence of a default under any Material Obligation and any applicable grace or cure period with respect to default under such indebtedness or obligation expires without such default having been cured. The foregoing

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provisions apply to all such indebtedness, obligations and agreements as they may be amended, modified, extended, or renewed from time to time.

(i)    Individual Guarantor dies, dissolves, terminates, is adjudicated incompetent, files a petition in bankruptcy, or is adjudicated insolvent under the Bankruptcy Code or any other insolvency law, or fails to comply with any covenant or requirement of such guarantor set forth in this Lease or in the guaranty of such guarantor, which is not cured within any applicable cure period and in the case of the death or incompetency of an individual guarantor only, Tenant fails with 30 days to deliver to Landlord a substitute guaranty or other collateral reasonably satisfactory to Landlord.

(j)    The license for the Facility or any other Government Authorization is canceled, suspended, reduced to provisional or temporary, or otherwise invalidated, or license revocation or decertification proceedings are commenced against Tenant or Subtenant and, in each instance, such action is not stayed pending appeal, or, as a result of the acts or omissions of Tenant or Subtenant, any reduction of more than 5% occurs in the number of licensed beds or units at the Facility, or an admissions ban is issued for the Facility and remains in effect for a period of more than 45 days.

8.2    Remedies. Upon the occurrence of an Event of Default under this Lease or any Lease Document, and at any time thereafter until Landlord waives the default in writing or acknowledges cure of the default in writing, at Landlord’s option, without declaration, notice of nonperformance, protest, notice of protest, notice of default, notice to quit or any other notice or demand of any kind (unless otherwise expressly stated in this Lease or required by law), Landlord may exercise any and all rights and remedies provided in this Lease or any Lease Document or otherwise provided under law or in equity, including, without limitation, any one or more of the following remedies:

(a)    Landlord may re-enter and take possession of the Leased Property or any portion thereof without terminating this Lease, and lease such Leased Property for the account of Tenant, holding Tenant liable for all costs of Landlord in reletting such Leased Property and for the difference in the amount received by such reletting and the amounts payable by Tenant under the Lease.

(b)    Landlord may terminate this Lease by written notice to Tenant, exclude Tenant from possession of such Leased Property and use commercially reasonable efforts to lease the Leased Property to others, holding Tenant liable for the difference in the amounts received from such reletting and the amounts payable by Tenant under this Lease.

(c)    Landlord may re-enter the Leased Property and have, repossess and enjoy the Leased Property as if this Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

(d)    Landlord may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other returns of Tenant insofar as they pertain to the Leased Property subject to Landlord’s obligation to

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maintain the confidentiality of any patient or employee information in accordance with the requirements of applicable State or federal law.

(e)    Landlord may accelerate all of the unpaid Rent hereunder based on the then current Rent Schedule and Tenant shall be liable for the present value of the aggregate Rent for the unexpired term of this Lease, discounted at an annual rate equal to the then-current U.S. Treasury Note rate for the closest comparable term, which amount shall become immediately due and payable.

(f)    Landlord may demand payment from Tenant of an amount equal to the Outstanding Straight Line Rent Receivable accrued by Landlord under this Lease as of the date that Tenant surrenders possession of the Leased Property ("Surrender Date"). As used herein, the "Outstanding Straight Line Rent Receivable" means [i] the amount of Base Rent that would have accrued under this Lease, up to the Surrender Date, if the Base Rent were calculated based upon the mathematical average of Landlord’s rate of return over the entire Initial Term after taking into account the Increaser Rate for each Lease Year of the entire Initial Term, minus [ii] the amount of Base Rent payable under this Lease, up to the Surrender Date, based upon the Rent Schedule, i.e., based upon the Increaser Rate imposed for each Lease Year up to the Surrender Date, as computed in accordance with generally accepted accounting principles.

(g)    Landlord may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable under this Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease.

(h)    With respect to the Collateral or any portion thereof and Secured Party’s security interest therein, Secured Party may exercise all of its rights as secured party under Article 9 of the Uniform Commercial Code. Secured Party may sell the Collateral by public or private sale upon five days notice to Tenant or Subtenant. Tenant and Subtenant agree that a commercially reasonable manner of disposition of the Collateral shall include, without limitation and at the option of Secured Party, a sale of the Collateral, in whole or in part, concurrently with the sale of the Leased Property.

(i)    Secured Party may obtain control over and collect the Receivables and apply the proceeds of the collections to satisfaction of the Obligor Group Obligations unless prohibited by law. For purposes of this §8.2(i), upon the occurrence and during the continuance of an Event of Default, Tenant and Subtenant appoint HCN or its designee as attorney for Tenant and Subtenant, respectively, with powers [i] to receive, to endorse, to sign and/or to deliver, in Tenant’s or Subtenant’s name or Secured Party’s name, any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, and to waive demand, presentment, notice of dishonor, protest, and any other notice with respect to any such instrument; [ii] to sign Tenant’s or Subtenant’s name on any invoice or bill of lading relating to any Receivable, drafts against account debtors, assignments and verifications of Receivables, and notices to account debtors; [iii] to send verifications of Receivables to any account debtor; and [iv] to do all other acts and things necessary to carry out this Lease. Absent gross negligence or willful misconduct of Secured Party, Secured Party shall not be liable for any omissions, commissions, errors of judgment, or mistakes in fact or law made in the exercise of any such

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powers. At Secured Party’s option, Tenant and Subtenant shall [i] provide Secured Party a full accounting of all amounts received on account of Receivables with such frequency and in such form as Secured Party may require, either with or without applying all collections on Receivables in payment of the Obligor Group Obligations or [ii] deliver to Secured Party on the day of receipt all such collections in the form received and duly endorsed by Tenant or Subtenant, as applicable. At Secured Party’s request, Tenant and Subtenant shall institute any action or enter into any settlement determined by Secured Party to be necessary to obtain recovery or redress from any account debtor in default of Receivables. Secured Party may give notice of its security interest in the Receivables to any or all account debtors with instructions to make all payments on Receivables directly to Secured Party, thereby terminating Tenant’s and Subtenant’s authority to collect Receivables. After terminating Tenant’s and Subtenant’s authority to enforce or collect Receivables, Secured Party shall have the right to take possession of any or all Receivables and records thereof and is hereby authorized to do so, and only Secured Party shall have the right to collect and enforce the Receivables. Prior to the occurrence and during the continuance of an Event of Default, at Tenant’s and Subtenant’s cost and expense, but on behalf of Secured Party and for Secured Party’s account, Tenant and Subtenant shall collect or otherwise enforce all amounts unpaid on Receivables and hold all such collections in trust for Secured Party, but Tenant and Subtenant may commingle such collections with Tenant’s and Subtenant’s own funds, until Tenant’s and Subtenant’s authority to do so has been terminated, which may be done only after an Event of Default. Notwithstanding any other provision hereof, Secured Party does not assume any of Tenant’s or Subtenant’s obligations under any Receivable, and Secured Party shall not be responsible in any way for the performance of any of the terms and conditions thereof by Tenant or Subtenant.

(j)    Without waiving any prior or subsequent Event of Default, Landlord may waive any Event of Default or, with or without waiving any Event of Default, remedy any default.

(k)    Landlord may terminate its obligation, if any, to disburse any Landlord Payment.

(l)    Landlord may enter and take possession of the Land or any portion thereof and any one or more Facilities without terminating this Lease and complete construction and renovation of the Improvements (or any part thereof) and perform the obligations of Tenant under the Lease Documents. Without limiting the generality of the foregoing and for the purposes aforesaid, upon the occurrence and during the continuance of an Event of Default, Tenant hereby appoints HCN its lawful attorney-in-fact with full power to do any of the following: [i] complete construction, renovation and equipping of the Improvements in the name of Tenant; [ii] use unadvanced funds remaining under the Investment Amount, or funds that may be reserved, escrowed, or set aside for any purposes hereunder at any time, or to advance funds in excess of the Investment Amount, to complete the Improvements; [iii] make changes in the plans and specifications that shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the plans and specifications; [iv] retain or employ new general contractors, subcontractors, architects, engineers, and inspectors as shall be required for said purposes; [v] pay, settle, or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Facility or security interest against fixtures or equipment, or as may be necessary or desirable for the completion of

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the construction and equipping of the Improvements or for the clearance of title; [vi] execute all applications and certificates, in the name of Tenant, that may be required in connection with any construction; [vii] do any and every act that Tenant might do in its own behalf, to prosecute and defend all actions or proceedings in connection with the Improvements; and [viii] to execute, deliver and file all applications and other documents and take any and all actions necessary to transfer the operations of the Facility to Secured Party or Secured Party’s designee. This power of attorney is a power coupled with an interest and cannot be revoked.

(m)    Landlord may apply, with or without notice to Tenant, for the appointment of a receiver ("Receiver") for Tenant or Tenant’s business or for the Leased Property; provided, however, in the case of an Event of Default which relates to less than all of the Leased Property, such Receiver’s power and authority shall be limited to the affected Facility. Unless prohibited by law, such appointment may be made either before or after termination of Tenant’s possession of the Leased Property, without notice, without regard to the solvency or insolvency of Tenant at the time of application for such Receiver and without regard to the then value of the Leased Property, and Secured Party may be appointed as Receiver. After the occurrence and during the continuance of an Event of Default, Landlord shall be entitled to appointment of a receiver as a matter of right and without the need to make any showing other than the existence of an Event of Default. The Receiver shall have the power to collect the rents, income, profits and Receivables of the Leased Property during the pendency of the receivership and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Leased Property during the whole of said proceeding. All sums of money received by the Receiver from such rents and income, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement thereof, shall be applied to the payment of the Rent or any other monetary obligation of Tenant under this Lease, including, without limitation, any losses or damages incurred by Landlord under this Lease. Tenant, if requested to do so, will consent to the appointment of any such Receiver as aforesaid.

(n)    Unless prohibited by law, Landlord may terminate any management agreement with respect to any of the Leased Property and shall have the right to retain one or more managers for the Leased Property at the expense of Tenant, such manager(s) to serve for such term and at such compensation as Landlord reasonably determines is necessary under the circumstances.

8.3    Right of Set-Off. Upon the occurrence and during the continuance of an Event of Default, Landlord may, and is hereby authorized by Tenant to, at any time and from time to time without advance notice to Tenant (any such notice being expressly waived by Tenant), set-off or recoup and apply any and all sums held by Landlord, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant hereunder and against any claims by Landlord against Tenant, whether or not such obligations or claims of Tenant are matured and whether or not Landlord has exercised any other remedies hereunder. The rights of Landlord under this section are in addition to any other rights and remedies Landlord may have against Tenant.

8.4    Performance of Tenant’s Covenants. Landlord may perform any obligation of Tenant which Tenant has failed to perform after expiration of any applicable cure

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period within five days after Landlord has sent a written notice to Tenant informing it of its specific failure. Tenant shall reimburse Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at Landlord’s rate of return as provided in the Commitment.

8.5    Late Payment Charge. Tenant acknowledges that any default in the payment of any installment of Rent payable hereunder will result in loss and additional expense to Landlord in servicing any indebtedness of Landlord secured by the Leased Property, handling such delinquent payments, and meeting its other financial obligations, and because such loss and additional expense is extremely difficult and impractical to ascertain, Tenant agrees that in the event any Rent payable to Landlord hereunder is not paid within 10 days after the due date, within 10 days of receipt of an invoice from Landlord, Tenant shall pay a late charge of 5% of the amount of the overdue payment as a reasonable estimate of such loss and expenses, unless applicable law requires a lesser charge, in which event the maximum rate permitted by such law may be charged by Landlord. The 10-day grace period set forth in this section shall not extend the time for payment of Rent or the period for curing any default beyond such 10-day grace period or constitute a waiver of such default following the expiration of such 10-day grace period.

8.6    Default Rent. At Landlord’s option at any time after the occurrence of an Event of Default and while such Event of Default remains uncured, the Base Rent payable under this Lease shall be increased to reflect Landlord’s rate of return of 18.5% per annum on the Investment Amount ("Default Rent"); provided, however, that if a court of competent jurisdiction determines that any other amounts payable under this Lease are deemed to be interest, the Default Rent shall be adjusted to ensure that the aggregate interest payable under this Lease does not accrue at a rate in excess of the maximum legal rate. Tenant shall not be required to pay interest on any installment of Rent during the 10-day grace period referenced in §8.5.

8.7    Attorneys’ Fees. Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or preserving Landlord’s rights under this Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including, without limitation, [i] the fees, expenses, and costs of any litigation, appellate, receivership, administrative, bankruptcy, insolvency or other similar proceeding; [ii] reasonable attorney, paralegal, consulting and witness fees and disbursements, whether in-house counsel or outside counsel; and [iii] the expenses, including, without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith. All such reasonable costs, expenses, charges and fees payable by Tenant shall be deemed to be Additional Rent under this Lease.

8.8    Escrows and Application of Payments. As security for the performance of the Obligor Group Obligations, Tenant hereby assigns to Landlord all its right, title, and interest in and to all monies escrowed with Landlord under this Lease and all deposits with utility companies, taxing authorities and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder until an Event of Default has occurred. Any payments received by Landlord under any provisions of this Lease during the existence or continuance of an Event

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of Default shall be applied to the Obligor Group Obligations in the order which Landlord may determine.

8.9    Remedies Cumulative. The remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity. The use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.

8.10    Waivers. Tenant waives [i] any notice required by statute or other law as a condition to bringing an action for possession of, or eviction from, any of the Leased Property, [ii] any right of re-entry or repossession, [iii] any right to a trial by jury in any action or proceeding arising out of or relating to this Lease, [iv] any objections, defenses, claims or rights with respect to the exercise by Landlord of any rights or remedies, [v] any right of redemption whether pursuant to statute, at law or in equity, [vi] all presentments, demands for performance, notices of nonperformance, protest, notices of protest, notices of dishonor, notices to quit and any other notice or demand of any kind (other than those specifically provided for in this Lease), and [vii] all notices of the existence, creation or incurring of any obligation or advance under this Lease before or after this date.

8.11    Obligations Under the Bankruptcy Code. Upon filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant, agree to pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Leased Property, an amount equal to all Rent due pursuant to this Lease. Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of the assumption and/or assignment of this Lease are the following: [i] the cure of any monetary defaults and reimbursement of pecuniary loss within not more than five Business Days of assumption and/or assignment; [ii] the deposit of an additional amount equal to not less than three months’ Base Rent, which amount is agreed to be a necessary and appropriate deposit to adequately assure the future performance under this Lease of the Tenant or its assignee; and [iii] the continued use of the Leased Property for the Facility Uses. Nothing herein shall be construed as an agreement by Landlord to any assignment of this Lease or a waiver of Landlord’s right to seek adequate assurance of future performance in addition to that set forth hereinabove in connection with any proposed assumption and/or assignment of this Lease.

8.12    California Remedies. In addition to the provisions set forth above and subject to §1951.2 of the California statutes, for each Facility located in the State of California, the following provisions shall apply and shall supersede any other provision of this Lease in violation of or limit the remedies available under the laws of or that would be contrary to the public policy of the State of California:

8.12.1    Remedies. On the occurrence of an Event of Default, Landlord may at any time thereafter and prior to the cure of such Event of Default, upon giving written notice to Tenant but without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of an Event of Default, do any of the following:

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(a)    Landlord may elect to continue the term of this Lease in full force and effect and not terminate Tenant’s right to possession of the Leased Property, in which event Landlord shall have the right to enforce any rights and remedies granted by this Lease or by law against Tenant, including, without limitation, the right to collect when due Rent and other sums payable hereunder. Landlord shall not be deemed to have elected to terminate this Lease unless Landlord gives Tenant written notice of such election to terminate. Landlord’s acts of maintenance or preservation of the Leased Property or efforts to relet the Leased Property shall not terminate this Lease.

(b)    Landlord may elect immediately upon written notice to Tenant to terminate this Lease at any time prior to Tenant’s cure of an Event of Default and in such event Landlord may, at Landlord’s option, declare this Lease and Tenant’s right to possession of the Leased Property terminated, reenter the Leased Property, remove Tenant’s Property therefrom and dispose of it in any manner whatsoever allowed by law at Tenant’s expense or store it for Tenant’s account and at Tenant’s risk and expense (but Landlord shall not be required to effect such removal), eject all persons from the Leased Property and recover damages from Tenant as hereinafter provided. Any such reentry shall be permitted by Tenant without hindrance. Landlord shall not thereby be liable in damages for such reentry or be guilty of trespass, forcible entry or unlawful detainer. If Landlord so terminates this Lease and Tenant’s right to possession, such termination shall cancel all Tenant’s options, if any, to extend or renew the term of this Lease.

(c)    Landlord may at its sole discretion elect to notify Subtenant (or assignee) of the Leased Property of the existence of an Event of Default by Tenant in writing and thereafter all Rent and other amounts due from Subtenant of the Leased Property shall be paid to Landlord and Landlord shall apply such Rent and other amounts in payment of the amounts due from Tenant under this Lease. The delivery of such notice to Subtenant and the collection of such Rent and other amounts by Landlord shall not terminate this Lease. Upon Tenant’s cure of the Event of Default and receipt by Landlord of all Rent and other amounts due from Tenant, Landlord shall notify Subtenant (or assignee) to make payments as provided in its sublease or lease.

8.12.2    Damages. In the event Landlord elects to terminate this Lease and Tenant’s right to possession in accordance with §8.12.1(b), or the same are terminated by operation of law due to an Event of Default, Landlord may recover as damages from Tenant the following:

(a)    The worth at the time of award of the unpaid Rent and other sums due hereunder which had been earned at the time of termination of the Lease;

(b)    The worth at the time of award of the amount by which the unpaid Rent and other sums due hereunder which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of such loss of Rent and other sums due that Tenant proves could have been reasonably avoided;

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(c)    The worth at the time of the award of the amount by which the unpaid Rent and other sums due hereunder for the balance of the term after the time of award exceeds the amount of the loss of such Rent and other sums that Tenant proves could be reasonably avoided;

(d)    Any other amount, including but not limited to reasonable attorneys’ fees and court costs, leasing commissions and all costs and expenses incurred by Landlord in reletting the Leased Property or preparing, altering or remodeling the Leased Property for such reletting. Landlord shall also recover any amount which is necessary to compensate Landlord for all detriment proximately caused by Tenant’s act of default or which in the ordinary course of things would be likely to result therefrom; and

(e)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The "worth at the time of award" of the amounts referred to in §8.12.2(a) and (b) above, is computed by allowing interest at the maximum legal rate of interest. The "worth at the time of award" of the amount referred to in §8.12.2(c) above, is computed by discounting such amount at the discount rate of Federal Reserve Bank of San Francisco at the time of award plus 1%.

8.13    Texas Remedies. In addition to the provisions set forth above (other than §8.12), for each Facility located in the State of Texas, the following provisions shall apply and shall supersede any other provision of this Lease in violation of or which limit the remedies available under the laws of or that would be contrary to the public policy of the State of Texas:

8.13.1    Remedies. The remedies specified in §8.12.1 as being applicable to Facilities located in the State of California shall also be applicable for each Facility located in the State of Texas.

8.13.2    Damages. In the event Landlord elects to terminate this Lease and Tenant’s right to possession in accordance with the terms of this Lease or the same are terminated by operation of law due to an Event of Default, such termination shall be without prejudice to any remedy available to Landlord under the laws of the State of Texas for collection of past due Rent, breach of contract, damages, or otherwise; nor shall the termination of this Lease be deemed in any manner to relieve Tenant from the obligation to pay the Rent and all other amounts due or to become due as provided in this Lease for and during the entire unexpired portion then remaining of the Term provided for herein, as such Rent and other amounts becomes due and payable. In the event of termination of this Lease, Landlord shall have the further right, but not the obligation (except to the extent required by applicable law), to relet the Leased Property upon such terms, conditions, and covenants as are deemed proper by Landlord for the account of Tenant, and in such event, Tenant shall pay to Landlord [i] all costs of recovering the Leased Property and reletting same, [ii] past due Rent and interest on same at the lesser of [x] the rate otherwise provided in this Lease, or [y] the maximum rate permissible under applicable law (such lesser rate is herein called the "Texas Default Rate"), and [iii] all reasonable costs of renovating and altering the Leased Property for a new tenant or tenants (including any

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brokerage fees incurred in connection therewith), and Landlord shall credit Tenant only for such amounts as are actually received from such reletting during the period that would have remained on the Term but for such termination. Alternatively, at the election of Landlord, Tenant covenants and agrees to pay as damages to Landlord, upon any such termination of this Lease by Landlord, such sum as at the time of such termination equals the amount of the excess, if any, of the sum of all the rentals which would have been due and payable hereunder to Landlord during the remainder of the full Term of this Lease (had Tenant kept and performed all agreements and covenants of Tenant set forth in this Lease) over and above the then present rental value of the Leased Property for said remainder of the then full current Term of this Lease, both discounted to present value at the rate of six percent per annum.

Landlord may change the door lock of the Leased Property upon an Event of Default. If Landlord so changes the door lock, Landlord will, in accordance with Texas law, place a written notice on Tenant’s Leased Property stating the name and address or telephone number of the individual or company from which the new key may be obtained. The new key will be provided only if Tenant pays all delinquent Rent. Landlord may lock out Tenant under such circumstances without being deemed in any manner guilty of conversion, trespass, eviction, or forcible entry, or detainer; without incurring any liability or any damage, claim, or cause of action resulting therefrom; and without relinquishing Landlord’s right to Rent or any other right given to Landlord under this Lease or by operation of law or equity.

Pursuit of any of the foregoing remedies by Landlord shall not preclude pursuit of any other remedies herein provided Landlord or any other remedies provided by law, nor shall pursuit of any of the other remedies herein provided constitute a forfeiture or waiver of any Rent due Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. Furthermore, in addition to any rights and remedies provided by law or in equity, Landlord is hereby entitled and Tenant shall pay all reasonable attorneys’ fees, court costs, and other expenses incurred by Landlord in collecting any Rent, enforcing any Event of Default, or with commencing an action of forcible detainer, bankruptcy, injunction, breach of contract, or any other form of litigation or similar proceeding against or involving Tenant in which Landlord prevails. Notwithstanding anything contained herein, whenever interest on past due Rent or other amounts due under this Lease are required to be paid, such interest shall never be calculated at a rate exceeding the Texas Default Rate.

8.14    Washington Remedies. Notwithstanding anything to the contrary contained in this Lease, as the same may from time to time be amended, Tenant’s obligations under, and Landlord’s rights and remedies pursuant to the terms of this Lease, as the same may from time to time be amended, with respect to the Ocean Shores Facility, shall be subject to any limitations imposed by any applicable law of the State of Washington, including any licensure laws and/or regulations promulgated by the State of Washington Department of Social and Health Services ("DSHS") such that Landlord’s rights and exercise of its remedies and Tenant’s obligations and required actions in furtherance of the same shall not result in a violation of [i] any applicable health care licenses, permits or other Government Authorization relating to the use of the Ocean Shores Facility for its Facility Uses or [ii] any administrative rule or regulation

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of DSHS or its successor organization relating to the use of the Ocean Shores Facility for its Facility Uses.

ARTICLE 9: DAMAGE AND DESTRUCTION

9.1    Notice of Casualty. If the Leased Property shall be destroyed, in whole or in part, or damaged by fire, flood, windstorm or other casualty in excess of $150,000.00 (a "Casualty"), Tenant shall give written notice thereof to Landlord within two Business Days after the occurrence of the Casualty. Within 15 days after the occurrence of the Casualty or as soon thereafter as such information is reasonably available to Tenant, Tenant shall provide the following information to Landlord: [i] the date of the Casualty; [ii] the nature of the Casualty; [iii] a description of the damage or destruction caused by the Casualty, including the type of Leased Property damaged and the area of the Improvements damaged; [iv] a preliminary estimate of the cost to repair, rebuild, restore or replace the Leased Property; [v] a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of the Leased Property; [vi] a description of the anticipated property insurance claim, including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date; and [vii] a description of the business interruption claim, including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date. Within five days after request from Landlord, Tenant will provide Landlord with copies of all correspondence to the insurer and any other information reasonably requested by Landlord.

9.2    Substantial Destruction.

9.2.1    If any Facility’s Improvements are substantially destroyed at any time other than during the final 18 months of the Initial Term or the Renewal Term, Tenant shall promptly rebuild and restore such Improvements in accordance with §9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration. The term "substantially destroyed" means any casualty resulting in the loss of use of 50% or more of the licensed beds at any one Facility.

9.2.2    If any Facility’s Improvements are substantially destroyed during the final 18 months of the Initial Term or the Renewal Term, Landlord may elect to terminate this Lease with respect to the entire Leased Property and retain the insurance proceeds unless Tenant exercises its option to renew as set forth in §9.2.3. If Landlord elects to terminate, Landlord shall give notice ("Termination Notice") of its election to terminate this Lease within 30 days after receipt of Tenant’s notice of the damage. If Tenant does not exercise its option to renew under §9.2.3 within 15 days after delivery of the Termination Notice, this Lease shall terminate on the 15th day after delivery of the Termination Notice. If this Lease is so terminated, Tenant shall be liable to Landlord for all Rent and all other obligations accrued under this Lease through the effective date of termination.

9.2.3    If any Facility’s Improvements are substantially destroyed during the final 18 months of the Initial Term or the Renewal Term and Landlord gives the Termination Notice, Tenant shall have the option to renew this Lease with respect to the entire Leased Property (but not any part thereof). Tenant shall give Landlord irrevocable notice of Tenant’s election to

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renew within 15 days after delivery of the Termination Notice. If Tenant elects to renew, the Renewal Term will be in effect for the balance of the Initial Term plus a 15-year period. The Renewal Term will commence on the third day following Landlord’s receipt of Tenant’s notice of renewal. All other terms of this Lease for the Renewal Term shall be in accordance with Article 12. The Improvements will be restored by Tenant in accordance with the provisions of this Article 9 regarding partial destruction.

9.3    Partial Destruction. If any Facility’s Improvements are not substantially destroyed, then Tenant shall comply with the provisions of §9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration.

9.4    Restoration. Subject to any limitations imposed by law with respect to the rebuilding of the Leased Premises, Tenant shall promptly repair, rebuild, or restore the damaged Leased Property, at Tenant’s expense, so as to make the Leased Property at least equal in value to the Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding with respect to any Casualty, Tenant will submit for Landlord’s approval, which approval Landlord will not unreasonably withhold or delay, plans and specifications meeting the requirements of §16.2 for such repairs or rebuilding. Promptly after receiving Landlord’s approval of the plans and specifications, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant’s reasonable control. Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including reasonable attorneys’ fees. Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Payments for deposits for the repairing or rebuilding or delivery of materials to the Facility will be made upon Landlord’s receipt of evidence satisfactory to Landlord that such payments are required in advance. With respect to any Casualty, prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord’s approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold 10% from each payment until the work is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such repairing or rebuilding. Upon the completion of rebuilding and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant. If required by law as a result of the nature or extent of the damage, Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the damaged Leased Property is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding free and clear of mechanic’s or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of insurance after such restoration will be Tenant’s property.

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9.5    Insufficient Proceeds. If the proceeds of any insurance settlement are not sufficient to pay the costs of Tenant’s repair, rebuilding or restoration under §9.4 in full, Tenant shall deposit with Landlord at Landlord’s option, and within 10 days of Landlord’s request, an amount sufficient in Landlord’s reasonable judgment to complete such repair, rebuilding or restoration or shall provide Landlord with evidence reasonably satisfactory to Landlord that Tenant has available the funds needed to complete such repair, rebuilding or restoration. Tenant shall not, by reason of the deposit or payment, be entitled to any reimbursement from Landlord or diminution in or postponement of the payment of the Rent.

9.6    Not Trust Funds. Notwithstanding anything herein or at law or equity to the contrary, none of the insurance proceeds paid to Landlord as herein provided shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 9. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the Leased Property from any casualty whatsoever, whether or not insurable or insured against.

9.7    Landlord’s Inspection. During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects and engineers may examine them at all reasonable times and on reasonable notice. If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant’s obligations to supply insurance, according to Article 4, will be applicable to any repairs or rebuilding under this section.

9.8    Landlord’s Costs. Tenant shall, within 30 days after receipt of an invoice from Landlord, pay the costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Lease, or for any services performed by Landlord’s attorneys in connection therewith.

9.9    No Rent Abatement. Rent will not abate pending the repairs or rebuilding of the Leased Property; provided, however, that credit will be given for any rental insurance proceeds received by Landlord.

ARTICLE 10: CONDEMNATION

10.1    Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right ("Taking"), any entire

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Facility Property is taken, or so much of any Facility Property is taken that the number of licensed beds/units at the Facility Property is reduced by more than 25% as a result of such Taking, then this Lease will end with respect to such Facility Property only on the earlier of the vesting of title to the Facility Property in the condemning authority or the taking of possession of the Facility Property by the condemning authority. Upon such termination, the Investment Amount shall be reduced by the actual net award for such Taking received by Landlord and Rent hereunder shall be reduced accordingly, unless there is only one Facility Property subject to this Lease in which case the Lease will terminate. The termination of this Lease as to one Facility Property due to a Taking is the result of circumstances beyond the control of Landlord and Tenant and the parties affirm that, except for such specific isolated situation, this Lease is intended to be a single indivisible lease. All damages awarded for such Taking under the power of eminent domain shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or the fee of the Facility Property; provided, however, nothing herein shall preclude Tenant from pursuing a separate award for the Taking of its Tenant’s Property (as defined below) or for relocation costs or expenses.

10.2    Partial Taking. If, after a Taking, so much of the Facility Property remains that the Facility Property can be used for substantially the same purposes for which it was used immediately before the Taking, then [i] this Lease will end as to the part taken on the earlier of the vesting of title to such Leased Property in the condemning authority or the taking of possession of such Leased Property by the condemning authority and the Rent will be adjusted accordingly; [ii] at its cost, Tenant shall restore so much of the Facility Property as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the Taking, using good workmanship and new, first-class materials; [iii] upon completion of the restoration, Landlord will pay Tenant the lesser of the net award made to Landlord on the account of the Taking (after deducting from the total award, reasonable attorneys’, appraisers’, and other fees and costs incurred in connection with the obtaining of the award and amounts paid to the holders of mortgages secured by the Facility Property), or Tenant’s actual out-of-pocket costs of restoring the Facility Property; and [iv] Landlord shall be entitled to the balance of the net award except to the extent specifically allocated to the value of Tenant’s Property or any relocation costs or expenses incurred by Tenant as a result of such Partial Taking. The restoration shall be completed in accordance with §§9.4, 9.5, 9.7, 9.8 and 9.9 with such provisions deemed to apply to condemnation instead of casualty.

10.3    Condemnation Proceeds Not Trust Funds. Notwithstanding anything in this Lease or at law or equity to the contrary, none of the condemnation award paid to Landlord shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 10. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment, or value, of the Leased Property from any Condemnation.

ARTICLE 11: TENANT’S PROPERTY

11.1    Tenant’s Property. Tenant shall have the right to install, place, and use on the Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to Landlord’s Personal Property as may be required or as Tenant may, from time to time, deem necessary or useful to operate the Leased Property for its permitted purposes. All fixtures, furniture, equipment, inventory, and other personal property installed, placed, or used

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on the Leased Property which is owned by Tenant or leased by Tenant from third parties is hereinafter referred to as "Tenant’s Property".

11.2    Requirements for Tenant’s Property. Tenant shall comply with all of the following requirements in connection with Tenant’s Property:

(a)    Tenant shall, at Tenant’s sole cost and expense, maintain, repair, and replace Tenant’s Property.

(b)    Tenant shall, at Tenant’s sole cost and expense, keep Tenant’s Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, earthquake, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than 90% of the then full replacement cost thereof. Tenant shall use the proceeds from any such policy for the repair and replacement of Tenant’s Property. The insurance shall meet the requirements of §4.3.

(c)    Tenant shall pay all taxes applicable to Tenant’s Property.

(d)    If Tenant’s Property is damaged or destroyed by fire or any other cause, Tenant shall have the right, but not the obligation, to repair or replace Tenant’s Property (unless the same is required for the operation of the Leased Property in compliance with applicable Legal Requirements, in which case Tenant shall be required to promptly repair or replace the same) unless Landlord elects to terminate this Lease pursuant to §9.2.2.

(e)    Unless an Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred, Tenant may remove Tenant’s Property from the Leased Property from time to time provided that [i] the items removed are not required to operate the Leased Property for the Facility Uses (unless such items are being replaced by Tenant); and [ii] Tenant repairs any damage to the Leased Property resulting from the removal of Tenant’s Property.

(f)    Tenant shall not, without the prior written consent of Landlord or as otherwise provided in this Lease, remove any Tenant’s Property or Leased Property. Tenant shall, at Landlord’s option, remove Tenant’s Property upon the termination or expiration of this Lease and shall repair any damage to the Leased Property resulting from the removal of Tenant’s Property. If Tenant fails to remove Tenant’s Property within 30 days after request by Landlord, then Tenant shall be deemed to have abandoned Tenant’s Property, Tenant’s Property shall become the property of Landlord, and Landlord may remove, store and dispose of Tenant’s Property. In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of Tenant’s Property and repairing any damage caused by such removal. Tenant’s obligations hereunder shall survive the termination or expiration of this Lease.

(g)    Tenant shall perform its obligations under any equipment lease or security agreement for Tenant’s Property. For equipment loans or leases for critical care equipment and for all other equipment having an original cost in excess of $250,000.00 per

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Facility, Tenant shall cause such equipment lessor or lender to enter into a nondisturbance agreement with Landlord upon terms and conditions acceptable to Landlord, including, without limitation, the following: [i] Landlord shall have the right (but not the obligation) to assume such equipment lease or security agreement upon the occurrence of an Event of Default by Tenant hereunder; [ii] such equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [iii] Landlord shall have the right to assign its interest in the equipment lease or security agreement and nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement and nondisturbance agreement, including, without limitation, reasonable attorneys’ fees and costs.

ARTICLE 12: RENEWAL OPTION

12.1    Renewal Option. Tenant has the option to renew ("Renewal Option") this Lease for one 15-year renewal term ("Renewal Term"). Tenant can exercise the Renewal Option only upon satisfaction of the following conditions:

(a)    There shall be no uncured Event of Default, or any event which with the passage of time or giving of notice would constitute an Event of Default, at the time Tenant exercises its Renewal Option nor on the date the Renewal Term is to commence.

(b)    Tenant shall give Landlord irrevocable written notice of renewal no later than the date which is [i] 90 days prior to the expiration date of the Initial Term; or [ii] 15 days after Landlord’s delivery of the Termination Notice as set forth in §9.2.3.

(c)    Tenant and each Affiliate Tenant shall concurrently give irrevocable notice of renewal for each Affiliate Lease.

(d)    Tenant shall pay all amounts, costs, expenses, charges, Rent and other items payable by Tenant to Landlord, including, but not limited to, enforcement costs as set forth in §8.7 and any unpaid cumulative Rent Shortfall, and the Renewal Fee to Landlord on the Renewal Date.

12.2    Effect of Renewal. The following terms and conditions will be applicable if Tenant renews the Lease:

(a)    Effective Date. Except as otherwise provided in §9.2.3, the effective date of the Renewal Term will be the first day after the expiration date of the Initial Term. The first day of the Renewal Term is also referred to as the Renewal Date.

(b)    Investment Amount. Effective as of the Renewal Date, a single Investment Amount will be computed by summing all Landlord Payments made to date.

(c)    Rent Adjustment. Effective as of the Renewal Date, Landlord shall calculate Base Rent for the Renewal Term based upon the applicable rate of return to Landlord as set forth in the Commitment and shall issue a new Rent Schedule reflecting the Base Rent adjustment. Until Tenant receives a revised Rent Schedule from Landlord, Tenant shall for

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each month [i] continue to make installments of Base Rent according to the Rent Schedule in effect on the day before the Renewal Date; and [ii] within 10 days following Landlord’s issuance of an invoice, pay the difference between the installment of Base Rent paid to Landlord for such month and the installment of Base Rent actually due for such month as a result of the renewal of the Lease.

(d)    Other Terms and Conditions. Except for the modifications set forth in this §12.2, all other terms and conditions of the Lease will remain the same for the Renewal Term.

ARTICLE 13: RIGHT OF FIRST OPPORTUNITY

13.1    Right of First Opportunity. In the event at any time during the Term either [i] Landlord elects to seek a purchaser of the Leased Property (the "Right of First Opportunity Event") or [ii] Landlord receives a bona fide offer from a third party (the "Offer") setting forth the terms and conditions upon which it proposes to purchase the Leased Property which it is interested in accepting, but in no event shall Landlord be obligated to accept (the "Right of First Refusal Event"), the following provisions shall apply:

(a)    In the event of the occurrence of the Right of First Opportunity Event, Landlord shall provide Tenant with written notice of its intent to sell the Leased Property and its proposed terms with respect thereto (the "Opportunity Notice"). Landlord and Tenant shall have a period of 30 days after Tenant’s receipt of the Opportunity Notice (the "Protected Period") to negotiate in good faith with respect to the terms and conditions under which such transaction shall occur provided that in no event shall the purchase price be less than the Base Price and shall occur on the terms and conditions set forth in the Transaction Documents (as defined below) (the "Opportunity Transaction"). In the event Landlord and Tenant are unable to reach agreement within the Protected Period with respect to the terms of the Opportunity Transaction, then Landlord shall be free to enter into negotiations with respect to the Opportunity Transaction with any other person or entity; provided, however, that Landlord shall not be permitted to consummate a transaction with any other person or entity on terms which are less favorable to Landlord than those offered to Tenant during the Protected Period without first offering Tenant the opportunity on written notice setting forth such terms to consummate the Opportunity Transaction on such alternative terms and conditions (the "Modified Opportunity Notice"); provided, however, that Tenant shall be deemed to have waived its right to proceed with such revised Opportunity Transaction in the event it does not advise Landlord of its election to proceed within 10 days after its receipt of the Modified Opportunity Notice.

(b)    In the event of the occurrence of a Right of First Refusal Event, Landlord shall provide Tenant with a true and correct copy of the Offer (the "Right of First Refusal Notice"). Tenant shall have 20 days from its receipt of the Right of First Refusal Notice to advise Landlord in writing whether it is prepared to purchase the Leased Property on the same terms and conditions as set forth in the Offer. Tenant’s failure to so advise Landlord within such 20 day period shall be deemed to be a determination by Tenant not to exercise the right of first refusal provided for herein, at which time Landlord shall be free to consummate the transaction which was the subject of the Offer; provided, however, that Landlord shall not be permitted to modify the terms specified in the Offer in an manner more favorable to the third party than those

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reflected in the original Offer (the "Modified Offer") without first again offering Tenant the opportunity to consummate a transaction on the terms set forth in the Modified Offer; provided, however, that Tenant shall be deemed to have waived its right to proceed with such a transaction in the event it does not advise Landlord of its election to proceed within 10 days after its receipt of the Modified Offer.

(c)    In the event Landlord does not consummate a transaction on the terms provided for in the Offer or the Modified Offer, as applicable, within 90 days after the date thereof, Landlord shall not be permitted to sell the Leased Property to the Offeror or to any other party, whether on the terms set forth in the Offer or the Modified Offer, as applicable, or pursuant to a new Offer without again first offering Tenant the right to consummate a transaction on the terms specified in the Offer, the Modified Offer or any new Offer, as applicable; provided, however, that Tenant shall be deemed to have waived its rights hereunder in the event it does not advise Landlord of its election to proceed within 10 days after its receipt of another copy of the Offer or of the Modified Offer or the new Offer, as applicable.

(d)    In the event Tenant exercises its right of first refusal or right of first opportunity provided for herein, Tenant and Landlord shall have a period of 30 days in which to enter into one or more written agreements outlining the terms and conditions, in addition to those set forth in the Offer or Modified Offer, if applicable, on which the sale will occur (the "Transaction Documents"). In the event Landlord and Tenant fail to execute the Transaction Documents within said 30 day period, then Tenant shall be deemed to have forfeited its rights hereunder with respect to such transaction; provided, however, that Landlord shall not be permitted to sell the Leased Property to any other person or entity on terms which are less favorable to Landlord than those offered to Tenant during the Protected Period or beyond the expiration of the 90 day period provided for in clause (c), without first complying with the terms of this §13.1 unless Landlord and Tenant failed to execute the Transaction Documents as a result of Tenant’s bad faith in the negotiation of the terms of such Transaction Documents, in which case Landlord shall be permitted to sell the Leased Property to any other person or entity regardless of the terms of such transaction.

(e)    Any sale of the Leased Property by Landlord pursuant to this §13, other than to Tenant, shall be subject to the rights of Tenant under this Lease, including, but not limited to, its rights under this §13.

(f)    At the time of the acquisition of the Leased Property by Tenant, the then outstanding amount of principal and accrued and unpaid interest for the Working Capital Loan shall be due and payable in full to the extent set forth on Exhibit L, together with any unpaid cumulative Rent Shortfall.

(g)    Any closing pursuant to, and the consequences to Tenant of failing to close after exercising its rights under §13.1 shall be in accordance with the terms set forth in the Offer or Modified Offer and in the Transaction Documents executed pursuant to the terms of this Article 13.

13.2    Fair Market Value. The fair market value (the "Fair Market Value") of the Leased Property shall be determined as follows.

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13.2.1    The parties shall attempt to determine the Fair Market Value by mutual agreement within 15 days after giving the purchase notice (the "Negotiation Period"). However, if the parties do not agree on the Fair Market Value during the Negotiation Period, the following provisions shall apply.

13.2.2    Landlord and Tenant shall each give the other party notice of the name of an acceptable appraiser five Business Days after the end of the Negotiation Period. The two appraisers will then select a third appraiser within an additional five days. Each appraiser must demonstrate to the reasonable satisfaction of both Landlord and Tenant that it has significant experience in appraising properties similar to the Leased Property. Within five days after designation, each appraiser shall submit a resume to Landlord and Tenant setting forth such appraiser’s qualifications, including education and experience with similar properties. A notice of objections to the qualifications of any appraiser shall be given within 10 days after receipt of such resume. If a party fails to timely object to the qualifications of an appraiser, then the appraiser shall be conclusively deemed satisfactory. If a party gives a timely notice of objection to the qualifications of an appraiser, then the disqualified appraiser shall be replaced by an appraiser selected by the qualified appraisers or, if all appraisers are disqualified, then by an appraiser selected by a commercial arbitrator acceptable to Landlord and Tenant.

13.2.3    The Fair Market Value shall be determined by the appraisers within 60 days thereafter as follows. Each of the appraisers shall be instructed to prepare an appraisal of the Leased Property in accordance with the following instructions:

The Leased Property is to be valued upon the three conventional approaches to estimate value known as the Income, Sales Comparison and Cost Approaches. Once the approaches are completed, the appraiser correlates the individual approaches into a final value conclusion.

The three approaches to estimate value are summarized as follows:

Income Approach: This valuation approach recognizes that the value of the operating tangible and intangible assets can be represented by the expected economic viability of the business giving returns on and of the assets.

Sales Comparison Approach: This valuation approach is based upon the principle of substitution. When a facility is replaceable in the market, the market approach assumes that value tends to be set at the price of acquiring an equally desirable substitute facility. Since healthcare market conditions change and frequently are subject to regulatory and financing environments, adjustments need to be considered. These adjustments also consider the operating differences such as services and demographics.

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Cost Approach: This valuation approach estimates the value of the tangible assets only. Value is represented by the market value of the land plus the depreciated reproduction cost of all improvements and equipment.

In general, the Income and Sales Comparison Approaches are considered the best representation of value because they cover both tangible and intangible assets, consider the operating characteristics of the business and have the most significant influence on attracting potential investors.

The appraised values submitted by the three appraisers shall be ranked from highest value to middle value to lowest value, the appraised value (highest or lowest) which is furthest from the middle appraised value shall be discarded, and the remaining two appraised values shall be averaged to arrive at the Fair Market Value.

13.2.4    Tenant shall pay, or reimburse Landlord for, all costs and expenses in connection with the appraisals.

ARTICLE 14: NEGATIVE COVENANTS

Until the Obligor Group Obligations shall have been performed in full, Tenant and Guarantor covenant and agree that Tenant and Guarantor (where applicable) shall not do any of the following without the prior written consent of Landlord:

14.1    No Debt. Tenant and Subtenant shall not create, incur, assume, or permit to exist any indebtedness with respect to the Leased Property other than [i] trade debt incurred in the ordinary course of business; [ii] indebtedness for Facility working capital purposes; and [iii] indebtedness that is secured by any Permitted Lien.

14.2    No Liens. Tenant and Subtenant shall not create, incur, or permit to exist any lien, charge, encumbrance, easement or restriction upon the Leased Property or any lien upon or pledge of any interest in Subtenant, except for Permitted Liens.

14.3    No Guaranties. Except for the Obligor Group Obligations, Tenant and Subtenant shall not create, incur, assume, or permit to exist any guarantee of any loan or other indebtedness with respect to the operation of the Leased Properties except for the endorsement of negotiable instruments for collection in the ordinary course of business.

14.4    No Transfer. Tenant and Subtenant shall not sell, lease, sublease, mortgage, convey, assign or otherwise transfer any legal or equitable interest in the Leased Property or any part thereof, except for transfers made in connection with any Permitted Lien or the Interim Agreements or the master sublease between Tenant and Subtenant with respect to the seven Texas Facilities (the "Sublease") or leases to the residents of the Leased Property or commercial leases with respect to a portion of the Leased Property comprising in the aggregate less than 2,500 square feet provided such commercial leases shall be for services that are an integral part of the Facility.

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14.5    No Dissolution. Tenant or Subtenant shall not dissolve, liquidate, merge, consolidate or terminate its existence or sell, other than in a sale/leaseback or sale/manage back transaction, assign, lease, or otherwise transfer (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) unless, in the case of a merger or consolidation by Tenant, the surviving entity in such merger has a net worth immediately after the merger or consolidation at least equal to that of the Tenant immediately prior thereto; provided, however, nothing herein shall preclude a merger or consolidation of Subtenant into Tenant or dissolution of Subtenant in the event Tenant ever elects to become licensed to operate the Facilities subleased to Subtenant.

14.6    Subordination of Payments to Affiliates.

(a)    Except as otherwise provided in §14.6(b) below, after the occurrence of an Event of Default and until such Event of Default is cured or waived in writing, Tenant and Guarantor shall not make any payments or distributions (including, without limitation, salary, bonuses, fees, principal, interest, dividends, liquidating distributions, management fees, cash flow distributions or lease payments to Guarantor, any Affiliate, or any shareholder, member or partner of Tenant, Subtenant or any Affiliate.

(b)    Notwithstanding the provisions of §14.6(a) or any other provision to the contrary contained in this Lease, [1] whether or not there is outstanding an Event of Default, the following shall be expressly permitted: [A] salaries paid to employees of the Facilities or employees of Tenant and Subtenant in the ordinary course of business; [B] equity contributions and inter-company loans from Tenant to its direct and indirect subsidiaries made in the ordinary course of business; [C] with respect to Subtenant, (i) distributions, dividends and repayments of inter-company loans to Tenant made in the ordinary course of business and (ii) payment to Tenant under the Sublease covering the Texas Facilities and provided that any such payment will be held in trust by Tenant for the sole purpose of paying Rent to Landlord; [D] payment made by Individual Guarantor to Tenant under the Cash Flow Agreement provided that any such payment will be held in trust by Tenant only for the purposes of paying Rent to Landlord and other expenses incurred by Tenant in connection with the performance of its obligations under this Lease; and [E] with respect to the preferred stock of Tenant issued to Saratoga, PIK dividends; and [2] so long as there is no Event of Default under §8.1(a) of this Lease or under the Working Capital Loan, Tenant may pay cash dividends to Saratoga or to any other preferred shareholder of Tenant who is not an Affiliate of Tenant.

14.7    Change of Location or Name. Tenant and Subtenant shall not, without providing Landlord with 30 days prior notice thereof, change any of the following: [i] the location of the principal place of business or chief executive office of Tenant or Subtenant, or any office where any of Tenant’s or Subtenant’s books and records are maintained; [ii] the name under which Tenant or Subtenant conducts any of its business or operations; or [iii] reorganize or otherwise change its respective Organization State.

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ARTICLE 15: AFFIRMATIVE COVENANTS

15.1    Perform Obligations. Tenant and Subtenant, as applicable, shall each perform all of its obligations under this Lease, and all material obligations under the Government Authorizations, the Permitted Exceptions, and Legal Requirements. If applicable, Tenant and Subtenant shall take all necessary action to obtain all Government Authorizations required for the operation of the Facility as soon as possible after the Effective Date.

15.2    Proceedings to Enjoin or Prevent Construction. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful Tenant’s construction, occupancy, maintenance, or operation of the Facility or any portion thereof, Tenant will cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best commercially reasonable efforts to bring about a favorable and speedy disposition of all such proceedings and any other proceedings.

15.3    Documents and Information.

15.3.1    Furnish Documents. Tenant and Subtenant shall periodically during the term of the Lease deliver to Landlord the Annual Financial Statements, Periodic Financial Statements, Annual Facility Budget, Annual Budget and all other documents, reports, schedules and copies described on Exhibit E within the specified time periods. With each delivery of Annual Financial Statements and Periodic Financial Statements (other than the monthly Facility Financial Statement) to Landlord, Tenant and Subtenant shall also deliver to Landlord a certificate signed by the Chief Financial Officer, general partner or managing member (as applicable) of Tenant and Subtenant, an Annual Facility Financial Report or Quarterly Facility Financial Report, as applicable, and a Quarterly Facility Accounts Receivable Aging Report all in the form of Exhibit F. In addition, Tenant and Subtenant shall deliver to Landlord the applicable Annual Facility Financial Report and the applicable Quarterly Facility Accounts Receivable Aging Report (based upon internal financial statements) within 60 days after the end of each fiscal year. After the occurrence of an Event of Default and receipt of Landlord’s written request, Tenant shall deliver to Landlord an updated Annual Facility Budget and Annual Budget (based on a 12-month rolling forward period) within 10 Business Days after receipt of Landlord’s request.

15.3.2    Furnish Information. Tenant and Subtenant shall [i] promptly supply Landlord with such information concerning its financial condition, affairs and property, as Landlord may reasonably request from time to time hereafter; [ii] promptly notify Landlord in writing of any condition or event that constitutes a breach or event of default of any term, condition, warranty, representation, or provisions of this Lease or any other agreement executed in connection therewith, and of any material adverse change in its financial condition; [iii] maintain a standard and modern system of accounting; [iv] permit Landlord or any of its agents or representatives to have access to and to examine all of its books and records regarding the financial condition of the Facility at any time or times hereafter during business hours and

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after reasonable oral or written notice; and [v] permit Landlord to copy and make abstracts from any and all of said books and records subject to any limitations imposed by State or federal law with respect to the confidentiality of patient and employee records.

15.3.3    Further Assurances and Information. Tenant shall, on request of Landlord from time to time, execute, deliver, and furnish documents as may be necessary to fully consummate the transactions contemplated under this Lease. Within 15 days after a request from Landlord, Tenant and Subtenant shall provide to Landlord such additional information regarding Tenant, Tenant’s financial condition, Subtenant, Subtenant’s financial condition or the Facility as Landlord, or any existing or proposed creditor of Landlord, or any auditor or underwriter of Landlord, may reasonably require from time to time, including, without limitation, a current Tenant’s Certificate and Facility Financial Report in the form of Exhibit F. From and after and during the continuance of an Event of Default, Landlord shall have the right to require Tenant to provide to Landlord, at Tenant’s expense, an appraisal prepared by an MAI appraiser setting forth the current fair market value of the Leased Property.

15.3.4    Material Communications. Tenant and Subtenant shall transmit to Landlord, within five days after receipt thereof, any material communication affecting a Facility, this Lease, the Legal Requirements or the Government Authorizations, and Tenant and Subtenant will promptly respond to Landlord’s inquiry with respect to such information. Tenant and Subtenant shall notify Landlord in writing within five days after either Tenant or Subtenant has knowledge of any potential, threatened or existing litigation or proceeding against, or investigation of, Tenant or Subtenant, or the Facility that would reasonably be expected to adversely affect the right to operate the Facility or Landlord’s title to the Facility or Tenant’s interest therein.

15.3.5    Requirements for Financial Statements. Tenant shall meet the following requirements in connection with the preparation of the financial statements: [i] all audited financial statements shall be prepared in accordance with general accepted accounting principles consistently applied; [ii] all unaudited financial statements shall be prepared in a manner substantially consistent with prior audited and unaudited financial statements submitted to Landlord; [iii] all financial statements shall fairly present the financial condition and performance for the relevant period in all material respects; [iv] the audited financial statements shall include all notes to the financial statements and a complete schedule of contingent liabilities and transactions with Affiliates; and [v] the audited financial statements shall contain an unqualified opinion.

15.4    Compliance With Laws. Tenant and Subtenant shall comply in all material respects with all Legal Requirements and keep all Government Authorizations in full force and effect. Subject to Tenant’s right to contest the same in accordance with the terms of this Lease, Tenant and Subtenant shall pay when due all taxes and governmental charges of every kind and nature that are assessed or imposed upon Tenant and Subtenant, respectively, at any time during the term of the Lease, including, without limitation, all income, franchise, capital stock, property, sales and use, business, intangible, employee withholding, and all taxes and charges relating to Tenant’s and Subtenant’s respective business and operations at the Leased Property. Tenant and Subtenant shall be solely responsible for compliance with all Legal

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Requirements, including the ADA, and Landlord shall have no responsibility for such compliance.

15.5    Broker’s Commission. Tenant shall indemnify Landlord from claims of brokers arising by the execution hereof or the consummation of the transactions contemplated hereby and from expenses incurred by Landlord in connection with any such claims (including reasonable attorneys’ fees).

15.6    Existence and Change in Ownership. Except as otherwise specifically provided herein or in §14.5, Tenant and Subtenant shall maintain its existence throughout the term of this Lease. Any change in the equity ownership of Tenant or Subtenant, directly or indirectly, that results in a change in Control (as defined with the definition of "Affiliate" in §1.4 hereof) of such entity, shall require Landlord’s prior written consent.

15.7    Financial Covenants. The defined terms used in this section are defined in §15.7.1. The method of valuing assets shall be consistent with the Financial Statements. The following financial covenants shall be met throughout the term of this Lease:

15.7.1    Definitions. For purposes of this Lease:

(a)    "Portfolio Cash Flow" means the aggregate net income arising from all Facilities under this Lease as reflected on the Facility Financial Statement of each Facility plus [i] the amount of the provision for depreciation and amortization; plus [ii] the amount of the provision for management fees; plus [iii] the amount of the provision for income taxes; plus [iv] the amount of the provision for Base Rent payments and interest and equipment lease payments, if any, relating to the Facilities; plus [v] any payments made by Tenant to Individual Guarantor under the Cash Flow Agreement provided that such payments are reflected on the Facility Financial Statement as expenses prior to the calculation of net income; minus [vi] an imputed management fee equal to 5% of gross revenues of the Facilities (net of contractual allowances); and minus [vii] an imputed replacement reserve of $300.00 per unit at the Facilities, per year.

(b)    "Portfolio Coverage Ratio" is the ratio of [i] Portfolio Cash Flow for each applicable period; to [ii] the Base Rent payments under this Lease and all other debt service and equipment lease payments relating to the Facilities for the applicable period.

15.7.2    Coverage Ratio. Tenant shall maintain for each fiscal quarter a Portfolio Coverage Ratio of not less than 1.00 to 1.00 for the 1st Lease Year, 1.10 to 1.00 for the 2nd Lease Year, 1.20 to 1.00 for the 3rd Lease Year and 1.25 to 1.00 for the 4th Lease Year and each Lease Year thereafter.

15.8    Facility Licensure and Certification.

15.8.1    Notice of Inspection. Tenant and Subtenant, as applicable, shall [i] give written notice to Landlord within five days after an inspection of the Facility with respect to health care licensure or certification has occurred; and [ii] deliver to Landlord copies of each of the reports, notices, correspondence and all other items and documents listed under item no. 18

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of Exhibit E within five days after receipt thereof. Tenant and Subtenant acknowledge that each has reviewed Exhibit E and agrees to the foregoing obligation.

15.8.2    Material Deficiencies. If Tenant or Subtenant receives a Facility survey or inspection report with material deficiencies that threatens a loss of licensure or, if applicable, certification of the Facility or the imposition of a ban on admissions to the Facility (the "Material Deficiencies") or notice of failure to comply with a previously submitted plan of correction or an HIPDB adverse action report related to any Material Deficiencies, Tenant and the Subtenant shall cure all of the Material Deficiencies and implement all corrective actions with respect thereto by the date required by the regulatory authority and shall deliver evidence of same to Landlord.

15.9    Transfer of License and Facility Operations. If this Lease is terminated due to expiration of the Term, pursuant to an Event of Default or for any reason other than Tenant’s purchase of the Leased Property, or if Tenant or Subtenant vacates the Leased Property (or any part thereof) without termination of this Lease (other than during periods of repair or reconstruction after damage, destruction or a Taking, the following provisions shall be immediately effective:

15.9.1    Licensure. Tenant and Subtenant shall execute, deliver and file all documents and statements reasonably requested by Landlord to effect the transfer of the Facility license and Government Authorizations to a replacement operator designated by Landlord ("Replacement Operator"), subject to any required approval of governmental regulatory authorities, and Tenant and Subtenant shall provide to Landlord all information and records required by Landlord in connection with the transfer of the license and Government Authorizations.

15.9.2    Facility Operations. In order to facilitate a responsible and efficient transfer of the operations of the Facility, Tenant and Subtenant shall, if and to the extent requested by Landlord and subject to all applicable law, [i] deliver to Landlord the most recent updated reports, notices, schedules and documents listed under item nos. 17 and 18 of Exhibit E; [ii] assuming Tenant or Subtenant has not already vacated the Leased Property, continue and maintain the operation of the Facility in the ordinary course of business, including using its commercially reasonable efforts to retain the residents at the Facility to the fullest extent practicable and consistent with applicable laws and regulations, until transfer of the Facility operations to the Replacement Operator is completed; [iii] enter into such management agreements, operations transfer agreements and other types of agreements that may be reasonably requested by Landlord or the Replacement Operator; provided, however, in no event shall Tenant or Subtenant be required to permit the Replacement Operator to operate the Leased Property under their licenses unless they receive confirmation that doing so will not violate applicable Legal Requirements and they get appropriate indemnities from the Replacement Operator in form and substance reasonably acceptable to Tenant and Subtenant; and [iv] provide reasonable access during normal business hours and on reasonable advance notice for Landlord and its agents to show the Facility to potential replacement operators. Tenant and Subtenant consent to the distribution by Landlord to potential replacement operators of Facility financial statements, licensure reports, financial and property due diligence materials and other documents, materials and information relating to the Facility. The provisions of this section do

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not create or establish any rights in Tenant, Subtenant or any third party and Landlord reserves all rights and remedies relating to termination of this Lease.

15.10    Bed Operating Rights. Tenant and Subtenant acknowledge and agree that the rights to operate the beds located at the Facility long term care beds under the law of the applicable Facility State [i] affect the value of the Leased Property, and [ii] the grant of this Lease is conditioned upon the existence of such rights. Tenant and Subtenant shall not relocate any licensed bed to any other location and shall not transfer any bed operating rights to any other party without the prior written consent of Landlord.

15.11    Power of Attorney. Effective upon [i] the occurrence and during the continuance of an Event of Default, or [ii] termination of this Lease for any reason other than Tenant’s purchase of the Leased Property, to the extent permitted by law, Tenant and Subtenant hereby irrevocably and unconditionally appoint Landlord, or Landlord’s authorized officer, agent, employee or designee, as Tenant’s and Subtenant’s true and lawful attorney-in-fact, to act for Tenant and Subtenant in Tenant’s and Subtenant’s respective name, place, and stead, to execute, deliver and file all applications and any and all other necessary documents and statements to effect the issuance, transfer, reinstatement, renewal and/or extension of the Facility license and all Governmental Authorizations issued to Tenant and Subtenant or applied for by Tenant and Subtenant in connection with Tenant’s and Subtenant’s operation of the Facility, to permit any designee of Landlord or any other transferee to operate the Facility under the Governmental Authorizations, and to do any and all other acts incidental to any of the foregoing but only in the event Tenant or Subtenant fail to take such actions or execute such documents after a request from Landlord. Tenant and Subtenant irrevocably and unconditionally grant to Landlord as their respective attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant and Subtenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to Tenant’s purchase of the Leased Property. Landlord shall provide Tenant and Subtenant with copies of any documents filed and/or with a summary of any actions taken pursuant to this power of attorney.

ARTICLE 16: ALTERATIONS, CAPITAL IMPROVEMENTS, AND SIGNS

16.1    Prohibition on Alterations and Improvements. Except for Permitted Alterations (as hereinafter defined), Tenant shall not make any structural or nonstructural changes, alterations, additions and/or improvements (hereinafter collectively referred to as "Alterations") to the Leased Property.

16.2    Approval of Alterations. If Tenant desires to perform any Permitted Alterations, Tenant shall deliver to Landlord plans, specifications, drawings, and such other information as may be reasonably requested by Landlord (collectively the "Plans and Specifications") showing in reasonable detail the scope and nature of the Alterations that Tenant desires to perform. It is the intent of the parties hereto that the level of detail shall be comparable to that which is referred to in the architectural profession as "design development drawings" as opposed to working or biddable drawings. Landlord agrees not to unreasonably delay its review

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of the Plans and Specifications. Within 30 days after receipt of an invoice, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in reviewing and, if required, approving or disapproving the Plans and Specifications, inspecting the Leased Property, and otherwise monitoring compliance with the terms of this Article 16. Tenant shall comply with the requirements of §16.4 in making any Permitted Alterations.

16.3    Permitted Alterations. Permitted Alterations means any one of the following: [i] Alterations approved by Landlord; [ii] Alterations required under §7.2; [iii] Alterations affecting the structure of the Leased Property and having a total cost of less than $250,000.00 individually or in the aggregate, provided, however, that any change in the number or configuration of units in a Facility shall require Landlord’s approval, which approval shall not be unreasonably withheld or delayed; [iv] repairs, rebuilding and restoration required or undertaken pursuant to §9.4; or [v] non-structural Alterations such as painting, landscaping, wallpapering, installing new floor coverings, etc. without regard to the cost thereof.

16.4    Requirements for Permitted Alterations. Tenant shall comply with all of the following requirements in connection with any Permitted Alterations:

(a)    The Permitted Alterations shall be made in accordance with the approved Plans and Specifications.

(b)    The Permitted Alterations and the installation thereof shall comply with all applicable legal requirements and insurance requirements.

(c)    The Permitted Alterations shall be done in a good and workmanlike manner, shall not impair the value or the structural integrity of the Leased Property, and shall be free and clear of all mechanic’s liens.

(d)    For any Permitted Alterations having a total cost of $100,000.00 or more, Tenant shall deliver to Landlord a payment and performance bond, with a surety acceptable to Landlord, in an amount equal to the estimated cost of the Permitted Alterations, guaranteeing the completion of the work free and clear of liens and in accordance with the approved Plans and Specifications, and naming Landlord and any mortgagee of Landlord as joint obligees on such bond.

(e)    Tenant shall, at Tenant’s expense, obtain a builder’s completed value risk policy of insurance insuring against all risks of physical loss, including collapse and transit coverage, in a nonreporting form, covering the total value of the work performed, and equipment, supplies, and materials, and insuring initial occupancy. Landlord and any mortgagee of Landlord shall be additional insureds of such policy. The form and substance of such policy shall be reasonably acceptable to Landlord.

(f)    Tenant shall pay the premiums required to increase the amount of the insurance coverages required by Article 4 to reflect the increased value of the Improvements resulting from installation of the Permitted Alterations, and shall deliver to Landlord a certificate evidencing the increase in coverage.

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(g)    Tenant shall, not later than 60 days after completion of the Permitted Alterations, deliver to Landlord a revised "as-built" survey of the respective Facility if the Permitted Alterations altered the Land or "footprint" of the Improvements and an "as-built" set of Plans and Specifications for the Permitted Alterations in form and substance reasonably satisfactory to Landlord.

(h)    Tenant shall, not later than 30 days after Landlord sends an invoice, reimburse Landlord for any reasonable costs and expenses, including attorneys’ fees and architects’ and engineers’ fees, incurred in connection with reviewing and approving the Permitted Alterations and ensuring Tenant’s compliance with the requirements of this section. The daily fee for Landlord’s consulting engineer is $750.00.

16.5    Ownership and Removal of Permitted Alterations. The Permitted Alterations shall become a part of the Leased Property, owned by Landlord, and leased to Tenant subject to the terms and conditions of this Lease. Tenant shall not be required or permitted to remove any Permitted Alterations.

16.6    Minimum Qualified Capital Expenditures. During each calendar year of the Term, Tenant shall expend at least $450.00 per unit for Qualified Capital Expenditures to improve the Facilities (provided that as to any Facility with respect to which a certificate of occupancy was not issued prior to the end of the first calendar year, the minimum Qualified Capital Expenditures required by this section shall be waived until the calendar year immediately following the year in which such certificate of occupancy is issued). Thereafter throughout the Term, Tenant shall expend such amount each calendar year, increased annually in proportion to increases in the CPI. Within 60 days after the end of each fiscal year, Tenant shall deliver to Landlord a certificate in the form of Exhibit N listing the Qualified Capital Expenditures made in the prior year. If the entire minimum amount was not expended in such year, the certificate will include certification that the balance of the current minimum amount has been deposited in a reserve account to be used solely for Qualified Capital Expenditures for the Facilities. At least annually, at the request of Landlord, Landlord and Tenant shall review capital expenditures budgets and agree on modifications, if any, required by changed circumstances and the changed conditions of the Leased Property. Notwithstanding the foregoing, Tenant shall be deemed to have satisfied the requirements of this §16.6 by providing Landlord with written documentation that it has expended an average of $450.00 per unit per year calculated on a three year rolling average.

16.7    Signs. Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply with all laws, ordinances, and regulations. Upon the termination or expiration of this Lease (other than as a result of Tenant’s acquisition of the Leased Property pursuant to Article 13 hereof), Tenant shall, within 30 days after notice from Landlord, remove the signs and restore the Leased Property to its original condition.

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ARTICLE 17: CONTINGENT PAYMENT

17.1    Contingent Payment. Landlord has no current commitment to make Contingent Payments for capital improvements or for Project Improvements.

ARTICLE 18: ASSIGNMENT AND SALE OF LEASED PROPERTY

18.1    Prohibition on Assignment and Subletting. Tenant acknowledges that Landlord has entered into this Lease in reliance on the personal services and business expertise of Tenant. Tenant may not assign, sublet, mortgage, hypothecate, pledge, grant a right of first refusal or transfer any interest in this Lease, or in the Leased Property, in whole or in part, without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. The following transactions will be deemed an assignment or sublease requiring Landlord’s prior written consent: [i] an assignment by operation of law; [ii] an imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Tenant’s interest in the Lease other than Permitted Liens; [iii] except as otherwise permitted by §§14.4 and 18.3, an arrangement (including, but not limited to, management agreements, concessions, licenses, and easements) which allows the use or occupancy of all or part of the Leased Property by anyone other than Tenant; and [iv] a material change of ownership of Tenant other than changes resulting from the trading of Tenant’s stock on a national stock exchange as permitted under §14.5. Landlord’s consent to any assignment, right of first refusal or sublease will not release Tenant (or any guarantor) from its payment and performance obligations under this Lease, but rather Tenant, any guarantor, and Tenant’s assignee or sublessee will be jointly and severally liable for such payment and performance. An assignment, right of first refusal or sublease without the prior written consent of Landlord will be void at Landlord’s option. Landlord’s consent to one assignment, right of first refusal or sublease will not waive the requirement of its consent to any subsequent assignment or sublease. Notwithstanding the foregoing, Tenant and Subtenant may enter into the Sublease provided that it complies with §18.2 and Tenant and Subtenant may enter into the Interim Agreements required to comply with licensure requirements until such time as the license to operate the Facility is issued in Tenant’s or Subtenant’s name, as applicable.

18.2    Requests for Landlord’s Consent to Assignment, Sublease or Management Agreement. If Tenant is required to obtain Landlord’s consent to a specific assignment, sublease, or management agreement, Tenant shall give Landlord [i] the name and address of the proposed assignee, subtenant or manager; [ii] a copy of the proposed assignment, sublease or management agreement; [iii] reasonably satisfactory information about the nature, business and business history of the proposed assignee, subtenant, or manager and its proposed use of the Leased Property; and [iv] banking, financial, and other credit information, and references about the proposed assignee, subtenant or manager sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee, subtenant or manager. Any assignment, sublease or management agreement shall contain provisions to the effect that [a] such assignment, sublease or management agreement is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord and that the assignee, subtenant or manager shall comply with all applicable provisions of this Lease; [b] such assignment,

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sublease or management agreement may not be modified without the prior written consent of Landlord not to be unreasonably withheld or delayed; [c] if this Lease shall terminate before the expiration of such assignment, sublease or management agreement, the assignee, subtenant or manager thereunder will, solely at Landlord’s option and only upon the express written notice of attornment from Landlord, attorn to Landlord and waive any right the assignee, subtenant or manager may have to terminate the assignment, sublease or management agreement or surrender possession thereunder as a result of the termination of this Lease; and [d] if the assignee, subtenant or manager receives a written notice from Landlord stating that Tenant is in default under this Lease, the assignee, subtenant or manager shall thereafter pay all rentals or payments under the assignment, sublease or management agreement directly to Landlord until such default has been cured. Any attempt or offer by an assignee, subtenant or manager to attorn to Landlord shall not be binding or effective without the express written consent of Landlord. Tenant hereby collaterally assigns to Landlord, as security for the performance of its obligations hereunder, all of Tenant’s right, title, and interest in and to any assignment, sublease or management agreement now or hereafter existing for all or part of the Leased Property. Tenant shall, at the request of Landlord, execute such other instruments or documents as Landlord may request to evidence this collateral assignment. If Landlord, in its sole and absolute discretion, consents to such assignment, sublease, or management agreement, such consent shall not be effective until [i] a fully executed copy of the instrument of assignment, sublease or management agreement has been delivered to Landlord; [ii] in the case of an assignment, Landlord has received a written instrument in which the assignee has assumed and agreed to perform all of Tenant’s obligations under the Lease; and [iii] Tenant has paid to Landlord a fee in the amount equal to the lesser of Landlord’s actual out-of-pocket costs and expenses and $2,500.00 (applies only to consent requests after the Closing); and [iv] Landlord has received reimbursement from Tenant or the assignee for all attorneys’ fees and expenses and all other reasonable out-of-pocket expenses incurred in connection with determining whether to give its consent, giving its consent and all matters relating to the assignment (applies only to consent requests after the Closing).

18.3    Agreements with Residents. Notwithstanding §18.1, Tenant and Subtenant may enter into an occupancy agreement with residents of the Leased Property without the prior written consent of Landlord provided that except as otherwise specifically provided in this §18.3, [i] the agreement does not provide for lifecare services; [ii] the agreement does not contain any type of rate lock provision or rate guaranty for more than one calendar year; [iii] the agreement does not provide for any rent reduction or waiver other than for an introductory period not to exceed six months; [iv] Tenant and Subtenant may not collect rent for more than one month in advance, other than one month of rent collected to be held as security for the performance of the resident’s obligation to Tenant and Subtenant; and [v] all residents of the Leased Property are accurately shown in accounting records for the Facility. Without the prior written consent of Landlord, Tenant and Subtenant shall not materially change the form of resident occupancy agreement that was submitted to Landlord prior to the Effective Date except for changes required under applicable law or except in accordance with local market and existing practices of Tenant.

18.4    Sale of Leased Property. If Landlord or any subsequent owner of the Leased Property sells the Leased Property, its liability for the performance of its agreements in this Lease will end on the date of the sale of the Leased Property, and Tenant will look solely to the purchaser for the performance of those agreements. For purposes of this section, any holder

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of a mortgage or security agreement which affects the Leased Property at any time, and any landlord under any lease to which this Lease is subordinate at any time, will be a subsequent owner of the Leased Property when it succeeds to the interest of Landlord or any subsequent owner of the Leased Property.

18.5    Assignment by Landlord. Landlord may transfer, assign, mortgage, collaterally assign, or otherwise dispose of Landlord’s interest in this Lease or the Leased Property; provided, however, that unless written notice is provided to Tenant regarding the foregoing, Tenant shall continue to deal with HCN as agent hereunder.

ARTICLE 19: HOLDOVER AND SURRENDER

19.1    Holding Over. If Tenant, with or without the express or implied consent of Landlord, continues to hold and occupy the Leased Property (or any part thereof) after the expiration of the Term or earlier termination of this Lease (other than pursuant to Tenant’s purchase of the Leased Property), such holding over beyond the Term and the acceptance or collection of Rent in the amount specified below by Landlord shall operate and be construed as creating a tenancy from month to month and not for any other term whatsoever. Said month-to-month tenancy may be terminated by Landlord by giving Tenant either [a] five days written notice or [b] such longer period of time as may be required by law, and at any time thereafter Landlord may re-enter and take possession of the Leased Property. If, without Landlord’s consent or at Landlord’s request, Tenant continues after the expiration of the Term or earlier termination of this Lease to hold and occupy the Leased Property whether as a month-to-month tenant or a tenant at sufferance or otherwise, Tenant shall pay Rent for each month in an amount equal to the sum of [i] one and one-half (1-1/2) times the Base Rent payable during the month in which such expiration or termination occurs, plus [ii] all Additional Rent accruing during the month, plus [iii] any and all other sums payable by Tenant pursuant to this Lease. During any continued tenancy after the expiration of the Term or earlier termination of this Lease, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by applicable law, to continue its occupancy and use of the Leased Property until the tenancy is terminated. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

19.2    Surrender. Except for [i] Permitted Alterations; [ii] normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term); and [iii] damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up the Leased Property at the expiration or termination of the Term in as good order and condition as of the Commencement Date. The provisions of this §19.2 shall not apply in the event of the termination of the Lease upon the exercise by Tenant of the rights set forth in Article 13.

19.3    Indemnity. If Tenant fails to surrender the entire Leased Property or any part thereof upon the expiration or termination of this Lease in a timely manner and in accordance with the provisions of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall defend, indemnify and hold Landlord, its principals, officers, directors, agents, and employees harmless from loss or liability resulting from such failure,

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including, without limiting the generality of the foregoing, loss of rental with respect to any new lease in which the rental payable thereunder exceeds the Rent collected by Landlord pursuant to this Lease during Tenant’s hold-over and any claims by any proposed new tenant founded on Tenant’s failure to surrender the Leased Property. The provisions of this Article 19 shall survive the expiration or termination of this Lease. The provisions of this §19.3 shall not apply in the event of the termination of this Lease upon the exercise by Tenant of the rights set forth in Article 13.

ARTICLE 20: [RESERVED]

ARTICLE 21: QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES

21.1    Quiet Enjoyment. So long as Tenant performs all of its obligations under this Lease, Tenant’s possession of the Leased Property will not be disturbed by Landlord or any party claiming by, through or under Landlord.

21.2    Subordination. Subject to the terms and conditions of this section, this Lease and Tenant’s rights under this Lease are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against the Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects the Leased Property or any interest of Landlord in the Leased Property, except to the extent that any such instrument expressly provides that this Lease is superior. The foregoing subordination provision is expressly conditioned upon any lessor or mortgagee being obligated and bound to recognize Tenant as the tenant under this Lease, and such lessor or mortgagee shall have no right to disturb Tenant’s possession, use and occupancy of the Leased Property or Tenant’s enjoyment of its rights under this Lease unless and until an Event of Default occurs hereunder. Any foreclosure action or proceeding by any mortgagee with respect to the Leased Property shall not affect Tenant’s rights under this Lease and shall not terminate this Lease unless and until an Event of Default occurs hereunder. The foregoing provisions will be self-operative, and no further instrument will be required in order to effect them. However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this section, to confirm or effect any such subordination, provided that any such document shall include a nondisturbance provision as set forth in this section satisfactory to Tenant. Any mortgagee of the Leased Property shall be deemed to be bound by the nondisturbance provision set forth in this section. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within 20 days after written demand, Landlord may execute acknowledge and deliver any such document on behalf of Tenant as Tenant’s attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant’s attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this section. This power of attorney is coupled with an interest and is irrevocable.

21.3    Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in §21.2 succeeds to Landlord’s interest in the Leased Property, Tenant will pay to such holder all Rent subsequently payable under this Lease. Tenant

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shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Lease. The successor in interest will not be bound by [i] any payment of Rent for more than one month in advance unless actually received by such successor; [ii] any amendment or modification of this Lease thereafter made without its consent as provided in this Lease; [iii] any claim against Landlord arising prior to the date on which the successor succeeded to Landlord’s interest; or [iv] any claim or offset of Rent against Landlord. Upon request by Landlord or such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge, and deliver any such instrument within 20 days after written demand, then Landlord or such successor in interest will be entitled to execute, acknowledge, and deliver any document on behalf of Tenant as Tenant’s attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant’s attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any such document. This power of attorney is coupled with an interest and is irrevocable.

21.4    Estoppel Certificates. At the request of Landlord or any mortgagee or purchaser of the Leased Property, Tenant shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Landlord or any mortgagee or purchaser of the Leased Property certifying (to the extent true) the following: [i] that the Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; [ii] the date to which Rent and other charges have been paid; [iii] whether Tenant or Landlord is in default or whether there is any fact or condition known to Landlord or Tenant which, with notice or lapse of time, or both, would constitute a default, and specifying any existing default, if any; [iv] that Tenant has accepted and occupies the Leased Property; [v] that Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; and [vi] such other information as may reasonably be requested by Landlord or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate. If Tenant fails to deliver the estoppel certificates to Landlord within 10 days after the request of Landlord, then Tenant shall be deemed to have certified that [a] the Lease is in full force and effect and has not been modified, or that the Lease has been modified as set forth in the certificate delivered to Tenant; [b] Tenant has not prepaid any Rent or other charges except for the current month; [c] Tenant has accepted and occupies the Leased Property; [d] neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; and [e] Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to execute, acknowledge, and deliver on Tenant’s behalf any estoppel certificate to which Tenant does not object within 10 days after Landlord sends the certificate to Tenant. This power of attorney is coupled with an interest and is irrevocable.

ARTICLE 22: REPRESENTATIONS AND WARRANTIES

Tenant and Subtenant hereby make the following representations and warranties, as of the Effective Date, to Landlord and acknowledge that Landlord is granting the Lease in reliance upon such representations and warranties. Tenant’s and Subtenant’s representations and

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warranties shall survive the Closing and, except to the extent made as of a specific date, shall continue in full force and effect until the Obligor Group Obligations have been performed in full.

22.1    Organization and Good Standing. Tenant is a corporation, duly organized, validly existing and in good standing under the laws of its respective Organization State. Subtenant is a limited partnership, duly organized, validly existing and in good standing under the laws of its Organization State. Tenant is qualified to do business in and is in good standing under the laws of the Facility States. Subtenant is qualified to do business and is in good standing under the laws of its Facility State.

22.2    Power and Authority. Tenant and Subtenant have the power and authority to execute, deliver and perform this Lease. Tenant and Subtenant have taken all requisite action necessary to authorize the execution, delivery and performance of their respective obligations under this Lease.

22.3    Enforceability. This Lease constitutes a legal, valid, and binding obligation of Tenant and Subtenant, as applicable, enforceable in accordance with its terms except as such enforceability may be limited by creditors rights laws and general principles of equity.

22.4    Government Authorizations. The Facility is in material compliance with all Legal Requirements. All Government Authorizations are in full force and effect where the failure to so maintain them would have a material adverse effect on the Facility. Except as otherwise noted in Exhibit G, Tenant Subtenant or the respective subtenant under the Interim Agreements holds all Government Authorizations necessary for the operation of the Facility in accordance with the Facility Uses. No prior notice to or approval from any licensure authority is required in connection with the Lease or the transfer of the fee interest in the Leased Property to Landlord other than those notices which have been given or approvals which have been obtained prior to the Commencement Date.

22.5    Financial Statements. Tenant has furnished Landlord with true, correct, and complete copies of the Financial Statements described on Exhibit K. The Financial Statements fairly present the financial position of Tenant, Subtenant and the Facilities, as applicable, as of the respective dates and the results of operations for the periods then ended in conformance with generally accepted accounting principles applied on a basis consistent with prior periods. The Financial Statements and other information furnished to Landlord are true, complete and correct and, as of the Effective Date, no material adverse change has occurred since the furnishing of such statements and information. As of the Effective Date, the Financial Statements and other information do not contain any untrue statement or omission of a material fact and are not misleading in any material respect. Tenant and Subtenant are solvent, and no bankruptcy, insolvency, or similar proceeding is pending or contemplated by or, to the knowledge of Tenant, against Tenant or Subtenant.

22.6    Condition of Facility. To the best of Tenant’s and Subtenant’s knowledge and except as otherwise disclosed in writing by Tenant to Landlord prior to the Effective Date, all of the mechanical and electrical systems, heating and air-conditioning systems, plumbing, water and sewer systems, and all other items of mechanical equipment or appliances are in good

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working order, condition and repair, are of sufficient size and capacity to service the Facility for the Facility Uses and conform with all applicable ordinances and regulations, and with all building, zoning, fire, safety, and other codes, laws and orders. The Improvements, including the roof and foundation, are structurally sound and free from leaks and other defects.

22.7    Compliance with Laws. To the best of Tenant’s and Subtenant’s knowledge, there is no violation of, or noncompliance with, [i] any laws, orders, rules or regulations, ordinances or codes of any kind or nature whatsoever relating to the Facility or the ownership or operation thereof (including, without limitation, building, fire, health, occupational safety and health, zoning and land use, planning and environmental laws, orders, rules and regulations); [ii] any covenants, conditions, restrictions or agreements affecting or relating to the ownership, use or occupancy of the Facility; or [iii] any order, writ, regulation or decree relating to any matter referred to in [i] or [ii] above.

22.8    No Litigation. As of the Effective Date and except as disclosed on Exhibit H, [i] there are no actions or suits, or any proceedings or investigations by any governmental agency or regulatory body pending against Tenant or Subtenant with respect to its operation at the Facility or against the Facility; [ii] no HIPDB adverse action reports have been issued to Tenant or Subtenant with respect to its operations at the Facility or against the Facility; [iii] neither Tenant nor Subtenant has received notice of any threatened actions, suits, proceedings or investigations against Tenant or Subtenant with respect to its operations at the Facility or against the Facility at law or in equity, or before any governmental board, agency or authority which, if determined adversely to Tenant or Subtenant, would materially and adversely affect the Facility or title to the Facility (or any part thereof), the right to operate the Facility as presently operated, or the financial condition of Tenant or Subtenant; [iv] there are no unsatisfied or outstanding judgments against Tenant or Subtenant with respect to its operations at the Facility or against the Facility; [v] there is no labor dispute materially and adversely affecting the operation or business conducted by Tenant or Subtenant at the Facility; and [vi] Tenant does not have knowledge of any facts or circumstances which might reasonably form the basis for any such action, suit, or proceeding.

22.9    Consents. The execution, delivery and performance of this Lease will not require any consent, approval, authorization, order, or declaration of, or any filing or registration with, any court, any federal, state, or local governmental or regulatory authority, or any other person or entity, the absence of which would materially impair the ability of Tenant or Subtenant to operate the Facility for the Facility Uses except for the post-acquisition filing for licensure of the Facility.

22.10    No Violation. The execution, delivery and performance of this Lease [i] do not and will not conflict with, and do not and will not result in a breach of Tenant’s or Subtenant’s Organizational Documents; [ii] do not and will not conflict with, and do not and will not result in a breach of, and do not and will not constitute a default under (or an event which, with or without notice or lapse of time, or both, would constitute a default under), any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Tenant or Subtenant is a party or by which its assets are bound; and [iii] do not and will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to Tenant, Subtenant or the Facility.

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22.11    Reports and Statements. All reports, statements, certificates and other data furnished by or on behalf of Tenant or Subtenant to Landlord in connection with this Lease, and all representations and warranties made herein or in any certificate or other instrument delivered in connection herewith and therewith, are true and correct in all material respects and do not omit to state any material fact or circumstance necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading as of the date of such report, statement, certificate or other data. The copies of all agreements and instruments submitted to Landlord, including, without limitation, all agreements relating to management of the Facility and Tenant’s working capital are true, correct and complete copies in all material respects and include all material amendments and modifications of such agreements.

22.12    ERISA. All plans (as defined in §4021(a) of the Employee Retirement Income Security Act of 1974, as amended or supplemented from time to time ("ERISA")) for which Tenant or Subtenant is an "employer" or a "substantial employer" (as defined in §§3(5) and 4001(a)(2) of ERISA, respectively) are in compliance with ERISA and the regulations and published interpretations thereunder. To the extent Tenant or Subtenant maintains a qualified defined benefit pension plan: [i] there exists no accumulated funding deficiency; [ii] no reportable event and no prohibited transaction has occurred; [iii] no lien has been filed or threatened to be filed by the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA; and [iv] Tenant and Subtenant have not been deemed to be a substantial employer.

22.13    Chief Executive Office. Tenant and Subtenant each maintain its respective chief executive office and its books and records at Tenant’s address set forth in the introductory paragraph of this Lease. Tenant and Subtenant do not conduct any business or operations other than at Tenant’s chief executive office and at the Facility.

22.14    Other Name or Entities. Except as disclosed herein, none of Tenant’s or Subtenant’s business is conducted through any subsidiary, unincorporated association or other entity and neither Tenant nor Subtenant have, within the six years preceding the date of this Lease [i] changed its name, [ii] used any name other than the name stated at the beginning of this agreement, or [iii] merged or consolidated with any corporation or other business.

22.15    Parties in Possession. Except as disclosed on Exhibit B and except for Subtenant, the current licenseholders and managers under the Interim Agreements and, as applicable, the parties to the Leases and Contracts identified on Exhibit I, there are no parties in possession of any Leased Property or any portion thereof as managers, lessees, tenants at sufferance, or trespassers.

22.16    Access. Except as otherwise disclosed in writing by Tenant to Landlord prior to the Effective Date, access to the Land is directly from a dedicated public right-of-way without any easement. To the knowledge of Tenant and Subtenant, there is no fact or condition which would result in the termination or reduction of the current access to and from the Land to such right-of-way.

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22.17    Utilities. There are available at the Land gas, municipal water, and sanitary sewer lines, storm sewers, electrical and telephone services in operating condition which are adequate for the operation of the Facility at a reasonable cost. Except as otherwise disclosed in writing by Tenant to Landlord prior to the Effective Date, the Land has direct access to utility lines located in a dedicated public right-of-way without any easement. As of the Effective Date, there is no pending or, to the knowledge of Tenant or Subtenant, threatened governmental or third party proceeding which would impair or result in the termination of such utility availability.

22.18    Condemnation and Assessments. As of the Effective Date, neither Tenant nor Subtenant has received notice of, and there are no pending or, to the best of Tenant’s and Subtenant’s knowledge, threatened, condemnation, assessment (other than as disclosed in writing by Tenant to Landlord prior to the Effective Date) or similar proceedings affecting or relating to the Facility, or any portion thereof, or any utilities, sewers, roadways or other public improvements serving the Facility.

22.19    Zoning. As of the Effective Date, except as disclosed on Exhibit G, [i] the use and operation of the Facility for the Facility Uses is a permitted use under the applicable zoning code; [ii] no special use permits, conditional use permits, variances, or exceptions have been granted or are needed for such use of the Facility; [iii] the Land is not located in any special districts such as historical districts or overlay districts; and [iv] the Facility has been constructed in accordance with and complies with all zoning laws in effect at the time of its construction, including, but not limited to, dimensional, parking, setback, screening, landscaping, sign and curb cut requirements or the Facility obtained required waivers or variances from such requirements.

22.20    Pro Forma Statement. Reserved.

22.21    Environmental Matters. During the period of Tenant’s or Subtenant’s ownership or possession of the Leased Property and, to the best of Tenant’s and Subtenant’s knowledge after diligent inquiry, for the period prior to Tenant’s and Subtenant’s ownership or possession of the Leased Property, [i] the Leased Property is in compliance with all Environmental Laws; [ii] there were no releases or threatened releases of Hazardous Materials on, from, or under the Leased Property, except in compliance with all Environmental Laws; [iii] no Hazardous Materials have been, are or will be used, generated, stored, or disposed of at the Leased Property, except in compliance with all Environmental Laws; [iv] asbestos has not been and will not be used in the construction of any Improvements; [v] no permit is or has been required from the Environmental Protection Agency or any similar agency or department of any state or local government for the use or maintenance of any Improvements; [vi] underground storage tanks on or under the Land, if any, have been and currently are being operated in compliance with all applicable Environmental Laws; [vii] any closure, abandonment in place or removal of an underground storage tank on or from the Land was performed in compliance with applicable Environmental Laws and any such tank had no release contaminating the Leased Property or, if there had been a release, the release was remediated in compliance with applicable Environmental Laws to the satisfaction of regulatory authorities; [viii] no summons, citation or inquiry has been made by any such environmental unit, body or agency or a third party

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demanding any right of recovery for payment or reimbursement for costs incurred under CERCLA or any other Environmental Laws and the Land is not subject to the lien of any such agency; and [ix] to the best of Tenant’s and Subtenant’s knowledge, the environmental assessment of the Facility (and all follow-up reports, supplements and amendments) that was delivered to Landlord by Tenant in connection with the closing of this Lease is true, complete and accurate. "Disposal" and "release" shall have the meanings set forth in CERCLA.

22.22    Leases and Contracts. As of the Effective Date and except as disclosed on Exhibit I, there are no leases or contracts (including, but not limited to, insurance contracts, maintenance contracts, construction contracts, employee benefit plans, employment contracts, equipment leases, security agreements, architect agreements, and management contracts) to which Tenant or Subtenant is a party relating to any part of the ownership, operation, possession, construction, management or administration of the Land or the Facility.

22.23    No Default. As of the Effective Date, [i] there is no existing Event of Default under this Lease; and [ii] no event has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such an Event of Default.

22.24    Tax Status. If Tenant or Subtenant is a partnership or limited liability company, it is taxable as a partnership under the Internal Revenue Code and all applicable Facility State tax laws.

ARTICLE 23: RESERVED

ARTICLE 24: SECURITY INTEREST

24.1    Collateral. Tenant and Subtenant each hereby grants to each Landlord and HCN (if not a Landlord) (individually and collectively called "Secured Party") a security interest in the following described property located at, or arising out of or in connection with the use and operation of, its respective Leased Property, whether now owned or hereafter acquired by Tenant or Subtenant (the "Collateral"), to secure the payment and performance of the Obligor Group Obligations:

(a)    All machinery, furniture, equipment, trade fixtures, appliances, inventory and all other goods (as "equipment", "inventory" and "goods" are defined for purposes of Article 9 ("Article 9") of the Uniform Commercial Code as adopted in Ohio) and any leasehold interest of Tenant or Subtenant in any of the foregoing, including, without limitation, those items which are to become fixtures or which are building supplies and materials to be incorporated into any improvement or fixture.

(b)    All accounts, contract rights, general intangibles, instruments, documents, and chattel paper [as "accounts", "contract rights", "general intangibles", "instruments", "documents", and "chattel paper", are defined for purposes of Article 9] now or hereafter arising.

(c)    All franchises, permits, licenses, operating rights, certifications, approvals, consents, authorizations and other general intangibles, including, without limitation,

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certificates of need, state health care facility licenses, and Medicare and Medicaid provider agreements, to the extent permitted by law.

(d)    Unless expressly prohibited by the terms thereof, all contracts, agreements, contract rights and materials relating to the design, construction, operation or management of any improvements, including, but not limited to, plans, specifications, drawings, blueprints, models, mock-ups, brochures, flyers, advertising and promotional materials and mailing lists.

(e)    All subleases, occupancy agreements, license agreements and concession agreements, written or unwritten, of any nature, now or hereafter entered into, and all right, title and interest of Tenant or Subtenant thereunder, including, without limitation, the Subleases and the Interim Agreements dated as of the Effective Date and including, without limitation, Tenant’s and Subtenant’s right, if any, to cash or securities deposited thereunder whether or not the same was deposited to secure performance by the subtenants, occupants, licensees and concessionaires of their obligations thereunder, including the right to receive and collect the rents, revenues, and other charges thereunder.

(f)    All ledger sheets, files, records, computer programs, tapes, other electronic data processing materials, and other documentation.

(g)    The products and proceeds of the preceding listed property, including, without limitation, cash and non-cash proceeds, proceeds of proceeds, and insurance proceeds.

24.2    Additional Documents. At the request of Landlord, Tenant and Subtenant shall execute additional security agreements, financing statements, and such other documents as may be requested by Landlord to maintain and perfect its security interest in the Collateral. Tenant and Subtenant hereby irrevocably appoint Landlord, its successors and assigns, as Tenant’s or Subtenant’s attorney-in-fact to execute, acknowledge, deliver and file such documents on behalf of Tenant or such Subtenant as are necessary to maintain and perfect Landlord’s security interest in the Collateral. This power of attorney is coupled with an interest and is irrevocable. Tenant and Subtenant authorize Landlord to file financing statements describing the Collateral to perfect and maintain the security interest granted hereunder without the signature or any further authorization of Tenant or Subtenant.

24.3    Notice of Sale. With respect to any sale or other disposition of any of the Collateral after the occurrence of an Event of Default, Landlord, Tenant and Subtenant agree that the giving of five days’ notice by Landlord, sent by overnight delivery, postage prepaid, to Tenant’s or Subtenant’s notice address designating the time and place of any public sale or the time after which any private sale or other intended disposition of such Collateral is to be made, shall be deemed to be reasonable notice thereof and Tenant and Subtenant waive any other notice with respect thereto.

24.4    Recharacterization. Landlord and Tenant intend this Lease to be a true lease. However, if despite the parties’ intent, it is determined or adjudged by a court for any reason that this Lease is not a true lease or if this Lease is recharacterized as a financing hcri\emeritus-ml2\lease - -9/28/04

arrangement, then this Lease shall be considered a secured financing agreement and Landlord’s title to the Leased Property shall constitute a perfected first priority lien in Landlord’s favor on the Leased Property to secure the payment and performance of all the Obligor Group Obligations.

ARTICLE 25: MISCELLANEOUS

25.1    Notices. Landlord, Tenant and Subtenant hereby agree that all notices, demands, requests, and consents (hereinafter "notices") required to be given pursuant to the terms of this Lease shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Lease, and shall be served by [i] personal delivery; [ii] certified mail, return receipt requested, postage prepaid; or [iii] nationally recognized overnight courier. Notices to Subtenant should be sent c/o Tenant at Tenant’s address set forth in the introductory paragraph. All notices shall be deemed to be given upon the earlier of actual receipt or three Business Days after mailing, or one Business Day after deposit with the overnight courier. Any notices meeting the requirements of this section shall be effective, regardless of whether or not actually received. Landlord or Tenant may change its notice address at any time by giving the other party notice of such change.

25.2    Advertisement of Leased Property. In the event the parties hereto have not executed the renewal of this Lease within 90 days prior to the expiration of the Initial Term, then Landlord or its agent shall have the right to enter the Leased Property at all reasonable times for the purpose of exhibiting the Leased Property to others and to place upon the Leased Property for and during the period commencing 90 days prior to the expiration of this Lease, "for sale" or "for rent" notices or signs.

25.3    Entire Agreement. This Lease and the Commitment contain the entire agreement between Landlord and Tenant with respect to the subject matter hereof. No representations, warranties, and agreements have been made by Landlord except as set forth in this Lease. No oral agreements or understandings between Landlord and Tenant shall survive execution of this Lease.

25.4    Severability. If any term or provision of this Lease is held or deemed by Landlord to be invalid or unenforceable, such holding shall not affect the remainder of this Lease and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the rents herein reserved, in which event this Lease shall forthwith terminate as if by expiration of the Term.

25.5    Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

25.6    Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Ohio, except as to matters under which the laws of a State in which a respective Facility is located, or under applicable procedural conflicts of laws rules, require the application of laws of such other State, in which case the laws or conflicts of laws rules, as the case may be, of such State shall govern to the extent required.

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25.7    Memorandum of Lease. Tenant shall not record this Lease. Tenant shall, however, record a memorandum of lease approved by Landlord upon Landlord’s request.

25.8    Waiver. No waiver by Landlord of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant or Subtenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord’s right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.

25.9    Binding Effect. This Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord, Tenant and Subtenant.

25.10    No Offer. Landlord’s submission of this Lease to Tenant is not an offer to lease the Leased Property, or an agreement by Landlord to reserve the Leased Property for Tenant. Landlord will not be bound to Tenant until Tenant has duly executed and delivered duplicate original leases to Landlord, and Landlord has duly executed and delivered one of these duplicate original leases to Tenant.

25.11    Modification. This Lease may only be modified by a writing signed by both Landlord and Tenant. All references to this Lease, whether in this Lease or in any other document or instrument, shall be deemed to incorporate all amendments, modifications and renewals of this Lease, made after the date hereof. If Tenant requests Landlord’s consent to any change in ownership, merger or consolidation of Tenant or Subtenant, any assumption of the Lease, or any modification of the Lease, Tenant shall provide Landlord all relevant information and documents sufficient to enable Landlord to evaluate the request. In connection with any such request, Tenant shall pay to Landlord a fee in an amount equal to the lesser of $2,500.00 and Landlord’s actual reasonable attorney’s fees and expenses and other reasonable out-of-pocket expenses incurred in connection with Landlord’s evaluation of Tenant’s request, the preparation of any documents and amendments, the subsequent amendment of any documents between Landlord and its collateral pool lenders (if applicable), and all related matters.

25.12    Landlord’s Modification. Tenant acknowledges that Landlord may mortgage the Leased Property or use the Leased Property as collateral for a collateralized mortgage obligations or Real Estate Mortgage Investment Companies (REMICS). If any mortgage lender of Landlord desires any modification of this Lease, Tenant agrees to consider such modification in good faith and to execute an amendment of this Lease if Tenant finds such modification acceptable. Landlord shall not do anything in connection with its financing of the Leased Property which would limit the rights granted to Tenant or Subtenant hereunder.

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25.13    No Merger. The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant’s default will not work a merger, and will, at Landlord’s option, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord’s option under this paragraph will be exercised by notice to Tenant and all known subtenants of the Leased Property.

25.14    Laches. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

25.15    Limitation on Tenant’s Recourse. Tenant’s sole recourse against Landlord, and any successor to the interest of Landlord in the Leased Property, is to the interest of Landlord, and any such successor, in the Leased Property. Tenant will not have any right to satisfy any judgment which it may have against Landlord, or any such successor, from any other assets of Landlord, or any such successor. In this section, the terms "Landlord" and "successor" include the shareholders, venturers, and partners of "Landlord" and "successor" and the officers, directors, and employees of the same. The provisions of this section are not intended to limit Tenant’s right to seek injunctive relief or specific performance.

25.16    Construction of Lease. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant, and their advisors believe that this Lease is the product of all their efforts, that it expresses their agreement, and agree that it shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

25.17    Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original hereof.

25.18    Landlord’s Consent. Whenever Landlord’s consent is required under this Lease, such consent shall be in writing and shall not be unreasonably withheld or delayed.

25.19    Custody of Escrow Funds. Any funds paid to Landlord in escrow hereunder may be held by Landlord or, at Landlord’s election, by a financial institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency. The funds shall not be deemed to be held in trust, may be commingled with the general funds of Landlord or such other institution, and shall not bear interest.

25.20    Landlord’s Status as a REIT. Tenant acknowledges that Landlord (or a Landlord Affiliate) has elected and may hereafter elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code.

25.21    Exhibits. All of the exhibits referenced in this Lease are attached hereto and incorporated herein.

25.22    WAIVER OF JURY TRIAL. LANDLORD, TENANT AND SUBTENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

hcri\emeritus-ml2\lease - -9/28/04

COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS LEASE OR THE USE AND OCCUPANCY OF THE LEASED PROPERTY (EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE). IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT, TENANT AND SUBTENANT WILL NOT INTERPOSE, AND WAIVES THE RIGHT TO INTERPOSE, ANY COUNTERCLAIM IN ANY SUCH PROCEEDING.

25.23    CONSENT TO JURISDICTION. TENANT AND SUBTENANT HEREBY IRREVOCABLY SUBMIT AND CONSENT TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR ANY COUNTY IN WHICH A FACILITY IS LOCATED FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO [I] THE COMMITMENT; [II] THIS LEASE; OR [III] ANY DOCUMENT EXECUTED BY TENANT OR SUBTENANT IN CONNECTION WITH THIS LEASE. TENANT AND SUBTENANT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT TENANT AND SUBTENANT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. TENANT AND SUBTENANT AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

TENANT AND SUBTENANT AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LANDLORD OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR PROPERTY OF LANDLORD, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THE COMMITMENT, THIS LEASE OR ANY RELATED DOCUMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO UNLESS SUCH COURT LACKS IN PERSONAM OR SUBJECT MATTER JURISDICTION IN WHICH CASE TENANT AND SUBTENANT SHALL HAVE THE RIGHT TO INSTITUTE SUCH ACTION OR PROCEEDING BEFORE ANY COURT HAVING SUCH JURISDICTION.

TENANT AND SUBTENANT HEREBY CONSENT TO SERVICE OF PROCESS BY LANDLORD IN ANY MANNER AND IN ANY JURISDICTION PERMITTED BY LAW. NOTHING HEREIN SHALL AFFECT OR IMPAIR LANDLORD’S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR LANDLORD’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST TENANT, SUBTENANT OR THE PROPERTY OF TENANT OR SUBTENANT IN THE COURTS OF ANY OTHER JURISDICTION.

25.24    Attorney’s Fees and Expenses. Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in administering this Lease and the security for this Lease, enforcing or preserving Landlord’s rights under this Lease and the security for this Lease, and in all matters of collection, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including, but not limited to, [a] reasonable attorney’s

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and paralegal’s fees and disbursements; [b] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [c] court costs; [d] the expenses of Landlord, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and [e] consulting and witness fees and expenses incurred by Landlord in connection with any litigation or other proceeding; provided, however, Landlord’s internal bookkeeping and routine lease servicing costs are not payable by Tenant.

25.25    Survival. The following provisions shall survive termination of the Lease: Article 8 (Defaults and Remedies); Article 9 (Damage and Destruction); Article 10 (Condemnation); §15.9 (Transfer of License and Facility Operations); §15.10 (Bed Operating Rights); §18.2 (Assignment or Sublease); Article 19 (Holdover and Surrender); Article 24 (Security Interest) and §25.25 (Survival).

25.26    Time. Time is of the essence in the performance of this Lease.

25.27    Subtenant. ESC IV, L.P. doing business in Texas as Texas ESC IV, L.P. has joined in the execution of this Lease and for the further purpose to acknowledge that it is subject to and bound by all the covenants and provisions of the Lease stated herein as being applicable to ESC IV, L.P. doing business in Texas as Texas ESC IV, L.P., as Subtenant, including, without limitation, the grant of a security interest under Article 24.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

Signed and acknowledged in the presence of: Signature /s/ Evelyn Evans Eck Print Name Evelyn Evans Eck Signature /s/ Rita J. Rogge Print Name Rita J. Rogge	HEALTH CARE REIT, INC. By: /s/ Erin C. Ibele Erin C. Ibele Title: Vice President & Corporate Secretary

Signature /s/ Evelyn Evans Eck Print Name Evelyn Evans Eck Signature /s/ Rita J. Rogge Print Name Rita J. Rogge	HCRI NEVADA PROPERTIES, INC. By: /s/ Erin C. Ibele Erin C. Ibele Title: Vice President & Corporate Secretary

Signature /s/ Evelyn Evans Eck Print Name Evelyn Evans Eck Signature /s/ Rita J. Rogge Print Name Rita J. Rogge	HCRI KANSAS PROPERTIES, LLC By: /s/ Erin C. Ibele Erin C. Ibele Title: Vice President & Corporate Secretary

Signature /s/ Evelyn Evans Eck Print Name Evelyn Evans Eck Signature /s/ Rita J. Rogge Print Name Rita J. Rogge	HCRI TEXAS PROPERTIES, LTD. By: Health Care REIT, Inc., General Partner By: /s/ Erin C. Ibele Erin C. Ibele Title: Vice President & Corporate Secretary

Signature /s/Pamela D. Earl Print Name Pamela D. Earl Signature /s/ Susan C. Friedrich Print Name Susan C. Friedrich	EMERITUS CORPORATION By:/s/ William Shorten Title: Director of Real Estate Finance Tax I.D. No.: 91-1605464

hcri\emeritus-ml2\lease S-9/28/04

Signature /s/Pamela D. Earl Print Name Pamela D. Earl Signature /s/ Susan C. Friedrich Print Name Susan C. Friedrich	ESC IV, L.P. doing business in Texas as Texas ESC IV, L.P. By: ESC G.P. II, Inc., its General Partner By:/s/ William Shorten Title: Director of Real Estate Finance Tax I.D. No.:

STATE OF OHIO    )
) SS:
COUNTY OF LUCAS    )
The foregoing instrument was acknowledged before me this _4th_day of  October, 2004 by _Erin C. Ibele__, the Vice President & Corporate Sectretary_ of Health Care REIT, Inc., a Delaware corporation, on behalf of the corporation.
                                                                                                                                                                        /s/ Rita J. Rogge
Notary Public
My Commission Expires: 8/26/05    [SEAL]

STATE OF OHIO    )
) SS:
COUNTY OF LUCAS    )
The foregoing instrument was acknowledged before me this _4th__ day of October, 2004 by __Erin C. Ibele__, the _Vice President & Corporate Sectretary of HCRI Nevada Properties, Inc., a Nevada corporation, on behalf of the corporation.
                                                                                                                                                                        /s/ Rita J. Rogge
Notary Public
My Commission Expires:  8/26/05    [SEAL]

hcri\emeritus-ml2\lease S-9/28/04

STATE OF OHIO    )
) SS:
COUNTY OF LUCAS    )
The foregoing instrument was acknowledged before me this __4th_ day of October, 2004 by __Erin C. Ibele_, the _Vice President & Corporate Sectretary_ of HCRI Kansas Properties, LLC, a Delaware limited liability company, on behalf of the limited liability company.
                                                                                                                                                                    /s/ Rita J. Rogge
                                Notary Public
My commission expires:  8/26/05    [SEAL]

STATE OF OHIO    )
) SS:
COUNTY OF LUCAS    )
The foregoing instrument was acknowledged before me this _4th__ day of October, 2004 by ____Erin C. Ibele_, the __Vice President & Corporate Sectretary of Health Care REIT, Inc., a Delaware corporation and the general partner of HCRI Texas Properties, Ltd., a limited liability partnership organized under the laws of the State of Texas on behalf of the limited partnership.
                                                                                                                                                                        /s/ Rita J. Rogge
Notary Public
My Commission Expires:  8/26/05    [SEAL]

STATE OF WASHINGTON    )
) SS:
COUNTY OF KING    )
The foregoing instrument was acknowledged before me this _27th__ day of September, 2004 by _William Shorten_, the Director of RE Finance______________________ of Emeritus Corporation, a Washington corporation, on behalf of the corporation.
/s/ Sandra R. Klatt
Notary Public
My Commission Expires:  6-29-06    [SEAL]

STATE OF WASHINGTON    )
) SS:
COUNTY OF KING    )
The foregoing instrument was acknowledged before me this 27th_ day of September, 2004 by William M. Shorten___, the Director of RE Fiance_______________ of ESC G.P. II, Inc. doing business in Texas as Texas ESC IV, L.P., the general partner of ESC IV, L.P., a Washington limited partnership, on behalf of the limited partnership.
/s/ Sandra R. Klatt
Notary Public
My Commission Expires:  6-29-06    [SEAL]

THIS INSTRUMENT PREPARED BY:

Oksana M. Ludd, Esq.
Shumaker, Loop & Kendrick, LLP
1000 Jackson Street
Toledo, Ohio 43624

hcri\emeritus-ml2\lease S-9/28/04

SCHEDULE 1: INITIAL RENT SCHEDULE

EMERITUS CORPORATION - MASTER LEASE II
HEALTH CARE REIT, INC.

EFFECTIVE DATE			09/01/04
INITIAL TERM DATE			10/01/04
INITIAL TERM			15	Yrs
INITIAL TERM EXPIRATION DATE			09/30/19
INITIAL INVESTMENT AMOUNT			141,710,000

RATE OF RETURN			N/A
(365/360 BASIS)			N/A
INITIAL RATE OF RETURN			8.60%

INCREASER			As defined within the Master Lease Agreement

LEASE YEAR	DATES		ACTUAL CPI	INCREASER (BP)	BEGINNING RENT RATE OF RETURN (ROUNDED)	PERCENTAGE RATE SHORTFALL	ADJUSTED RENT RATE OF RETURN (ROUNDED)	MONTHLY RENT AMOUNT	ANNUAL RENT AMOUNT
	FROM	TO

	09/30/04	09/30/04	N/A	N/A	8.60%	N/A	N/A	33,389.21	33,389.21
1	10/01/04	09/30/05	Unknown	N/A	8.60%	N/A	N/A	1,015,588.33	12,187,060.00
2	10/01/05	09/30/06	Unknown	Unknown	8.60%	Unknown	Unknown	1,015,588.33	12,187,060.00
3	10/01/06	09/30/07	Unknown	Unknown	8.60%	Unknown	Unknown	1,015,588.33	12,187,060.00
4	10/01/07	09/30/08	Unknown	Unknown	8.60%	Unknown	Unknown	1,015,588.33	12,187,060.00
5	10/01/08	09/30/09	Unknown	Unknown	8.60%	Unknown	Unknown	1,015,588.33	12,187,060.00
6	10/01/09	09/30/10	Unknown	Unknown	8.60%	Unknown	Unknown	1,015,588.33	12,187,060.00
7	10/01/10	09/30/11	Unknown	Unknown	8.60%	Unknown	Unknown	1,015,588.33	12,187,060.00
8	10/01/11	09/30/12	Unknown	Unknown	8.60%	Unknown	Unknown	1,015,588.33	12,187,060.00
9	10/01/12	09/30/13	Unknown	Unknown	8.60%	Unknown	Unknown	1,015,588.33	12,187,060.00
10	10/01/13	09/30/14	Unknown	Unknown	8.60%	Unknown	Unknown	1,015,588.33	12,187,060.00
11	10/01/14	09/30/15	Unknown	Unknown	8.60%	Unknown	Unknown	1,015,588.33	12,187,060.00
12	10/01/15	09/30/16	Unknown	Unknown	8.60%	Unknown	Unknown	1,015,588.33	12,187,060.00
13	10/01/16	09/30/17	Unknown	Unknown	8.60%	Unknown	Unknown	1,015,588.33	12,187,060.00
14	10/01/17	09/30/18	Unknown	Unknown	8.60%	Unknown	Unknown	1,015,588.33	12,187,060.00
15	10/01/18	09/30/19	Unknown	Unknown	8.60%	Unknown	Unknown	1,015,588.33	12,187,060.00

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EXHIBIT A: LEGAL DESCRIPTIONS

CONSISTING OF EXHIBIT A-1 THROUGH EXHIBIT A-18

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EXHIBIT A-1: LEGAL DESCRIPTION

Facility Name: The Terrace

The northerly 62.60 feet of the easterly 66 feet of Lot 14 and the northerly 62.60 feet of that portion of Lot 15, lying westerly of the westerly line of the right-of-way of the Gage Canal, and also that portion of Lot 2 lying below and westerly of the westerly line of the right-of-way of the Gage Canal, all in Section 5, Township 2 South, Range 4 West, San Bernardino Base and Meridian, in the City of Grand Terrace, County of San Bernardino, State of California, according to map showing lands of the East Riverside Land Company, as per Plat Recorded in Book 6 of Maps, Page 44, Records of said county.

Excepting therefrom that portion of said Lot 2 described as follows:

Beginning at the Northwest corner of said Lot 2; thence South along the West line of said Lot 2, a distance of 415.27 feet; thence East 150 feet; thence North 415.27 feet to the North line of said Lot 2; thence West along the said North line of Lot 2, 150 feet to the POINT OF BEGINNING.

Also, excepting the interest of the County of San Bernardino in an portion of said land lying within Barton Road as it now exists.

Said land being more particularly described as follows:

A portion of Lots 2, 14 and 15 of Section 5, Township 2 South, Range 4 West, San Bernardino Base and Meridian, according to Maps of lands of the East Riverside Land Company, recorded in Book 6 of Maps, Page 44, records of said points, more particularly described as follows:

Commencing at the Northwest Corner of Lot 2, thence North 89 degrees 50 minutes 33 seconds East along the North line of Lot 2, 150.07 feet to the TRUE POINT OF BEGINNING; thence continuing along said North line 140.21 feet to the intersection of the Westerly Project line of the Gage Canal; thence South 08 degrees 56 minutes 43 seconds West along said Westerly line 33.03 feet; thence South 12 degrees 56 minutes 34 seconds West along said Westerly line, 251.51 feet; thence continuing along said Westerly line through a curve that is concave easterly having a Delta of 38 degrees 59 minutes 27 seconds and a Radius of 211.28 feet a distance of 143.78 feet; thence South 26 degrees 02 minutes 53 seconds East along said Westerly line, 110.97 feet; thence South 22 degrees 47 minutes 57 seconds East along said Westerly line, 82.84 feet; thence continuing along said Westerly line through a curve that is concave Southwesterly having a Delta of 15 degrees 48 minutes 47 seconds and a Radius of 335.86 feet a distance of 92.69 feet to the intersection of a line that is 62.60 feet Southerly of and parallel with the North line of Lot 15; thence South 89 degrees 58 minutes 26 seconds West along said parallel line, a distance of 413.60 feet to the Westerly line of the East 66.00 feet of Lot 14; thence North 00 degrees 08 minutes 17 seconds West along said line, 62.60 feet to the intersection of the North line of Lot 14; thence North 89 degrees 58 minutes 26 seconds East along said North line 66.00 feet to the Northeast corner of Lot 14 and also being the Southwest corner of Lot 2; thence North 00 degrees 08 minutes 17 seconds West, along the West line of Lot 2, 204.15 feet to the Southwest corner of a Deed Recorded as Instrument No. 89-010380 dated January 11, 1989; thence North 89 degrees 48 minutes 15 seconds East along the South line of said Deed, 150.00 feet; thence North 00 degrees 07 minutes 37 seconds West, along the East line of said Deed 415.17 feet to the POINT OF BEGINNING.

hcri\emeritus-ml2\lease9/28/04

EXHIBIT A-2: LEGAL DESCRIPTION

Facility Name: Gardens at White Chapel

All that certain lot, piece or parcel of land situate in the City of Newark, New Castle County, State of Delaware and known as Parcel No. 2, White Chapel Village, "Health Care Facility", being more particularly bounded and described in accordance with an ALTA/ACSM As-Built Survey prepared by Zebley & Associates, Inc., dated November 23, 1998, last revised December 16, 1998, as follows.

Beginning at a point in the westerly side of Marrows Road at varying widths, said point being a common corner for the parcel herein being described and Parcel No. 1 "Active Adult Community", and further located along the said westerly side of Marrows Road the two (2) following described courses and distances from the northeasterly end of a corner cutoff line joining the said westerly side of Marrows Road with the northerly side of White Chapel Drive at 60 feet wide: (1) North 09 degrees 04 minutes 30 seconds West, 141.92 feet to a point; and (2) North 14 degrees 53 minutes 16 seconds West, 310.38 feet; thence from the said point of Beginning, along said Parcel No. 1, the fourteen (14) following described courses and distances: (1) South 75 degrees 06 minutes 44 seconds West, 76.76 feet to a point; (2) along the arc of a circle curving to the left (radius = 53.75 feet) (chord = 22.53 feet, chord bearing = South 07 degrees 36 minutes 50 seconds West) an arc distance of 22.70 feet to a point; (3) North 89 degrees 08 minutes 43 seconds West, 49.61 feet to a point; (4) along the arc of a circle curving to the left (radius = 103.25 feet) (chord = 14.61 feet; chord bearing = South 05 degrees 58 minutes 44 seconds East), an arc distance of 14.63 feet to a point (5) South 75 degrees 06 minutes 44 seconds West, 229.04 feet to a point; (6) along the arc of a circle curving to the left (radius = 103.25 feet) (chord = 49.50 feet; chord bearing = North 46 degrees 01 minutes 08 seconds West), an arc distance of 49.99 feet to a point; (7) North 59 degrees 53 minutes 19 seconds West, 57.43 feet to a point; (8) along the arc of a circle curving to the right (radius = 86.75 feet) (chord = 7.52 feet; chord bearing = North 57 degrees 24 minutes 18 seconds West), an arc distance of 7.52 feet to a point; (9) South 38 degrees 23 minutes 58 seconds West, 50.08 feet to a point; (10) along the arc of a circle curving to the right (radius = 126.25 feet) (chord = 40.40 feet; chord bearing = North 46 degrees 56 minutes 44 seconds West), an arc distance of 40.58 feet to a point; (11) North 18 degrees 50 minutes 33 seconds West, 59.47 feet to a point; last course and distance being distant 5.00’ in an easterly direction from the boundary line of lands now or formerly of City of Newark and University of Delaware leased by Newark Senior Center, when measured at right angles thereto; (12) South 70 degrees 56 minutes 13 seconds West, 3.87 feet to a point; last course and distance being distant 5.00’ in a northerly direction from the boundary line of lands now or formerly of City of Newark and University of Delaware leased by Newark Senior Center, when measured at right angles thereto; (13) along the arc of a circle curving to the right (radius = 111.25 feet) (chord = 41.90 feet; chord bearing = North 01 degrees 45 minutes 45 seconds West), an arc distance of 42.16 feet to a point); and (14) North 19 degrees 03 minutes 47 seconds West, 51.12 feet to a point in the southern right of way line of Amtrak; thence by the same, the two (2) following described courses and distances: (1) North 70 degrees 56 minutes 13 seconds East, 254.49 feet to a point; and (2) North 68 degrees 04 minutes 30 seconds East, 247.52 feet to a point in the said westerly side of Marrows Road; thence by the same, South 14 degrees 53 minutes 16 seconds East, 270.72 feet to a point, a corner of said Parcel No. 1, the first mentioned point and place of Beginning.

Being Part of Tax Parcel No. 18028.00002 and 18027.00014

Parcel 2:

Together with the rights, titles and interests pertaining to the insured premises under the Reciprocal Easement Agreement between Venture Care, L.L.C. and Meditrust Acquisition I, dated September 10, 1997 and recorded in the Office as aforesaid in Deed Book 2327, Page 29.

Being Part of Tax Parcel No. 18028.00002

Parcel 3:

Together with the rights, titles and interests pertaining to the insured premises under the (i) Storm Drainage Easement among the City of Newark, Newark Senior Center, Inc. and Venture Care, L.L.C., dated August 19, 1997 and recorded in the Office of the Recorder of Deeds in and for New Castle County, State of Delaware, in Deed Book 2327, Page 1; and (ii) Grading and Utility Easement among the University of Delaware, Newark Senior Center, Inc. and Venture Care, LLC, dated September 9, 1997 and recorded in the Office as aforesaid in Deed Book 2327, Page 9.

Being Part of Tax Parcels Nos. 18028.00002, 18027.00008 and 18027.00014

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EXHIBIT A-3: LEGAL DESCRIPTION

Facility Name: Barrington Place

Lots 1, 2, 3 and 4, Crystal River Country Estates, according to the Plat thereof recorded in Plat Book 7, Page 147, Public Records of CITRUS County, Florida.

ALSO BEING DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

Begin at the Northeast corner of Lot 1, Crystal River Country Estates, according to the Map or Plat thereof recorded in Plat Book 7, Page 147-154, Public Records of CITRUS County, Florida; thence South 00 degrees 21 minutes 42 seconds East (Plat) (South 00 degrees 22 minutes 51 seconds East field), along the East line of said Lot 1, a distance of 300.00 feet (Plat) (300.01 feet field); thence South 89 degrees 54 minutes 31 seconds West (Plat) (South 89 degrees 54 minutes 31 seconds West field), a distance of 639.09 feet (Plat) (638.83 feet field) to the Southwest corner of Lot 4 of said CRYSTAL RIVER COUNTRY ESTATES; thence North 00 degrees 36 minutes 17 seconds West (Plat) (North 00 degrees 36 minutes 27 seconds West field) along the West line of said Lot 4, a distance of 300.00 feet (Plat) (300.01 feet field); thence North 89 degrees 54 minutes 31 seconds East (Plat) (North 89 degrees 54 minutes 25 seconds East field) a distance of 640.37 feet (Plat) (640.02 feet field) to the Point of Beginning.

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EXHIBIT A-4: LEGAL DESCRIPTION

Facility Name: Pavilion at Crossing Pointe

THE REAL PROPERTY AND THE IMPROVEMENTS NOW OR HEREAFTER LOCATED THEREON, more particularly described as follows:

(a) Unit No. 2 (the "Unit"), in CENTRAL PARK VILLAGE, a Condominium (the "Condominium", created under the Declaration of Condominium (hereinafter defined) as may be amended), situated at Orlando, Orange County, Florida, created by the Declaration of Condominium dated June 30, 1995, recorded on July 5, 1995 in O.R. Book 4912, Page 4899, under Clerk’s File No. 5279496, Public Records of Orange County, Florida (the "Declaration of Condominium") in accordance with and subject to the provisions of Chapter 718 of the Florida Statutes as amended (the "Condominium Act"), together with,

(b) an undivided percentage interest appertaining to the Unit (the "Percentage Interest") in the common areas and facilities of the Condominium, including the Common Elements (which for purposes hereof unless expressly indicated otherwise, shall include Limited Common Elements), Expenses and Common Surplus, as each is defined in the Condominium Documents (hereinafter defined).

The Unit is more particularly described in the Declaration of Condominium and is shown on the plans recorded simultaneously with the Declaration of Condominium and any supplementary plans recorded thereafter.

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EXHIBIT A-5: LEGAL DESCRIPTION

Facility Name: Springtree

A portion of Tract 21, SPRINGTREE, as recorded in Plat Book 75, Page 49, of the Public Records of BROWARD County, Florida, described as follows:

Commencing at the Northwest corner of said Tract 21; thence South 31 degrees 23 minutes 07 seconds East (on an assumed bearing) along the West line of said Tract 21, for 343.07 feet; thence South 89 degrees 05 minutes 21 seconds East along a line 290 feet South of and parallel to the North line of said Tract 21, for 444.75 feet; thence South 31 degrees 23 minutes 07 seconds East for 272.10 feet to the POINT OF BEGINNING; thence South 89 degrees 05 minutes 21 seconds East for 425.41 feet to a point on the East line of said Tract 21, thence South 0 degrees 54 minutes 39 seconds West along said East line for 200.49 feet to a Point of Curvature; thence along the arc of a curve to the left (and along said East line), having a radius of 710.00 feet and a central angle of 16 degrees 30 minutes 24 seconds, for 204.55 feet to the Southeast corner of said Tract 21; thence North 89 degrees 05 minutes 21 seconds West along the South line of said Tract 21 for 563.71 feet; thence North 0 degrees 54 minutes 39 seconds East for 333.30 feet; thence North 58 degrees 36 minutes 53 seconds East for 128.99 feet to the POINT OF BEGINNING.

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EXHIBIT A-6: LEGAL DESCRIPTION

Facility Name: Elm Grove

Lot 1, Block 1, Columbia Pacific Addition, a Replat of Lots 1-9, Block "B" and Lots 2-12, Block "C", Baldwin Addition to the City of Hutchinson, Kansas and a Subdivision of a portion of the South Half of the Northeast Quarter of Section 6, Township 23 South, Range 5 West of the 6th Principal Meridian in Hutchinson, Reno County, Kansas, according to the duly recorded Plat thereof.

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EXHIBIT A-7: LEGAL DESCRIPTION

Facility Name: Woodmark at Summit Ridge

All that certain real property situated in the County of Washoe, State of Nevada, described as follows:

PARCEL 1:

A parcel of land situate within Section 8, Township 19 North, Range 19 East, M.D.M., Reno Washoe County, Nevada, and being a portion of Parcels 1 and 2 as shown on Parcel Map No. 3180, File No. 2081072 of the Official Records of Washoe County, Nevada, and more particularly described as follows:

BEGINNING at a point on the Northerly right of way of Summit Ridge Drive from which the Southeast corner of said Section bears South 72 degrees 41 minutes 23 seconds East a distance of 771.69 feet;
THENCE North 34 degrees 12 minutes 50 seconds West a distance of 312.37 feet;
THENCE North 55 degrees 47 minutes 10 seconds East a distance of 425.03 feet;
THENCE South 28 degrees 59 minutes 23 seconds East a distance of 20.79 feet;
THENCE along a tangent circular curve to the left with a radius of 60.00 feet and a central angle of 49 degrees 31 minutes 44 seconds an arc length of 51.87 feet;
THENCE South 78 degrees 31 minutes 06 seconds East a distance of 67.76 feet;
THENCE along a tangent circular curve to the right with a radius of 230.50 feet and a central angle of 08 degrees 08 minutes 02 seconds an arc length of 32.72 feet
THENCE with a non-tangent line South 30 degrees 32 minutes 01 seconds West a distance of 3.73 feet;
THENCE South 10 degrees 59 minutes 03 seconds East a distance of 210.59 feet;
THENCE from a tangent which bears South 77 degrees 14 minutes 57 seconds West, along a circular curve to the left with a radius of 350.00 feet and a central angle of 21 degrees 27 minutes 47 seconds an arc length of 131.11 feet;
THENCE South 55 degrees 47 minutes 10 seconds West a distance of 293.90 feet to the POINT OF BEGINNING.

Said land is also shown as Parcel 1A on that certain Record of Survey No. 3504 filed for record in the office of the Washoe County Recorder on September 30, 1998 as File No. 2258899, Official Records.

APN 212-010-06

PARCEL 2:

A parcel of land situate within Section 8, Township 19 North, Range 19 East, M.D.M., Reno, Washoe County, Nevada and being a portion of Parcel 2 as shown on Parcel Map No. 3180, File No. 2081072 of the Official Records of Washoe County, Nevada and more particularly described as follows:

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BEGINNING at a point on the Northerly right of way of Summit Ridge Drive from which the Southeast corner of said Section 8 bears South 39 degrees 56 minutes 33 seconds East a distance of 582.78 feet;
THENCE North 10 degrees 59 minutes 03 seconds West a distance of 210.59 feet;
THENCE North 30 degrees 32 minutes 01 seconds East a distance of 3.73 feet;
THENCE from a tangent which bears South 70 degrees 23 minutes 04 seconds East, along a circular curve to the right with a radius of 230.50 feet and a central angle of 26 degrees 54 minutes 32 seconds an arc length of 108.25 feet;
THENCE along a tangent circular curve to the left with a radius of 89.50 feet and a central angle of 54 degrees 16 minutes 28 seconds an arc length of 84.78 feet;
THENCE North 82 degrees 15 minutes 00 seconds East a distance of 42.43 feet;
THENCE North 07 degrees 45 minutes 00 seconds West a distance of 6.99 feet;
THENCE North 61 degrees 00 minutes 37 seconds East a distance of 61.11 feet;
THENCE along a tangent circular curve to the right with a radius of 20.50 feet and a central angle of 110 degrees 44 minutes 59 seconds an arc length of 39.63 feet;
THENCE with a non-tangent line South 87 degrees 32 minutes 18 seconds East a distance of 13.73 feet;
THENCE South 07 degrees 45 minutes 00 seconds East a distance of 88.26 feet;
THENCE along a tangent circular curve to the right with a radius of 24.00 feet and a central angle of 90 degrees 00 minutes 00 seconds an arc length of 37.70 feet;
THENCE South 82 degrees 15 minutes 00 seconds West a distance of 230.58 feet;
THENCE along a tangent circular curve to the left with a radius of 350.00 feet and a central angle of 05 degrees 00 minutes 03 seconds an arc length of 30.55 feet to the POINT OF BEGINNING.

Said land is also shown as Parcel 2A on that certain Record of Survey No. 3504 filed for record in the office of the Washoe County Recorder on September 30, 1998 as File No. 2258899, Official Records.

APN: 212-010-07

PARCEL 3:

Easements for access, secondary access, public utility, sewer and storm drain purposes over Parcels 1, 2, 3 and 4 of said Parcel Map No. 3180 as shown thereon.

PARCEL 4:

An easement for the construction and maintenance of landscape facilities, as set forth in the Grant of Easement’s from Harrah’s Operating Company, Inc., to the Woodmark at Summit Ridge, LLC, recorded on August 28, 1997 as Document No. 2129890, Official Records.

PARCEL 5:

A perpetual non-exclusive access easement for the purposes of maintaining the landscaping as set forth in easement and maintenance agreement by and between Home Depot U.S.A. Inc., and

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the Woodmark at Summit Ridge, L.L.C., recorded September 30, 1999 as Document No. 2258904, Official Records.

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EXHIBIT A-8: LEGAL DESCRIPTION

Facility Name: Brookside Estates

Situated in the city of Middleburg Heights, County of Cuyahoga and State of Ohio, and known as being Parcel I in Consolidation Map made for Meditrust Acquisition Trust Corporation, of part of Original Middleburg Township Section No. 7, as shown on the recorded plat in Volume 289 of Maps, Page 77 of Cuyahoga County Records.

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EXHIBIT A-9: LEGAL DESCRIPTION

Facility Name: Bellaire Place

All that piece, parcel or lot of land, situate, lying and being in the County of Greenville, State of South Carolina, on the south side of Woodruff Road and east of Bell Road, containing 4.1 acres, being Lot No. 1 according to plat of survey prepared by Fant Engineering & Surveying Company, Inc., dated May 7, 1996, and entitled "Emeritus Corporation, Spectrum, Inc., and Advocare of Greenville, L.L.C." and recorded in the RMC Office for Greenville County in Plat Book 32-O at Page 52 and having the following metes and bounds:

Starting at an iron pin on the western side of Southpointe Drive, (an existing private road), 190.64 feet from the right-of-way of Bell Road and continuing along the western side of Southpointe Drive (a private road), S 3 degrees 41 minutes 14 seconds E 60.64 feet to an iron pin; thence, along the right-of-way of Southpointe Drive (a private road) S 13 degrees 46 minutes 42 seconds W 73.22 feet to an iron pin; thence along the end of Southpointe Drive (an existing private road) S 76 degrees 36 minutes 38 seconds E 50.33 feet to an iron pin which is the true beginning point; and from said true beginning point S 33 degrees 46 minutes 00 seconds E 587.61 feet to an iron pin; thence S 44 degrees 59 minutes 00 seconds W 123.88 feet to an iron pin; thence N 79 degrees 43 minutes 48 seconds W 172.95 feet to an iron pin; thence S 32 degrees 37 minutes 26 seconds W 226.09 feet to an iron pin; thence N 76 degrees 15 minutes 34 seconds W 141.66 feet to an iron pin on the eastern side of Southpointe Drive; thence along the eastern side of Southpointe Drive, N. 13 degrees 44 minutes 26 seconds E 679.40 feet to an iron pin; thence N 34 degrees 49 minutes 22 seconds E 51.27 feet to an iron pin, the POINT OF BEGINNING.

Also, together with a permanent non-exclusive easement and right-of-way twenty-five (25) feet in width abutting the western line of Lot 112 Heritage Lakes Subdivision as shown on a plat recorded in the RMC Office for Greenville County in Plat Book 6-H, Page 19, for the installation, maintenance and repair of a sanitary sewer line with the right of enter at any time, and from time to time, for the purpose of maintaining said sewer line. This easement was conveyed to Spectrum, Inc. in a Corrective Deed from Dennis J. Hughes and Linda B. Hughes dated May 24, 1996, recorded in the RMC Office for Greenville County in Deed Book 1643, Page 1399, recorded June 5, 1996, and conveyed to Spectrum, Inc. by Deed from The Smith Companies of Greenville, Inc. dated May 24, 1996, recorded in the RMC Office for Greenville county in Book 1643, Page 1417, recorded June 5, 1996.

Also, storm drainage and detention easement and a perpetual non-exclusive easement for the installation, repair, maintenance and use of a sewer line over, under and across Lot 2, containing 6.398 acres, and Lot 3 containing 4.962 acres, said Lot 2 and 3 being shown on a plat entitled "Emeritus Corporation, Spectrum, Inc. and Advocare of Greenville, L.L.C." dated May 7, 1996, recorded in the RMC Office for Greenville County in Plat book 32-O, Page 52, which easement was granted in the Maintenance Obligation and Easement Agreement dated May 24, 1996, recorded in the RMC Office for Greenville county in Deed Book 1643, Page 1430, recorded June 5, 1996 and in the Easement Agreement dated June 20, 1996 recorded in the RMC Office for Greenville County in Deed Book 1644, Page 1832, recorded June 20, 1996.

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Also, an easement to travel upon for the purpose of ingress and egress on the property herein described below and as described in that certain Maintenance Obligation and Easement filed in the RMC Office for Greenville County in Deed Book 1643, Page 1430, recorded on June 5, 1996, to-wit:

All that piece, parcel or lot of land situate, lying and being in the County of Greenville, State of South Caroline, being known and designated as private road Southpointe Drive (proposed), according to a plat of survey prepared by Fant Engineering & Surveying Co., Inc. Dated May 7, 1996 and entitled "Emeritus Corporation, Spectrum, Inc., Advocare or (Sic) Greenville, L.L.C." and recorded in the RMC Office for Greenville County in Plat Book 32-0, Page 52 and having according to said plat the following metes and bounds:

Beginning at an iron pin on the western side of Southpointe Drive (an existing private road), 190.64 feet from the right-of-way of Bell Road and continuing along the western side of Southpointe Drive (a private road), S 03 degrees 41 minutes 14 seconds E 60.64 feet to an iron pin; thence along the right-of-way of Southpointe Drive (a private road), S 13 degrees 46 minutes 42 seconds W 73.22 feet to an iron pin; thence turning along the end of Southpointe Drive (an existing private road), S 76 degrees 36 minutes 38 seconds E 50.33 feet to an iron pin; thence S 34 degrees 49 minutes 22 seconds W 51.27 feet to an iron pin; thence S 13 degrees 44 minutes 26 seconds W 714.11 feet to an iron pin; thence along a cul-de-sac the radius of which is 50 feet, S 16 degrees 00 minutes 51 seconds E 50 feet to an iron pin; thence continuing on a curve the radius of which is 50 feet, the following four courses and distances: S 16 degrees 21 minutes 59 seconds E 50.21 feet to an iron pin; thence S 43 degrees 52 minutes 43 seconds W 50.16 feet to an iron pin; thence N 75 degrees 50 minutes 43 seconds W 50.25 feet to an iron pin; thence N 15 degrees 58 minutes 11 seconds W 49.56 feet to an iron pin; thence N 13 degrees 44 minutes 26 seconds E 979.53 feet to the POINT OF BEGINNING.

Also, all that piece, parcel or lot of land, situate, lying and being in the County of Greenville, State of South Carolina, being known and designated as "Entrance Road to Southpointe" according to a plat of survey prepared by Dalton & Neves Co., Inc., Engineers, dated June, 1990 and recorded in the RMC Office for Greenville County in Plat Book 18-V, at Page 4, reference being made to this recorded plat for a more complete description by metes and bounds.

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EXHIBIT A-10: LEGAL DESCRIPTION

Facility Name: Seville Estates

Lot No. 1-B, in Block No. 25, Sleepy Hollow Unit No. 82, an Addition to the City of Amarillo, Randall County, Texas, according to the map or plat thereof recorded in Volume 1694, Page 172, Deed Records, Randall County, Texas.

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EXHIBIT A-11: LEGAL DESCRIPTION

Facility Name: Dowlen Oaks

Lot Number One (1), Block Two (2), of Dowlen Commercial Plaza, an addition to the City of Beaumont, Jefferson County, Texas, according to the map or plat thereof, of record in Volume 15, Page 286 of the Map Records, Jefferson County, Texas:

Together with all rights, title and interest if any, of Grantor in and to any land lying in the bed of a street, road or avenue, open or proposed, in front of or adjoining the Land, to the centerline thereof (the "Property").

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EXHIBIT A-12: LEGAL DESCRIPTION

Facility Name: Eastman Estates

All that certain 4.183 acre tract of land in the David Hill Survey, A-93, in the City of Longview, Gregg County, Texas, being all of the called 4.183 acre tract conveyed to Emeritus Real Estate VII, LLC, by Deed recorded in Volume 2853, Page 539, of the Public Official Records, of Gregg County, Texas, said Tract also being part of a called 10.80 acre tract conveyed to BSJ Service Corporation by Deed recorded in Volume 2421, Page 106, of said Public Official Records, and being all of Lot 1, of Block 1, of Partners Addition Unit 1, as shown on the Plat of same recorded in Volume 2947, Page 610, of said Public Official Records, this 4.183 acre tract being more particularly described as follows:

Beginning at a 5/8" iron rod found for the Southwest corner of the called 4.183 acre tract, also being the Northwest corner of a 4.72 acre tract conveyed to N. Eastman Rd. Property, Ltd., by Deed recorded in Volume 2112, Page 295 of said Public Official Records; also being on the East right-of-way ("ROW") line of U.S. Highway 259; also being N 18 degrees 45 minutes 49 seconds W, 119.88 feet from a concrete monument found 120 feet right of Engineer’s Centerline Station 355+00;

Thence N 18 degrees 45 minutes 49 seconds W, 78.40 feet with the West boundary line of the 4.183 acre tract and the East ROW line of U.S. Highway 259 to a concrete monument found 120 feet right of Engineer’s Centerline Station 357+00;

Thence N 17 degrees 19 minutes 50 seconds W, 271.60 feet with the West boundary line of the 4.183 acre tract and the East ROW line of U.S. Highway 259 to a ½" iron rod found for the Northwest corner of same, being S 17 degrees 19 minutes 50 seconds E, 123.61 feet from a concrete monument found 120 feet right of Engineer’s Centerline Station 361+00;

Thence N 71 degrees 07 minutes 00 seconds E, 566.23 feet with the North boundary line of the 4.183 acre tract to a 1/2" iron rod found for the Northeast corner of same;

Thence S 02 degrees 56 minutes 00 seconds E, 354.33 feet with the East boundary line of said called 4.183 acre tract to a found 3/8" iron rod;

Thence S 02 degrees 37 minutes 00 seconds E, 9.60 feet with the East boundary line of the 4.183 acre tract to a 3/8" iron rod found for the Southeast corner of the called 4.183 acre tract and the Northeast corner of said called 4.72 acre tract;

Thence S 71 degrees 06 minutes 45 seconds W, 473.64 feet with the South line of said called 4.183 acre tract and the North line of said called 4.72 acre tract to the Point of Beginning and containing 4.183 acres (182,211 square feet) of land.

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EXHIBIT A-13: LEGAL DESCRIPTION

Facility Name: Saddleridge Lodge

BEING LOT 3-A, BLOCK 8, CORRECTED PLAT OF POLO PARK, SECTION 12, AN ADDITION TO THE CITY OF MIDLAND, MIDLAND COUNTY, TEXAS ACCORDING TO THE MAP OR PLAT THEREOF, RECORDED IN CABINET "F", PAGE 107, PLAT RECORDS, MIDLAND COUNTY, TEXAS, AS MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FIELD NOTES OF A 3.217 ACRE TRACT OF LAND OUT OF SECTION 3, BLOCK "X", H.P. HILLIARD SURVEY, MIDLAND COUNTY, TEXAS:

BEGINNING at a found Texas Department of Transportation concrete right-of-way monument in the Northern boundary of Loop No. 250, located in Section 3, Block "X", H.P. Hilliard Survey, Midland County, Texas, and in the Southwest corner of Lot 3A, Block 8, Corrected Plat of Section 12, as recorded in Cabinet "F", Page 107, Midland County Plat Records, for the Southwest corner this tract; from which the Southwest corner of said Section 3 bears S 74 degrees 53 minutes 08 seconds W, 1338.61 feet and S 15 degrees 20 minutes 52 seconds E, 311.49 feet;

THENCE N 15 degrees 06 minutes 52 seconds W, along the common boundary of Lots 3A and 3B, Block 8 of said Corrected Plat of Polo Park, Section 12, 332.01 feet to a found ½ inch iron rod in the Southern boundary of a 2.0 foot Common Area for the northwest corner this tract;

THENCE N 74 degrees 53 minutes 08 seconds E, along the Southern boundary of said 2.0 foot Common Area, 424.48 feet to a found ½-inch iron rod in the Western boundary of Polo Parkway for the Northeast corner this tract;

THENCE S 11 degrees 17 minutes 53 seconds E, along the Western boundary of Polo Parkway, 324.22 feet to a found ½-inch iron rod in the Western boundary of Polo Parkway and the Northern boundary of a Common Area, as recorded in Volume 1125, Page 88, Midland County Deed Records, for the most Easterly Southeast corner this tract;

THENCE S 74 degrees 53 minutes 08 seconds W, along the Northern boundary of a Common Area, 75.60 feet to a found ½-inch iron rod for a corner this tract;

THENCE S 11 degrees 18 minutes 58 seconds E, along the Western boundary of a Common Area, 30.35 feet to a found ½-inch iron rod in the Northern boundary of Loop No. 250 for the most Southern Southeast corner this tract;

THENCE S 78 degrees 42 minutes 07 seconds W, along the Northern boundary of Loop No. 250, 325.92 feet to the Place of Beginning and containing 3.217 acres of land.

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EXHIBIT A-14: LEGAL DESCRIPTION

Facility Name: Myrtlewood Estates

Lot 2, First Replat in Block 62, Section 11, Southland Hills Addition, City of San Angelo, Tom Green County, Texas, according to map or plat recorded in Cabinet F, Slide 128, Plat Records of Tom Green County, Texas.

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EXHIBIT A-15: LEGAL DESCRIPTION

Facility Name: Meadowlands Terrace

Being Lot 1, in Block 1 of Bear Landing Addition, an Addition to the City of Waco as per plat recorded in Volume 1847, Page 239 of the McLennan County Deed Records, and being more fully described as:

Being a description of a 10.704 acre tract of land situated in the C.B. Emmons Survey, Abstract Number 337, in the City of Waco, McLennan County, Texas and being a portion of that same tract of land described as Tract One, in a Deed recorded in Volume 1650, Page 440 of the Deed Records of McLennan County, Texas, and also being all of that same tract of land known as Lot 1, Block 1 of Bear Landing Addition, an Addition to the City of Waco, as shown on a Plat thereof recorded in Volume 1847, at Page 239 of the Map Records of McLennan County, Texas. Said Lot 1, Block One being more particularly described as follows:

Beginning at a point for corner at the intersection of the Easterly right-of-way line of Martin Luther King, Jr. Boulevard (a variable width right-of-way) with the North Bank of Lake Brazos and being the most Southerly corner of the 10.704 acre tract of land herein described;

Thence Northwesterly along the said Easterly right-of-way line of Martin Luther King Jr. Boulevard (also known as East Lake Brazos Drive and Lake Brazos Parkway) the following:

North 12 degrees 54 minutes 12 seconds West, at a distance of 9.10 feet passing a ½ inch iron rod found for a reference for said most Southerly corner, in all a total distance of 463.59 feet to a ½ inch iron rod found for corner at the beginning of a curve to the left, having a central angle of 01 degrees 37 minutes 57 seconds, a radius distance of 1964.86 feet, a chord distance of 55.98 feet, and a chord bearing of North 13 degrees 43 minutes 10 seconds West;

Along said curve to the left, an arc distance of 55.98 feet, to a ½ inch iron rod found for corner:

Thence North 66 degrees 01 minutes 52 seconds East; departing the said East line of Martin Luther King Jr. Boulevard, a distance of 885.43 feet, to a ½ inch iron rod found for corner;

Thence South 23 degrees 58 minutes 08 seconds East, at a distance of 479.21 feet passing a ½ inch iron rod found as a reference for the Southeast corner of the herein described 10.704 acre tract, in all a total distance of 489.21 feet to the North Bank of Lake Brazos (also known as the Brazos River);

Thence Southwesterly along the meanders of the North Bank, same being the South line of previously said "Tract One", the following:

South 63 degrees 03 minutes 30 seconds West, a distance of 135.53 feet to a point for corner;

South 65 degrees 28 minutes 52 seconds West, a distance of 122.67 feet to a point for corner;

South 76 degrees 00 minutes 32 seconds West, a distance of 21.19 feet to a point for corner;

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South 64 degrees 31 minutes 49 seconds West, a distance of 183.05 feet to a point for corner;

South 68 degrees 18 minutes 12 seconds West, a distance of 91.31 feet to a point for corner;

South 62 degrees 23 minutes 21 seconds West, a distance of 119.49 feet to a point for corner;

South 64 degrees 38 minutes 43 seconds West, a distance of 312.11 feet to the Point of Beginning and containing 10.704 acres or 466.283 square feet of land more or less.

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EXHIBIT A-16: LEGAL DESCRIPTION

Facility Name: Lakeridge Place

Lot No. Four (4) in Block No. Twenty-two (22), MIDWESTERN PARK, an addition to the City of Wichita Falls, Wichita County, Texas according to Correction Plat of record in Volume 27, Pages 474-475, Wichita County Plat Records.

Together with all rights, title and interest, if any, of Grantor in and to any land lying in the bed of a street, road or avenue, open or proposed, in front of or adjoining the land, to the centerline thereof (the "Property").

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EXHIBIT A-17: LEGAL DESCRIPTION

Facility Name: Emeritus Estates

A part of Block 17, and part of the vacated Ogden Avenue adjoining said Block to the East, Eyrie Meadow Subdivision No. 2, Ogden City, Utah in the Southeast Quarter of Section 5, Township 6 North, Range 1 West, Salt Lake Base and Meridian, U.S. survey, more particularly described as follows:

Beginning at a point on the East line of Washington Boulevard, said point being North 00 degrees 50 minutes 15 seconds East along said line 225.00 feet from the Southwest corner of said Block 17, said Block corner being North 00 degrees 47 minutes 14 seconds East along the monument line 32.19 feet and South 89 degrees 12 minutes 46 seconds East 66.06 feet from the Ogden City Monument at the intersection of said Washington Boulevard and 1225 North Street; thence North 00 degrees 50 minutes 15 seconds East along said East line 656.33 feet; thence South 89 degrees 10 minutes 00 seconds East 125.01 feet; thence North 00 degrees 50 minutes 00 seconds East 178.67 feet to the South line of 1400 North Street; thence along said South line the following three (3) courses: (1) North 89 degrees 09 minutes 10 seconds East 24.95 feet to a point on a 630.00 foot radius curve, the center of which bears North 00 degrees 50 minutes 00 seconds East; (2) along said curve to the left through a central angle of 10 degrees 00 minutes 00 seconds, a distance of 109.96 feet; and (3) North 80 degrees 50 minutes 00 seconds East to the center line of the vacated Ogden Avenue; thence along said center line the following four (4) courses: (1) South 09 degrees 10 minutes 00 seconds East 59.12 feet to a point on a 600.00 foot radius curve, the center of which bears South 80 degrees 50 minutes 00 seconds West; (2) along said curve to the right through a central angle of 10 degrees 00 minutes 00 seconds a distance of 104.72 feet; (3) South 00 degrees 50 minutes 00 seconds West 654.10 feet to a point on a 600.00 foot radius curve, the center of which bears North 89 degrees 10 minutes 00 seconds West; and (4) along said curve to the right through a central angle of 03 degrees 49 minutes 21 seconds, a distance of 40.03 feet; thence North 89 degrees 10 minutes 00 seconds West 340.97 feet to the Point of Beginning.

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EXHIBIT A-18: LEGAL DESCRIPTION

Facility Name: Harbour Pointe Shores

That portion of Tract "E", Division No. 15, as per plat of Ocean Shores, as recorded in Volume 8 of Plats, Pages 141 thru 144, records of Grays Harbor County, Washington, described as follows:

Commencing at the centerline intersection of Discovery Avenue and Catala Avenue, as per Plat of Division No. 15;
Thence South 87 degrees 27 minutes 08 seconds East along the centerline of said Catala Avenue a distance of 145.00 feet to a point of curve concave to the Northwest having a radius of 120.00 feet;
Thence Northeasterly 183.49 feet along said curve thru a central angle of 87 degrees 36 minutes 40 seconds to a point of reverse curve concave to the Southeast having a radius of 800.00 feet;
Thence Northeasterly 310.92 feet along said curve thru a central angle of 22 degrees 16 minutes 05 seconds;
Thence on a non-tangent line South 62 degrees 47 minutes 43 seconds East a distance of 30.00 feet to the Easterly right-of-way line of said Catala Avenue and the True Point of Beginning, which is a point of cusp with a curve concave to the West having a radius of 430.00 feet and to which point a radial line bears South 62 degrees 47 minutes 43 seconds East;
Thence Northeasterly and Northwesterly 335.51 feet along said curve and right-of-way line thru a central angle of 44 degrees 42 minutes 17 seconds to the Northwest corner of said Tract "E";
Thence on a non-tangent line North 72 degrees 30 minutes 00 seconds East along the Northerly line of said Tract "E" a distance of 280 feet, more or less, to the line of ordinary high tide of North Bay;
Thence Southeasterly along said line of ordinary high tide a distance of 400.00 feet, more or less, to a point which bears North 87 degrees 03 minutes 55 seconds East a distance of 370.00 feet, more or less, from the Point of Beginning;
Thence South 87 degrees 03 minutes 55 seconds West a distance of 370.00 feet, more or less, to the Point of Beginning;

TOGETHER WITH Tidelands of the Second Class abutting thereon.

(Also known as Lot A of that certain Short Plat recorded July 2, 1996 in Volume 4 of Short Plats, Page 105 under Auditor’s File No. 960703020, records of Grays Harbor County;)
Situate in the County of Grays Harbor, State of Washington.

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EXHIBIT B: PERMITTED EXCEPTIONS

CONSISTING OF EXHIBIT B-1 THROUGH EXHIBIT B-18

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EXHIBIT B-1: PERMITTED EXCEPTION

Facility Name: The Terrace

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as tenants only, with no purchase options and no rights of first refusal.

3.	Water rights, claims or title to water, whether or not shown by the public records.

4.	An easement for the purpose of irrigating and domestic water ditches, pipes, flumes and apparatus, together with the perpetual right of entry, and rights incidental thereto as set forth in a document granted to East Riverside Land Company, a corporation, recorded in Book 157, Page 342 of Deeds. The exact location and/or extent of the easement is not disclosed in the public records.

5.	An easement for the purpose of either or both pole lines and/or conduits, and rights incidental thereto as set forth in a document granted to Southern California Edison Company, recorded in Book 2124, Page 201 of Official Records.

6.	An easement for the purpose of either or both pole lines and/or conduits, and rights incidental thereto as set forth in a document, excepting out the strip of land referenced in a Partial Quitclaim of easement recorded October 19, 1995 as Instrument No. 95-362734 of Official Records, granted to Southern California Edison Company, recorded in Book 4648, Page 217 of Official Records.

7.	An easement for highway and road purposes, and rights incidental thereto as set forth in a document granted to County of San Bernardino, California, recorded in Book 5860, Page 671 of Official Records.

8.	An easement for the purpose of streets and rights incidental thereto as set forth in a document granted to City of Grand Terrace, recorded May 22, 1987 as Instrument No. 87-173290 of Official Records.

9.	An easement for the purpose of either or both pole lines and/or conduits, and rights incidental thereto as set forth in a document granted to Southern California Edison Company, recorded September 25, 1987 as Instrument No. 87-345831 of Official Records.

10.	An easement for the purpose of sewer, water and drainage, and rights incidental thereto as set forth in a document granted to Barton 88 Investment Associates, a California limited partnership, recorded June 12, 1990 as Instrument No. 90-229412 of Official Records.

11.	An easement for the purpose of public safety and fire vehicular emergency access, and rights incidental thereto as set forth in a document granted to Barton 88 Investment

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Associates, recorded September 24, 1990 as Instrument No. 90-381165 of Official Records.

12.	Short Form Lease by and between Landlord and Tenant.

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EXHIBIT B-2: PERMITTED EXCEPTION

Facility Name: Gardens at White Chapel

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as tenants only, with no purchase options and no rights of first refusal.

3.	Charges for water and sewer rents laid or imposed by the City of Newark or their successors which constitute a lien, but which are not yet due and payable.

4.	Memorandum of Lease by and between Landlord and Tenant.

As to Parcels 1 and 2:

5.	Agreement recorded in the Office of the Recorder of Deeds in and for New Castle County, State of Delaware, in Deed Book 2217, Page 324.

6.	Reciprocal Easement Agreement between Venture Care, L.L.C. and Meditrust Acquisition I dated September 10, 1997 and recorded in the Office as aforesaid in Deed Book 2327, Page 29.

7.	Declaration of Use Restriction among Venture Care, L.L.C., Venture Care Associates, L.L.C. and Meditrust Acquisition Corporation I, dated September 10, 1997 and recorded in the Office as aforesaid in Deed Book 2326, Page 340.

As to Parcel 3:

8.	Grading and Utility Easement among the University of Delaware, Newark Senior Center, Inc. and Venture Care, LLC, dated September 9, 1997 and recorded in the Office as aforesaid in Deed Book 2327, Page 9. Insured’s liability to be limited to the indemnification obligations of the Grantee.

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EXHIBIT A-3: PERMITTED EXCEPTION

Facility Name: Barrington Place

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as tenants only, with no purchase options and no rights of first refusal.

3.	Restrictions, covenants, and conditions as set forth in Declaration of Restrictions recorded in Official Records Book 290, Page 491.

4.	Distribution Easement in favor of Florida Power & Light Company recorded in Official Records Book 728, Page 1398.

5.	Terms, conditions and provisions of Water and Wastewater Developer’s Agreement, recorded in Official Records Book 784, Page 233, as affected by Assignment of Water and Wastewater Developer’s Agreement recorded in Official Records Book 1134, Page 687.

6.	Survey by Larry W. Smith of Central Florida Surveying and Mapping on behalf of International Land Services, Inc., Job No. 98-10-59:005, dated March 26, 1996, last revised November 10, 1998, discloses that a block boundary wall in the Southwest corner of the property encroaches over the property line and extends 1.85 feet into the public right-of-way of West Norvell Bryant Highway.

7.	Memorandum of Lease by and between Landlord and Tenant.

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EXHIBIT B-4: PERMITTED EXCEPTION

Facility Name: Pavilion at Crossing Pointe

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as tenants only, with no purchase options and no rights of first refusal.

3.	Terms, provisions, covenants, conditions, restrictions, assessments, easements, options, liens, and other matters established by the Declaration of Condominium described in Schedule A herein, and recorded in Official Records Book 4912, Page 4899, as amended by those certain Consent and Agreement(s) recorded in Official Records Book 5031, Page 642, Official Records Book 5746, Page 3810, and Official Records Book ____, Page ____, Public Records of Orange County, Florida.

4.	Easement in favor of Florida Power Corporation, recorded in Official Records Book 2409, Page 100, Public Records of Orange County, Florida.

5.	Distribution Easement in favor of Florida Power Corporation, recorded in Official Records Book 3542, Page 900, Public Records of Orange County, Florida.

6.	Terms, conditions and provisions of that certain Cable Television Installation and Service Agreement by and between American Television & Communications, d/b/a Cablevision of Central Florida, and Central Park Lodges, Inc., recorded in Official Records Book 3610, Page 129, and Amendment(s) thereto recorded in Official Records Book 3957, Page 3919 and Official Records Book 4080, Page 4477, Public Records of Orange County, Florida.

7.	Distribution Easement in favor of Florida Power Corporation recorded in Official Records Book 4010, Page 16, Public Records of Orange County, Florida.

8.	There exists no right of access to or from the Sunshine State Parkway, also known as the Florida Turnpike, a limited access highway, to captioned property.

9.	Survey by Earl N. Strom, Job No. 98-10-59:007, dated November 18, 1998, revised December 17, 1998, discloses the following:

a.	Concrete curb from the property on the North, known as Lot 71, encroaches onto the insured land by 0.6 feet;
b.	The Southernmost building on the property is located over the Florida Power Corporation easement recorded May 9, 1973 in O.R. Book 2409, Page 100;
c.	Masonry wall in Northwest corner of the property is over the property line by 0.8 feet.

10.	Memorandum of Lease by and between Landlord and Tenant.

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EXHIBIT B-5: PERMITTED EXCEPTION

Facility Name: Springtree

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as tenants only, with no purchase options and no rights of first refusal.

3.	Easements, restrictions and other matters set forth and/or shown on the Plat of Springtree recorded in Plat Book 75, Page 49, Public Records of Broward County, Florida.

4.	Restrictions, covenants, conditions and easements which include provisions for a private charge or assessment, as contained in that certain Declaration of Restrictions and Covenants recorded in Official Records Book 4897, Page 28, Public Records of Broward County, Florida.

5.	Easement Agreement between Springtree Walk General Partnership, a Florida general partnership, and Joseph M. Bistritz, Trustee, recorded in Official Records Book 12557, Page 159, Public Records of Broward County, Florida.

6.	Developer Agreement by and between the city of Sunrise, Florida, a municipal corporation, and Springtree Walk General Partnership recorded in Official Records Book 15208, Page 168, Public Records of Broward County, Florida.

7.	Easement Agreement by and between Federal Property Management Corporation, an Ohio corporation, and Springtree Walk General Partnership, a Florida general partnership, recorded in Official Records Book 15506, Page 619, Public Records of Broward County, Florida.

8.	Easement(s) in favor of the City of Sunrise, Florida, a municipal corporation, as set forth in instrument(s) recorded in Official Records Book 18096, Page 967, Public Records of Broward County, Florida.

9.	Agreement for Cable Television Service recorded in Official Records Book 21817, Page 946, Public Records of Broward County, Florida.

10.	Easement(s) in favor of Mediaone of Greater Florida as set forth in instrument(s) recorded in Official Records Book 30362, Page 736, Public Records of Broward County, Florida.

11.	Canal and Drainage Reservations contained in Deed No. 16198 from the Trustees of the Internal Improvement Fund of the State of Florida, dated December 24, 1908, recorded January 1, 1909 in Deed Book 46, Page 240, Public Records of Dade County, Florida.

12.	Memorandum of Lease by and between Landlord and Tenant.

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EXHIBIT B-6: PERMITTED EXCEPTION

Facility Name: Elm Grove

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as tenants only, with no purchase options and no rights of first refusal.

3.	Covenants, Easements, Restrictions and Dedications (deleting any restrictions indicating any preference, limitation or discrimination based race, color, religion, sex, handicap, financial status or national origin) as set out in the Plat of Columbia Pacific Addition filed November 20, 1995 and recorded in Plat File 8, Number 125.

4.	Resolution No. 2149 of the City of Hutchinson, filed December 15, 1981, recorded in Book 190, Page 340, being notice of future special assessments for construction of G.V.I. Storm Drainage Phase III, in the City of Hutchinson, Kansas, including lands herein insured as the benefit district.

5.	Resolution No. 2825 of the City of Hutchinson, Kansas, filed November 22, 1995 and recorded in Book 294, Page 355, being notice of future special assessments for construction of curb, gutter and pavement on Glazier Street and storm sewers in the vicinity to serve Lot 1, Block 1, Columbia Pacific Addition to the City of Hutchinson, Kansas.

6.	Resolution No. 2826 of the City of Hutchinson, Kansas, filed November 22, 1995 and recorded in Book 294, Page 354, being notice of future special assessments for construction of new water lines and the removal of existing water lines servicing Lot 1, Block 1, Columbia Pacific Addition to the City of Hutchinson, Kansas.

7.	Resolution No. 2827 of the City of Hutchinson, Kansas, filed November 22, 1995 and recorded in Book 294, Page 356, being notice of future special assessments for the removal of the sanitary lateral that provides sewer service to a portion of Lot 1, Block 1, Columbia Pacific Addition to the City of Hutchinson, Kansas.

8.	"In the Matter of the Proposed Extension of the Boundaries of Equus Beds Groundwater Management District No. 2," recorded January 4, 1989 in Book 219, Page 147 of the Reno County Records.

9.	Memorandum of Lease by and between Landlord and Tenant.

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EXHIBIT B-7: PERMITTED EXCEPTION

Facility Name: Woodmark at Summit Ridge

1.	Taxes and assessments not yet due and payable.

2.	A lien of supplemental taxes, if any, assessed pursuant to the provisions of the Nevada Revised Statute 361.260.

3.	Rights or claims of parties in possession, as tenants only, with no purchase options and no rights of first refusal.

4.	Any sewer liens which may be levied by the City of Reno for sewer use pursuant to Ordinance No. 1596, recorded January 27, 1966, under File No. 51096. The account is paid current as of the date of this policy.

5.	Covenants, conditions and restrictions (deleting therefrom any restrictions based on race, color or creed) as set forth in the document recorded November 9, 1984 in Book 2092, Page 300 as Document No. 961484 of Official Records.

6.	The terms, covenants and provisions of that certain Agreement for Aerial Easement for Bridge Facility executed by and between The State of Nevada and Harrah Realty Co., a Nevada corporation, recorded May 20, 1987 in Book 2552, Page 328 as Document No. 1164187 of Official Records, and the effect of any failure to comply with same.

By Mesne Assignments of Record the interest of Harrah Realty Co., was assigned to Embassy Suites, Inc., a Delaware corporation, recorded February 12, 1990 in Book 3034, Page 651, as Document No. 1380242 of Official Records of Washoe County, Nevada.

A Corrective Deed of Aerial Easement by and between State of Nevada, acting by and through its Department of Highways, and Harrah’s Operating Company, Inc., a Delaware corporation, formerly known as Embassy Suites, Inc., a Delaware corporation, recorded March 27, 1996 in Book 4530, Page 679, as Document No. 1979821 of Official Records.

7.	Covenants, conditions and restrictions (deleting therefrom any restrictions based on race, color or creed) as set forth in the document recorded December 7, 1988 in Book 2837, Page 475 as Document No. 1291728 of Official Records.

8.	An easement for the purpose of communications and rights incidental thereto as set forth in a document granted to Nevada Bell, recorded October 5, 1995 in Book 4402, Page 870 as Document No. 1931551 of Official Records.

9.	An easement for the purpose of city vehicle access to public storm drain pipes and rights incidental thereto as set forth in a document granted to City of Reno, a Nevada municipal corporation, recorded November 22, 1995 in Book 4437, Page 741 as Document No. 1944340 of Official Records.

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10.	An easement for the purpose of public storm drains and rights incidental thereto as set forth in a document granted to City of Reno, recorded November 22, 1995 in Book 4437, Page 746 as Document No. 1944341 of Official Records.

11.	Matters contained in the dedication statement or elsewhere on Parcel Map recorded March 19, 1997 as Document No. 2081072 of the Washoe County Official Records, which, among other things, provides:

d.	The Owner’s Certificate recites, in part, as follows:

". . . and hereby grant to all public utilities and the City of Reno, the access, drainage, sewer and public utility easements shown on this plat, together with the right of access thereto forever. Reserving therefrom any water rights from any dedications.

e.	Notes set forth on said map, as follows:

The utility easements shown and noted on this plat include use for the installation and maintenance of cable television facilities.

A public utility easement is also hereby granted within each parcel for the exclusive purpose of installing and maintaining utility service facilities to that parcel and the right to exit that parcel with said utility facilities for the purpose of serving adjacent parcels at locations mutually agreed upon by the owner of record at the time of installation and the utility company.

The access, storm drain and sanitary sewer easements shown on this parcel map may be relocated to alternate locations with the approval of the City of Reno Engineer.

An access, P.U.E., drainage and sanitary sewer easement is granted over Summit Ridge Court as shown hereon, Summit Ridge Court to be dedicated to the City of Reno by separate document.

A blanket drainage easement is hereby granted to convey miscellaneous surface drainage across the parcel lines created hereon.

All new property lines created with the Parcel Map shall have a 10 foot P.U.E. centered on the property line, all dedicated streets and highways shall have a 7.50 foot P.U.E. adjacent to the right of way.

f.	The following easements depicted on said Parcel Map:

1)	Public utility easements, 7.5’ wide, along the Southerly and Easterly boundaries of Parcel 2

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2)	Public utility easements, 5’ wide, along the Westerly and Northerly boundaries of Parcel 2
3)	Public utility easements, 7.5’ wide, along the Southerly (Southeasterly) boundary of Parcel 1
4)	Public utility easements, 5’ wide, along the Easterly, Westerly and Northerly/Northeasterly boundaries of Parcel 1
5)	23’ wide secondary access, storm drain access easement and public utility easement affecting the Northeasterly portion of Parcel 1
6)	A 15’ wide storm drain access easement traversing the Northerly/Northwesterly portion of Parcel 1
7)	An easement for public storm drain and storm drain access, varying in width from 30’ to 40’, traversing the Westerly and Southerly portions of Parcel 1.

12.	The terms, covenants and provisions of that certain Declaration of Competition Restrictions recorded April 14, 1997 in Book 4836, Page 524 as Document No. 2088497 of Official Records, and the effect of any failure to comply with same.

13.	An easement for the purpose of constructing, altering, maintaining, inspecting, repairing, reconstructing and operating one or more electric lines, gas and water distribution and communication facilities, and rights incidental thereto as set forth in a document granted to Sierra Pacific Power Company, a Nevada corporation, recorded August 12, 1997 in Book 4949, Page 763 as Document No. 2124639 of Official Records.

14.	Record of Survey Map 3504 recorded September 30, 1998 as Document No. 2258899, in Support of a Boundary Line Adjustment, disclosed a recital shown in the Owner’s Certificate, as follows:

"The Property Owners hereby agree to accept any drainage onto their property resulting from this Boundary Line Adjustment."

15.	Terms, covenants and provisions of that certain Agreement executed by and between Home Depot U.S.A. Inc. and the Woodmark at Summit Ridge, LLC, and an easement for the purpose of perpetual nonexclusive easement for ingress and egress for the purpose of constructing and maintaining detention ponds and rights incidental thereto as set forth in a document granted to Home Depot U.S.A., Inc., a Delaware corporation, recorded September 30, 1998 in Book 5405, Page 509 as Document No. 2258904 of Official Records.

16.	The survey by Don M. McHarg of Summit Engineering, dated January 11, 2002 and designated Job No. 24955, disclosed a detention pond traversing a portion of Parcel 2.

17.	Memorandum of Lease by and between Landlord and Tenant.

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EXHIBIT B-8: PERMITTED EXCEPTION

Facility Name: Brookside Estates

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as tenants only, with no purchase options and no rights of first refusal.

3.	Any accuracy in the specific quantity of acreage contained on any survey, if any, or contained with the legal description of the premises.

4.	Easement for Water Meter Vault to The City of Cleveland, filed for record March 27, 1998, in Volume 98-03332, Page 12, of the Cuyahoga County Records.

5.	Matters disclosed by survey prepared by Horn, Hoover & Assoc., Inc., Job No. 98-10-59:013 (ILS), dated November 20, 1998, as follows:

g.	neighbor’s driveway encroaches by 0.10 feet,
h.	gas and electric boxes, guy wire and transfer box without benefit of recorded easement.

6.	Memorandum of Lease by and between Landlord and Tenant.

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EXHIBIT B-9: PERMITTED EXCEPTION

Facility Name: Bellaire Place

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as tenants only, with no purchase options and no rights of first refusal.

3.	A five-foot drainage easement along all side and rear property lines; and a ten-foot drainage and utility easement along all external boundary lines as noted on plat of survey by Fant Engineering & Surveying Co., Inc., dated May 7, 1996, and recorded in Plat Book 32-O, Page 52.

4.	Maintenance Obligation and Easement Agreement and the terms, provisions and restrictions contained therein, recorded in the RMC Office for Greenville County in Deed Book 1643, Page 1430.

5.	Conditions contained in deed from Emeritus Properties I, Inc. to Meditrust Acquisition Corporation I, recorded June 24, 1996 in Deed Book 1645, Page 167; parking variance granted to Emeritus Properties I, Inc. by deed recorded June 5, 1996 in Deed Book 1643, Page 1421; and conditions contained in corrective deed from Spectrum, Inc. to Emeritus Properties I, Inc., dated and recorded June 20, 1996 in Deed Book 1644, Page 1807.

6.	Short Form Lease by and between Landlord and Tenant.

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EXHIBIT B-10: PERMITTED EXCEPTION

Facility Name: Seville Estates

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as residents only, with no purchase options and no rights of first refusal.

3.	Ten Foot (10’) Utility Easement across South end of property to Southwestern Public Service Company and Five Foot (5’) Overhang Easement along the West side of property, all as shown on Plat recorded in Volume 1694, Page 172, Official Public Records, Randall County, Texas and as shown on survey prepared by K. C. Brown, R.P.L.S. No. 4664, dated December 15, 1998.

4.	Easements and rights, if any, relative to electric transformer pad and water meter as shown on survey prepared by K. C. Brown, R.P.L.S. No. 4664, dated December 15, 1998.

5.	Memorandum of Lease by and between Landlord and Tenant.

6.	Sublease by and between Tenant and Subtenant.

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EXHIBIT B-11: PERMITTED EXCEPTION

Facility Name: Dowlen Oaks

1.	Taxes and assessments not yet due and payable.

2.	Taxes and assessments not yet due and payable.

3.	Rights or claims of parties in possession, as residents only, with no purchase options and no rights of first refusal.

4.	Estate created by oil, gas and mineral lease granted to G. J. Lee in instrument dated October 1, 1932 recorded in Volume 371, Page 125 of the Deed Records of Jefferson County, Texas, and all terms, conditions and stipulations contained therein. Title to said lease has not been investigated subsequent to the date thereof. Waiver of surface use agreement filed November 9, 1992 under Clerk’s Film Code No. 104-51-2403 of the Real Property Records of Jefferson County, Texas.

5.	All oil, gas and other minerals of every character in and under the herein described property, reserved by Lorena Keith Crow, et al, in instrument recorded in Volume 1841, Page 222 of the Deed Records of Jefferson County, Texas, reference to which instrument is here made for all purposes. Title to said interest has not been investigated subsequent to the date thereof.

6.	All oil, gas and other minerals of every character in and under the herein described property, reserved by Robed O. Dowlen, et al, in instrument recorded under Clerk’s File No. 9319460, Film Code No. 104-86-1694 of the Real Property Records of Jefferson County, Texas, reference to which instrument is here made for all purposes. Title to said interest has not been investigated subsequent to the date thereof.

7.	Easement and rights, if any, relative to underground electric service lines, transformer pad, power pole, overhead electric service line, manholes, cleanouts, sanitary sewer manhole, gas meter, fire hydrant, water valve, water meters, Southwestern Bell Telephone pedestals, drainage grates, as shown on survey of Ronald R. Davis, R.P.L.S. No. 4465, dated November 12, 1998, last revised December 15, 1998.

8.	Memorandum of Lease by and between Landlord and Tenant.

9.	Sublease by and between Tenant and Subtenant.

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EXHIBIT B-12: PERMITTED EXCEPTION

Facility Name: Eastman Estates

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as residents only, with no purchase options and no rights of first refusal.

3.	Twenty (20’) easement across the southerly portion of subject property executed by Emeritus Corporation to Southwestern Electric Power Company, filed for record on November 6, 1996, recorded in Volume 3020, Page 244, Official Public Records, Gregg County, Texas and as shown on survey prepared by David R. Collins, R.P.L.S. No. 1954, dated November 18, 1998, last revised December 28, 1998.

4.	A twenty (20) foot Temporary Easement located in the Northwestern, Southwestern, Southeastern and Northeastern portions of lot, as shown on a plat filed for record in Volume 2947, Page 610, Public Official Records, Gregg County, Texas, and as shown on survey prepared by David R. Collins, R.P.L.S. No. 1954, dated November 18, 1998, last revised December 28, 1998.

5.	A ten (10) foot utility easement along the West line of the subject property, as shown on plat filed for record in Volume 2947, Page 610, Public Official Records, Gregg County, Texas, and as shown on the survey prepared by David R. Collins, R.P.L.S. No. 1954, dated November 18, 1998, last revised December 28, 1998.

6.	25’ building setback line along the West boundary line as shown on plat recorded in Volume 2947, Page 610, Public Official Records, Gregg County, Texas, and as shown on survey prepared by David R. Collins, R.P.L.S. No. 1954, dated November 18, 1998, last revised December 28, 1998.

7.	Access Agreement and Easement for Cable Service Right-of-Way executed by and between MediTrust Acquisition Corporation I, a Massachusetts corporation, and Longview Cable TV Company, Inc. recorded under County Clerk’s File No. 9815752, Official Public Records, Gregg County, Texas, and as noted on survey prepared by David R. Collins, R.P.L.S. No. 1954, dated November 18, 1998, last revised December 28, 1998.

8.	Right-of-Way executed by Longview Retirement Ltd. to Southwestern Electric Power Company recorded in Volume 1570, Page 346, Deed Records, Gregg County, Texas, and as shown on survey prepared by David R. Collins, R.P.L.S. No. 1954, dated November 18, 1998, last revised December 28, 1998.

9.	All rights of Lone Star Pipe Line Co. or assigns incident to Lone Star Pipe Line Co. pipelines and easements as located by indicators in area and as shown on survey prepared by David R. Collins, R.P.L.S. No. 1954, dated November 18, 1998, last revised December 28, 1998.

hcri\emeritus-ml\Lease-Amend - -9/28/04

10.	Mineral severance and the rights appurtenant thereto contained in instrument recorded in Volume 1426, Page 485, Deed Records, Gregg County, Texas. Title to said interest has not been investigated subsequent to the date of said instrument.

11.	Easements and rights, if any, relative to Open Storm Water Detention Pond, detention outfall and 12" RCP, 18" RCP as shown, cleanouts, fire hydrants, valve boxes, all as shown on survey prepared by David R. Collins, R.P.L.S. No. 1954, dated November 18, 1998, last revised December 28, 1998.

12.	Encroachment of brick planters and retaining wall over 20’ easement as shown on survey prepared by David R. Collins, R.P.L.S. No. 1954, dated November 18, 1998, last revised December 28, 1998.

13.	Terms and provisions of Bulk Discount Cable TV Service Agreement dated January 1, 2003, as evidenced by Memorandum of Agreement by and between Longview Cable Television Company, Inc. and AL Investors Longview LP, dated March 20, 2003, recorded under Clerk’s File No. 200306819, Official Public Records, Gregg County, Texas.

14.	Memorandum of Lease by and between Landlord and Tenant.

15.	Sublease by and between Tenant and Subtenant.

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EXHIBIT B-13: PERMITTED EXCEPTION

Facility Name: Saddleridge Lodge

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as residents only, with no purchase options and no rights of first refusal.

3.	Easement executed by James A. Lawson and Deane H. Stoltz to Texas Utilities Electric Company, dated December 15, 1994, recorded in Volume 1295, Page 589, Official Records, Midland County, Texas, and as shown on survey prepared by Max W. Richardson, R.P.L.S. No. 3506, dated November 10, 1998.

4.	Right of Way executed by MediTrust Acquisition Corp. I to Texas Utilities Electric Co., dated November 25, 1996, recorded in Volume 1446, Page 545 and re-filed in Volume 1470, Page 473, Official Records, Midland County, Texas and as shown on survey prepared by Max W. Richardson, R.P.L.S. No. 3506, dated November 10, 1998.

5.	Two 10-foot Utility Easements and a 25-foot easement as shown on Plat recorded in Cabinet F, Page 107, Plat Records, Midland County, Texas and as shown on survey prepared by Max W. Richardson, R.P.L.S. No. 3506, dated November 10, 1998.

6.	Easements and rights, if any, relative to sewer manholes, electric transformers as shown on survey prepared by Max W. Richardson, R.P.L.S. No. 3506, dated November 10, 1998.

7.	Memorandum of Lease by and between Landlord and Tenant.

8.	Sublease by and between Tenant and Subtenant.

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EXHIBIT B-14: PERMITTED EXCEPTION

Facility Name: Myrtlewood Estates

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as residents only, with no purchase options and no rights of first refusal.

3.	Multiple Dwelling Unit Right of Entry Private Easement Agreement dated July 28, 1997, between T.C.A. Management Company and Myrtlewood Estates, recorded in Volume 633, Page 466, Official Public Records of Real Property of Tom Green County, Texas, as amended by Amendment to the Multiple Dwelling Unit Right of Entry Private Easement Agreement, dated May 3, 2004, recorded in Volume 1106, Page 713, Official Public Records of Real Property, Tom Green County, Texas, as noted on survey of James G. Kimrey, R.P.L.S. No. 2319, dated November 12, 1998, last revised December 16, 1998.

4.	30-foot building setback line along Northerly boundary of said lot as shown on Plat recorded in Cabinet F, Slide 128, Plat Records, Tom Green County, Texas.

5.	10-foot building setback line along Southwest boundary of said lot as shown on Plat recorded in Cabinet F, Slide 128, Plat Records, Tom Green County, Texas.

6.	Easements and rights, if any, relative to the sewer line and cleanouts, grease traps, 4" gas line, transformer, 8" fire line, 4" domestic water line as shown on survey prepared by James G. Kimrey, R.P.L.S. No. 2319, dated November 12, 1998, last revised December 16, 1998 and reflected in Deed recorded in Volume 684, Page 552, Official Public Records of Real Property, Tom Green County, Texas.

7.	Memorandum of Lease by and between Landlord and Tenant.

8.	Sublease by and between Tenant and Subtenant.

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EXHIBIT B-15: PERMITTED EXCEPTION

Facility Name: Meadowlands Terrace

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as residents only, with no purchase options and no rights of first refusal.

3.	Easement from Freeman Booth, V. R. Allsup and wife, Louise Allsup to Brazos River Authority, dated May 27, 1970, recorded in Volume 1073, Page 601, Deed Records, McLennan County, Texas and as shown on survey prepared by Earl N. Strom, R.P.L.S. No. 4123, dated November 13, 1998, last revised January 13, 1999.

4.	One-half of all oil, gas and other minerals reserved in deed from Shirley Anne Booth et al, to Twin Rivers Partners, dated November 3, 1983, recorded in Volume 1458, Page 543, Deed Records, McLennan County, Texas. Title to said interest has not been investigated subsequent to the date of said instrument.

5.	A one-sixteenth non-participating royalty interest in deed from V. R. Allsup, et ux to Freeman Booth, dated October 25, 1962, recorded in Volume 910, Page 463, Deed Records, McLennan County, Texas. Title to said interest has not been investigated subsequent to the date of said instrument.

6.	Drainage and sanitary easement across the Southeast side of said lot; 100-year flood plain across lot as shown on Plat recorded in Volume 1847, Page 239, Deed Records, McLennan County, Texas and as shown on survey prepared by Earl N. Strom, R.P.L.S. No. 4123, dated November 13, 1998, last revised January 13, 1999.

7.	Easements and rights, if any, relative to Sanitary Sewer manholes, cleanouts, water valves, fire hydrants, drains, transformer pad, gas meter, 70’ high Transmission Tower, and guy wires, as shown on survey prepared by Earl N. Strom, R.P.L.S. No. 4123, dated November 13, 1998, last revised January 13, 1999.

8.	Encroachment by barbed wire fencing appurtenant to the real estate adjoining the Northeast corner of the property as shown on the survey prepared by Earl N. Strom, R.P.L.S. No. 4123, dated November 13, 1998, last revised January 13, 1999.

9.	Memorandum of Lease by and between Landlord and Tenant.

10.	Sublease by and between Tenant and Subtenant.

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EXHIBIT B-16: PERMITTED EXCEPTION

Facility Name: Lakeridge Place

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as residents only, with no purchase options and no rights of first refusal.

3.	Building Limit line twenty-five (25’) feet in width along the Northerly West property line, as shown on the Plat recorded in Volume 27, Pages 474-475, Plat Records of Wichita County, Texas, and as shown on survey prepared by Earl N. Strom, R.P.L.S. No. 4123, dated November 12, 1998, last revised December 28, 1998.

4.	Terms, provisions and conditions of the reservation of a 1/16th interest in and to all of the oil, gas and other minerals in, on or under the subject property, as retained in instrument recorded in Volume 415, Page 434, Deed Records, Wichita County, Texas, together with all rights incident to the owners and lessees of the mineral estate. Title to said interest has not been investigated subsequent to the date of the said instrument.

5.	Utility Easement ten (10’) feet wide along the North, South, East and West property lines, as shown on the Plat recorded in Volume 27, Pages 474-475, Plat Records of Wichita County, Texas, and as shown on survey prepared by Earl N. Strom, R.P.L.S. No. 4123, dated November 12, 1998, last revised December 28, 1998.

6.	Drainage and Utility Easement fifteen (15’) feet in width as shown on Plat recorded in Volume 27, Pages 474-475, Plat Records of Wichita County, Texas, and as shown on survey prepared by Earl N. Strom, R.P.L.S. No. 4123, dated November 12, 1998, last revised December 28, 1998.

7.	Detention Facilities Agreement between City of Wichita Falls and MediTrust Acquisition Corporation I, as recorded in Volume 1881, Page 895 of the Official Public Records of Wichita County, Texas, and as shown on survey prepared by Earl N. Strom, R.P.L.S. No. 4123, dated November 12, 1998, last revised December 28, 1998.

8.	Easements and rights, if any, relative to 4’ wide concrete valley gutter, water valve and water service vault, cleanouts and grease traps as shown on survey prepared by Earl N. Strom, R.P.L.S. No. 4123, dated November 12, 1998, last revised December 28, 1998.

9.	Memorandum of Lease by and between Landlord and Tenant.

10.	Sublease by and between Tenant and Subtenant.

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EXHIBIT B-17: PERMITTED EXCEPTION

Facility Name: Emeritus Estates

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as residents only, with no purchase options and no rights of first refusal.

3.	Said property is included within the boundaries of Weber County, Ben Lomond Cemetery District, the Central Weber Sewer Improvement District, Ogden City, the Ogden City Schools District and the Weber Basin Water Conservancy District (Special), and is subject to any charges and assessments levied by them as a result of services provided.

4.	Right-of-Way Easement to The Mountain States Telephone and Telegraph Company, dated January 29, 1980 and recorded in Book 1346, Page 750 in the Office of the Recorder of Weber County, Utah.

5.	Sanitary Sewer and Storm Drainage Facilities Easement and Agreement by and between MediTrust Acquisition Corporation I and Ogden City, dated May 29, 1997 and recorded May 30, 1997 as Entry No. 1474532 in Book 1864, Page 1846 in the Office of the Recorder of Weber County, Utah.

6.	Drainage Facilities Easement and Agreement by and between MediTrust Company LLC and Ogden City, dated June 12, 1998 and recorded July 15, 1998 as Entry No. 1559958 in Book 1941, Page 2174 in the Office of the Recorder of Weber County, Utah.

7.	The following matters as disclosed on survey prepared by Reeve & Reeve, Inc., Project No. 2667-01, dated November 3, 1996 and last revised April 28, 1997:

a.	Encroachment of a reinforced concrete pipe for storm drainage near the South line of Parcel 1. (No easement of record.)
b.	Encroachment of an asphalt road on the Southeast portion of Parcel 1 on a portion of vacated Ogden Avenue for access to Mount Eyrie Apartments. (No easement of record.)
c.	Encroachment of an eight (8) inch sanitary sewer pipe, together with two sanitary sewer manholes on the eastern portion of Parcel 1. (No easement of record.)
d.	Encroachment of a sanitary sewer manhole on the Western property line. (No easement of record.)

8.	Memorandum of Lease by and between Landlord and Tenant.

9.	Pavement License Agreement by and among Landlord, Tenant and Mt. Eyrie Apartments Limited.

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EXHIBIT B-18: PERMITTED EXCEPTION

Facility Name: Harbour Pointe Shores

1.	Taxes and assessments not yet due and payable.

2.	Rights or claims of parties in possession, as residents only, with no purchase options and no rights of first refusal.

3.	Terms and provisions of the Amendments to Restrictive Covenants recorded on October 30, 1989, under Auditor’s File No. 891030041, Microfilm No. 89 25815 providing for the payment of such dues and assessments of Ocean Shores Community Club, Inc. as shall be levied in accordance thereto. All assessments and dues are paid current as of the date of the policy.

4.	Reservations of all oil and mineral rights as contained in the Contract between Ralph Minard and Ruth Minard, his wife, and Clara Louise Minard, a single woman, as sellers, and Ocean Shores Estates, Inc., a Washington corporation, as purchaser, dated January 22, 1960, filed June 20, 1960, as Fee No. 64580, and recorded in Volume 403 of Deeds, Page 339, records of Grays Harbor County.

Said Contract amended by instrument recorded February 17, 1967, under Auditor’s File No. 182488.

5.	Restrictive Covenants affecting Division No. 15, appearing on the face of the Plat recorded in Volume 8 of Plats, Pages 141 through 144, records of Grays Harbor County.

6.	Reservation of easement for installation and maintenance of utilities and drainage facilities and 5 foot utility and drainage easement adjacent to the rear and side lot line, as provided for in plat recorded in Volume 8, Pages 141-144.

7.	Subject to a 25 foot pedestrian access easement along the existing rock bulkhead as disclosed by Short Plat recorded July 2, 1996 in Volume 4 of Short Plats, Page 105, records of Grays Harbor County.

8.	Any prohibition or limitation on the use, occupancy or improvements of the land resulting from the rights of the public or riparian owners to use any waters which may cover the land or to use any portion of the land which is now or may formerly have been covered by water.

9.	Memorandum of Lease by and between Landlord and Tenant.

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EXHIBIT C: FACILITY INFORMATION

Facility Name Licensed Operator	Street Address County	Facility Type (per license) Beds/Units
The Terrace ("Grand Terrace Facility") Emeritus Corporation	22325 Barton Road Grand Terrace, CA 92313 County: San Bernardino	Assisted Living 150 licensed beds 87 units
Gardens at White Chapel ("Newark Facility") Emeritus Corporation	200 E. Village Road Newark, DE 19713 County: New Castle	Assisted Living ___ licensed beds 97 units
Barrington Place ("Lecanto Facility") Emeritus Corporation	2341 W. Norvell Bryant Hwy. Lecanto, FL 34461 County: Citrus	Assisted Living 110 licensed beds 80 units
Pavilion at Crossing Pointe ("Orlando Facility") Emeritus Corporation	9309 S. Orange Blossom Trail Orlando, FL 32837 County: Orange	Assisted Living 140 licensed beds 178 units
Springtree ("Sunrise Facility") Emeritus Corporation	4201 Springtree Drive Sunrise, FL 33351 County: Broward	Assisted Living 246 licensed beds 184 units
Elm Grove ("Hutchinson Facility") Emeritus Corporation	2416 Brentwood Hutchinson, KS 67502 County: Reno	Assisted Living 226 licensed beds 120 units
Woodmark at Summit Ridge ("Reno Facility") Emeritus Corporation	5165 Summit Ridge Road Reno, NV 89523 County: Washoe	Assisted Living 109 licensed beds 91 units
Brookside Estates ("Middleburg Heights Facility") Emeritus Corporation LLC	15435 Bagley Road Middleburg Heights, OH 44130 County: Cuyahoga	Assisted Living 105 licensed beds 86 units
Bellaire Place ("Greenville Facility") Emeritus Corporation	23 Southpointe Drive Greenville, SC 29607 County: Greenville	Assisted Living 162 licensed beds 81 units
Seville Estates ("Amarillo Facility") ESC IV, L.P.	7401 Seville Drive Amarillo, TX 79121 County: Randall	Assisted Living 91 licensed beds 44 units
Dowlen Oaks ("Beaumont Facility") ESC IV, L.P.	2250 N. Dowlen Road Beaumont, TX 77706 County: Jefferson	Assisted Living 87 licensed beds 80 units
Eastman Estates ("Longview Facility") ESC IV, L.P.	2920 N. Eastman Road Longview, TX 75605 County: Gregg	Assisted Living 80 licensed beds 71 units
Saddleridge Lodge ("Midland Facility") ESC IV, L.P.	1808 W. Loop 250 North Midland, TX 79705 County: Midland	Assisted Living 87 licensed beds 80 units
Myrtlewood Estates ("San Angelo Facility") ESC IV, L.P.	2695 Valleyview Boulevard San Angelo, TX 76904 County: Tom Green	Assisted Living 171 licensed beds 73 units
Meadowlands Terrace ("Waco Facility") ESC IV, L.P.	3801 Martin Luther King Jr. Boulevard Waco, TX 76708 County: McLennan	Assisted Living 101 licensed beds 72 units
Lakeridge Place ("Wichita Falls Facility") ESC IV, L.P.	2649 Plaza Parkway Wichita Falls, TX 76309 County: Wichita	Assisted Living 188 licensed beds 78 units
Emeritus Estates ("Ogden Facility") Emeritus Corporation	1340 N. Washington Boulevard Ogden, UT 84404 County: Weber	Assisted Living 126 licensed beds 78 units
Harbour Pointe Shores ("Ocean Shores Facility") Emeritus Corporation	1020 Catala Avenue SE Ocean Shores, WA 98569 County: Grays Harbor	Assisted Living 50 licensed beds 48 units

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EXHIBIT D: LANDLORD’S PERSONAL PROPERTY

CONSISTING OF EXHIBIT D-1 THROUGH EXHIBIT D-18

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EXHIBIT E: DOCUMENTS TO BE DELIVERED

Tenant shall deliver each of the following documents to Landlord, to the extent applicable, no later than the date specified for each document:

1.    Annual Financial Statement of Tenant (audited) and Facility Financial Statement (audited) - within 90 days after the end of each fiscal year.

2.    Annual Facility Budget and Annual Budget not later than fiscal year end.

3.    Quarterly Variance Report for each Facility, including occupancy, census, capital expenditures and operating revenues and expenses by line item with a detailed explanation of the cause of all material variances from the Annual Facility Budget (i.e., more than 10% for that line item) and a description of Tenant’s plans for eliminating all material variances - within 45 days after the end of each quarter.

4.    Quarterly Update to Annual Budget (on a 12-month rolling forward period) - within 45 days after the end of each quarter.

5.    Quarterly Healthcare Integrity and Protection Data Bank (HIPDB) Report (dated not earlier than the end of the quarter) - within 45 days after the end of each quarter.

6.    Quarterly Updates to Operator Profile of Tenant, including a review of the Profile prepared by Landlord and identification of all changes to the Profile to reflect the current situation - within 45 days after the end of each quarter.

7.    Periodic Financial Statement of Tenant (unaudited) - within 45 days after the end of each quarter.

8.    Monthly Facility Financial Statement (unaudited) - within 30 days after the end of each month.

9.    Tenant’s Certificate and Annual or Quarterly Facility Financial Report (Exhibit F) - with each delivery of Tenant’s financial statements.

10.    Annual Facility Financial Report (based upon internal financial records) - within 60 days after the end of each fiscal year.

11.    Annual Financial Statement of Individual Guarantor - within 90 days after the end of each calendar year.

12.    The most recent Periodic Financial Statement of Individual Guarantor - upon request of Landlord.

13.    Federal tax return of Tenant, with Subtenant included on a consolidated basis and of Painted Post Properties, Inc. - within 15 days after the filing of the return. If the filing date is extended, also provide a copy of the extension application within 15 days after filing.

14.    If applicable, Medicaid cost reports for each Facility - within 15 days after filing of the report with the State agency.

15.    State and federal health care survey and inspection reports, inspector exit interview notes and report (if delivered to Tenant or Subtenant), plans of correction, re-survey reports, evidence of annual license renewal - within 30 days after receipt by Tenant or Subtenant, HIPDB adverse action report, notice of licensure deficiencies or commencement of licensure revocation or decertification proceeding, notice of admissions ban, issuance of a provisional or temporary license and all correspondence regarding any of the foregoing for each Facility - within five days after receipt by Tenant or Subtenant.

16.    Real estate taxes

(a)    Copy of invoice and check - within five days after the due date; and

(b)    Copy of official receipt or other satisfactory evidence of payment - within 30 days after the due date.

17.    Certificate of insurance renewal, current Certificate of Compliance from insurance agent and evidence of payment of premium - at least 30 days prior to the expiration of each policy.

18.    Facility information: [i] a security deposit report, including resident name, date of move-in, security deposit, and corresponding security deposit bank account balance, with a monthly update of any changes; [ii] a report accounting for all resident trust funds, including corresponding trust fund deposit bank accounts; [iii] a schedule and copies of any equipment leases and financings, including vendor, equipment descriptions, monthly payment, rate and maturity, with a monthly update of any changes and the required nondisturbance agreement if the original cost of the equipment exceeds $50,000.00; [iv] a schedule of all utility providers and utility deposits; [v] a list of all rent concessions, including, but not limited to, free rent, rent reduction, community fee waivers, rate locks, rate guaranties and waivers of security deposits; [vi] a copy of each private pay resident’s occupancy agreement and each Facility’s form of agreement; [vii] a schedule of all employee vacation and sick days; and [viii] employee policies and procedures handbook, including employee benefits - current and annually updated reports, schedules and copies to be delivered upon request.

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EXHIBIT F: TENANT’S CERTIFICATE
AND FACILITY FINANCIAL REPORTS

Report Period:    Commencing _______________ and ending _______________

Lease:    Lease made by Health Care REIT, Inc., HCRI Nevada Properties, Inc., HCRI Kansas Properties, LLC and HCRI Texas Properties, Ltd. (collectively called "Landlord") to Emeritus Corporation ("Tenant")

Tenant hereby certifies to Landlord to the best of Tenant’s knowledge as follows:

1.    The attached [specify audited or unaudited and annual or quarterly, and if consolidated, so state] financial statements of Tenant [i] have been prepared in accordance with generally accepted accounting principles consistently applied; [ii] have been prepared in a manner substantially consistent with prior financial statements submitted to Landlord; and [iii] fairly present the financial condition and performance of Tenant in all material respects.

2.    The attached [Annual or Quarterly] Facility Financial Report and Facility Accounts Receivable Aging Report for the Report Period is complete, true and accurate and has been prepared in a manner substantially consistent with prior schedules submitted to Landlord. As set forth in the [Annual or Quarterly] Facility Financial Report, Tenant has maintained the Portfolio Coverage Ratio for the Report Period as required under the Lease between Tenant and Landlord.

3.    To the best of my knowledge, Tenant was in compliance with all of the provisions of the Lease and all other documents executed by Tenant in connection with the Lease at all times during the Report Period, and no default, or any event which with the passage of time or the giving of notice or both would constitute a default, has occurred under the Lease.

Executed this ___ day of _______________, _____.

Name:

Title:

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ANNUAL FACILITY FINANCIAL REPORT

Facility Name:
Facility Address:

Report Period:    Twelve (12) months beginning _______________ and ending _______________. All information reported should be for this period only.

Occupancy Data		Census Data	% Resident Days	% Revenues
Total Beds/Units:	_______	Medicaid:	_______%	_______%
Total Available Days:	_______	Medicare:	_______%	_______%
Total Occupied Days:	_______	Private & Other:	_______%	_______%
Occupancy Percentage:	_______%	Total:	_______%	_______%

OPERATING DATA

1.    Gross Revenues$

2.    Contractual Allowances$

3.    Net Revenues$

4.	Operating Expenses(before interest, lease/rent, depreciation,
amortization and management fees)    $

5.    Net Operating Income$

6.    Interest Expense$

7.    Lease/Rent Expense$

8.    Depreciation Expense$

9.    Amortization Expense$

10.    Management Fees$

11.    Management Fees (as a percent of Gross Revenues) %

12.    Overhead Allocation (if applicable)$

13.    Other (identify)$

14.    Income Taxes$

15.    Net Income (amount should agree with the facility’s financial statements)$

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FINANCING DATA
(Note: This data breaks out Items 6 and 7 above.)

	Related to HCN	All Other Leases and/or Debt	Total
Lease Payments	_________	_________	________
Interest Payments	_________	_________	________
Principal Payments (if any)	_________	_________	________
	$	$	$

COVERAGE RATIO

1.    Net Operating Income$______________

2.    Less Imputed Management Fee
( _____% of gross revenues)(______________)

3.    Less Imputed Replacement Reserve for period
($_________ per bed [or unit] per year)(______________)

4.    Adjusted Net Operating Income$______________

5.    Loan/Lease Payments to HCN$______________

6.    Actual Coverage Ratio (Line 4 ÷ Line 5)______________

7.    Minimum Coverage Ratio (per Lease Agreement)______________

CURRENT RATIO
[*DELETE IF NOT APPLICABLE]

1.    Current Assets$______________

2.    Current Liabilities$______________

3.    Actual Current Ratio (Line 1 ÷ Line 2)______________

4.    Minimum Current Ratio (per Lease Agreement)______________

Tenant/Subtenant hereby certifies that the foregoing is true and accurate.

Date:

Name:Phone Number:

Title:

hcri\emeritus-ml2\lease - -9/28/04

QUARTERLY FACILITY FINANCIAL REPORT

Facility Name:
Facility Address:

Report Period:	Three (3) months beginning _______________ and ending _______________. All information reported should be for this period only.

Occupancy Data		Census Data	% Resident Days	% Revenues
Total Beds/Units:	_______	Medicaid:	_______%	_______%
Total Available Days:	_______	Medicare:	_______%	_______%
Total Occupied Days:	_______	Private & Other:	_______%	_______%
Occupancy Percentage:	_______%	Total:	_______%	_______%

OPERATING DATA

1.    Gross Revenues$

2.    Contractual Allowances$

3.    Net Revenues$

4.	Operating Expenses (before interest, lease/rent, depreciation,
amortization and management fees)    $

5.    Net Operating Income$

6.    Interest Expense$

7.    Lease/Rent Expense$

8.    Depreciation Expense$

9.    Amortization Expense$

10.    Management Fees$

11.    Management Fees (as a percent of Gross Revenues) %

12.    Overhead Allocation (if applicable)$

13.    Other (identify)$

14.    Income Taxes$

15.    Net Income (amount should agree with the facility’s financial statements)$

hcri\emeritus-ml2\lease - -9/28/04

FINANCING DATA
(Note: This data breaks out Items 6 and 7 above.)

	Related to HCN	All Other Leases and/or Debt	Total
Lease Payments	_________	_________	________
Interest Payments	_________	_________	________
Principal Payments (if any)	_________	_________	________
	$	$	$

COVERAGE RATIO

1.    Net Operating Income$______________

2.    Less Imputed Management Fee
( _____% of gross revenues)(______________)

3.    Less Imputed Replacement Reserve for period
($_________ per bed [or unit] per year)(______________)

4.    Adjusted Net Operating Income$______________

5.    Loan/Lease Payments to HCN$______________

6.    Actual Coverage Ratio (Line 4 ÷ Line 5)______________

7.    Minimum Coverage Ratio (per Lease Agreement)______________

CURRENT RATIO
[*DELETE IF NOT APPLICABLE]

1.    Current Assets$______________

2.    Current Liabilities$______________

3.    Actual Current Ratio (Line 1 ÷ Line 2)______________

4.    Minimum Current Ratio (per Lease Agreement)______________

Tenant/Subtenant hereby certifies that the foregoing is true and accurate.

Date:

Name:Phone Number:

Title:

hcri\emeritus-ml2\lease9/28/04

QUARTERLY FACILITY ACCOUNTS RECEIVABLE AGING REPORT

Facility Name:

Facility Address:

Accounts Receivable Aging as of ____________ (most recent quarter ended)

PAYOR	0-30 DAYS%	31-60 DAYS%	61-90 DAYS%	OVER 90 DAYS%	TOTALS%
Medicaid	$______________%	$______________%	$______________%	$______________%	$______________%
Medicare	$______________%	$______________%	$______________%	$______________%	$______________%
Commercial Insurance	$______________%	$______________%	$______________%	$______________%	$______________%
Other -_____________	$______________%	$______________%	$______________%	$______________%	$______________%
TOTALS	$__________100%	$__________100%	$__________100%	$__________100%	$__________100%

% OF TOTALS $	___________%	___________%	___________%	___________%	100%

Accounts Receivable Aging as of ____________ (2nd recent quarter ended)

PAYOR	0-30 DAYS%	31-60 DAYS%	61-90 DAYS%	OVER 90 DAYS%	TOTALS%
Medicaid	$______________%	$______________%	$______________%	$______________%	$______________%
Medicare	$______________%	$______________%	$______________%	$______________%	$______________%
Commercial Insurance	$______________%	$______________%	$______________%	$______________%	$______________%
Other -_____________	$______________%	$______________%	$______________%	$______________%	$______________%
TOTALS	$__________100%	$__________100%	$__________100%	$__________100%	$__________100%

% OF TOTALS $	___________%	___________%	___________%	___________%	100%

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EXHIBIT G: GOVERNMENT AUTHORIZATIONS
TO BE OBTAINED; ZONING PERMITS

ZONING

The Terrace; Grand Terrace, California

The City of Grand Terrace granted Conditional Use Permit 85-09-A1/E-96-07 for the Terrace on July 31, 1996. The City issued a zoning letter to Emeritus Corporation dated September 21, 2004 that provided that (i) building permits were issued in 1996 for remodeling and/or improvement work that may not have been finalized by the Housing/Building Department and (ii) a right of way dedication along Reed Street in relationship to a lot line adjustment approved in 1996 is outstanding.

Gardens at White Chapel; Newark, Delaware

The City of Newark granted a special use permit so that Gardens at While Chapel could exceed the height restriction of three stories.

Elm Grove; Hutchinson, Kansas

The City of Hutchinson granted Special Use Permit 95/SUP/08 for Elm Grove on July 19, 1995.

Bellaire Place; Greenville, SC

In 1998, the County of Greenville granted a 1.2-foot variance from the 30-foot front setback for Bellaire Place.

Seville Estates; Amarillo, TX

In 1996 the City of Amarillo granted Specific Use Permit No. 96 for Seville Estates.

Meadowlands Terrace; Waco, TX

In 1998 the City of Waco granted a special permit to AL Investors Waco, LP for Meadowlands Terrace. On September 23, 2004 HCRI Texas Properties, Ltd. applied for a special permit.

Lakeridge Place; Wichita Falls, TX

The City of Wichita Falls granted a variance dated April 19, 1996 to waive the screening requirements of Section 4620 of the City’s Zoning Ordinance.

Emeritus Estates; Ogden, UT

The City of Ogden granted a Conditional Use Permit dated March 19, 1997. On October 21, 1998 the City required the completion of the construction of a screening berm and is holding $3,000 in escrow to ensure completion of the construction.

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ACCESS

Bellaire Place; Greenville, SC

Access from Bellaire Place to Bell Road, a public street, is through Southpointe Drive, a private road.

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EXHIBIT H: PENDING LITIGATION

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EXHIBIT I: LIST OF LEASES AND CONTRACTS

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EXHIBIT J: WIRE TRANSFER INSTRUCTIONS

HEALTH CARE REIT, INC.

WIRE TRANSFER INSTRUCTIONS

Bank:	KeyBank Cleveland, Ohio

ABA Number:	041001039

Account Name:	Health Care REIT, Inc.

Account Number:	353321001011

Notify:	Michael A. Crabtree

Phone:	(419) 247-2800

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EXHIBIT K: FINANCIAL STATEMENTS

FINANCIALS DELIVERED TO LANDLORD

[TO BE UPDATED BY TENANT]

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EXHIBIT L: PAYMENT OF WORKING CAPITAL LOAN

Acquisition of any one of the following Facilities:	Amount of Working Capital Loan Due

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EXHIBIT M: CONTINGENT PAYMENT REQUEST

_______________, 20___

One SeaGate, Suite 1500
P.O. Box 1475
Toledo, Ohio 43603-1475

Attention: Erin C. Ibele

Re:	Master Lease Agreement, as amended (the "Lease") between Emeritus Corporation ("Tenant") and Health Care REIT, Inc., HCRI Nevada Properties, Inc., HCRI Kansas Properties, LLC and HCRI Texas Properties, Ltd. (collectively called "Landlord")

Dear Ms. Ibele:

Tenant hereby requests a payment in the amount of $_______________ to be made on _______________, 20___. All terms used in this request are defined in the Lease and have the meanings given in the Lease.

Tenant hereby certifies to that:

1.    At the date hereof, no Event of Default has occurred and is continuing, and no event known to Tenant has occurred which, upon the service of notice and/or the lapse of time, would constitute an Event of Default.

2.    All conditions to the requested Contingent Payment have been satisfied.

Tenant hereby authorizes you to disburse the proceeds of this payment directly to Tenant. Tenant covenants and agrees that the proceeds will be paid to the parties shown on the attached schedule (if applicable).

By:

Title:

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[ATTACH DOCUMENTATION REGARDING
USE OF PROCEEDS IF REQUIRED]

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EXHIBIT N: ANNUAL CAPITAL EXPENDITURE CERTIFICATE

[Obtain Excel spreadsheet form from HCN]

Report Period:    Commencing _______________ and ending _______________

Lease:    Master Lease ("Lease") made by Health Care REIT, Inc., HCRI Nevada Properties, Inc., HCRI Kansas Properties, LLC and HCRI Texas Properties, Ltd. (collectively called "Landlord") to Emeritus Corporation ("Tenant")

Tenant hereby certifies to Landlord that the attached Annual Capital Expenditure Certificate is true, complete and accurate. To the extent that the total required amount was not expended in the reported year, Tenant hereby certifies that such variance amount has been deposited into a reserve account to be used solely for future Qualified Capital Expenditures for the Facilities.

Executed this ___ day of _______________, _____.

Name:

Title:

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